FREE WRITING PROSPECTUS

The issuing entity has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the base prospectus in that registration statement and other documents the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuing entity, any underwriter or any dealer participating in the offering will arrange to send you the base prospectus if you request it by calling toll-free 1-866-803-9204. Please click here http://www.bearstearns.com/prospectus/bsabs or visit the website www.bearstearns.com/prospectus/bsabs for a copy of the base prospectus applicable to this offering.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The securities referred to in this free writing prospectus are being offered when, as and if issued. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the issuing entity nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

$651,586,000
(Approximate)

Greenpoint Mortgage Funding Trust 2007-HE1
Issuing Entity
Mortgage-Backed Notes, Series 2007-HE1
EMC Mortgage Corporation
Sponsor
LaSalle Bank National Association
Master Servicer and Securities Administrator
Bear Stearns Asset Backed Securities I LLC
Depositor
________________

The issuing entity is offering the following classes of notes pursuant to this free writing prospectus and the base prospectus:

Class	Original Note Principal Balance (4)	Note Interest Rate	Class	Original Note Principal Balance (4)	Note Interest Rate
Class A	$514,234,000	(1)(2)(3)	Class M-5	$16,081,000	(1)(2)(3)
Class M-1	$29,145,000	(1)(2)(3)	Class M-6	$8,040,000	(1)(2)(3)
Class M-2	$29,480,000	(1)(2)(3)	Class B-1	$10,050,000	(1)(2)(3)
Class M-3	$13,400,000	(1)(2)(3)	Class B-2	$9,046,000	(1)(2)(3)
Class M-4	$12,730,000	(1)(2)(3)	Class B-3	$9,380,000	(1)(2)(3)

(1) The note interest rates on these classes of notes are adjustable or variable rates as described under “Summary—Description of the Notes—Note Interest Rates” in this free writing prospectus.
(2) Subject to a cap as described in this free writing prospectus.
(3) Subject to a step-up if the optional termination right is not exercised.
(4)  Approximate. The initial note principal balance of each class is subject to a variance of plus or minus 10%.

The notes represent obligations of a trust, the assets of which consist of adjustable-rate, first and second lien home equity lines of credit.

Credit enhancement will be provided by:
•  excess spread generated from the HELOCs;
•  overcollateralization with respect to the HELOCs;
•  with respect to the Class A Notes, subordination of the Class M Notes and the Class B Notes, with respect to the Class M Notes, subordination of the Class M Notes with a higher numerical designation and the Class B Notes and with respect to the Class B Notes, subordination of the Class B Notes with a higher numerical designation.

The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

Bear, Stearns & Co. Inc., as the underwriter, will offer the notes listed above at varying prices to be determined at the time of sale.

The underwriter will deliver to purchasers of the notes in book-entry form only through the facilities of The Depository Trust Company, Clearstream and Euroclear, in each case, on or about February 21, 2007.

Bear, Stearns & Co. Inc.
The date of this free writing prospectus is February 15, 2007
For use with the base prospectus dated December 18, 2006

TABLE OF CONTENTS

FREE WRITING PROSPECTUS

SUMMARY
TRANSACTION STRUCTURE
RISK FACTORS
THE MORTGAGE POOL
STATIC POOL INFORMATION
THE ISSUING ENTITY
THE DEPOSITOR
THE SPONSOR
INTEREST COVERAGE ACCOUNT
MASTER SERVICING AND SERVICING OF HELOCS
DESCRIPTION OF THE NOTES
INDENTURE
YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS
USE OF PROCEEDS
FEDERAL INCOME TAX CONSEQUENCES
STATE AND OTHER TAXES
ERISA CONSIDERATIONS
LEGAL MATTERS
AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS
RATINGS
LEGAL INVESTMENT
AVAILABLE INFORMATION
SCHEDULE A
ANNEX I
GLOBAL CLEARANCE, SETTLEMENT, AND TAX DOCUMENTATION PROCEDURES

PROSPECTUS

RISK FACTORS
DESCRIPTION OF THE SECURITIES
THE TRUST FUNDS
CREDIT ENHANCEMENT
SERVICING OF LOANS
THE AGREEMENTS
MATERIAL LEGAL ASPECTS OF THE LOANS.
THE SPONSOR
THE DEPOSITOR
USE OF PROCEEDS
MATERIAL FEDERAL INCOME TAX CONSIDERATIONS
REPORTABLE TRANSACTION
STATE AND LOCAL TAX CONSIDERATIONS
ERISA CONSIDERATIONS
METHOD OF DISTRIBUTION
LEGAL MATTERS
FINANCIAL INFORMATION
AVAILABLE INFORMATION
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
RATINGS
LEGAL INVESTMENT CONSIDERATIONS
PLAN OF DISTRIBUTION
GLOSSARY OF TERMS

Important Notice About Information Presented In This
Free Writing Prospectus And The Base Prospectus

We describe the notes in two separate documents that provide varying levels of detail: (a) the base prospectus, which provides general information, some of which may not apply to your notes and (b) this free writing prospectus, which describes the specific terms of your notes. The description of your notes in this free writing prospectus is intended to enhance the related description in the base prospectus and you are encouraged to rely on the information in this free writing prospectus as providing additional detail not available in the base prospectus.

Annex I and Schedule A are incorporated into and are a part of this free writing prospectus as if fully set forth in this free writing prospectus.

Cross-references are included in this free writing prospectus and the base prospectus to captions in these materials where you can find further discussions about related topics. The table of contents on page 3 above provides the pages on which these captions are located.

You can find a listing of the pages where certain capitalized and other terms used in this free writing prospectus and the base prospectus are defined under the captions “Glossary” and “Index of Defined Terms” in this free writing prospectus or under the caption “Glossary of Terms” in the base prospectus.

SUMMARY

•
This summary highlights selected information from this document and does not contain all of the information that you need to consider when making your investment decision. To understand all of the terms of an offering of the notes, you are encouraged to read this entire document and the base prospectus carefully.

•
Certain statements contained in or incorporated by reference in this free writing prospectus and the base prospectus consist of forward-looking statements relating to future economic performance or projections and other financial items. These statements can be identified by the use of forward-looking words such as “may,” “will,” “should,” “expects,” “believes,” “anticipates,” “estimates,” or other comparable words. Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results. Those risks and uncertainties include, among others, general economic and business conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond our control. Because we cannot predict the future, what actually happens may be very different from what is contained in our forward-looking statements.

Trust

The depositor will establish a trust with respect to the Mortgage-Backed Notes, Series 2007-HE1, pursuant to a trust agreement, dated as of February 13, 2007 between the depositor and the owner trustee, as amended by the trust agreement to be dated as of February 21, 2007, among the depositor, the owner trustee and the securities administrator. On the closing date, pursuant to an indenture, among the issuing entity, the indenture trustee and the securities administrator, Greenpoint Mortgage Funding Trust 2007-HE1 will issue eleven classes of notes, ten of which are being offered by this free writing prospectus and the base prospectus. The assets of the issuing entity that will support the notes will consist of a pool of adjustable-rate, first and second lien home equity lines of credit, or HELOCs.

Originator

Greenpoint Mortgage Funding, Inc.

Servicer

Greenpoint Mortgage Funding, Inc.

Depositor

Bear Stearns Asset Backed Securities I LLC, a Delaware limited liability company and a limited purpose finance subsidiary of The Bear Stearns Companies Inc. and an affiliate of Bear, Stearns & Co. Inc.

Sponsor and Seller

EMC Mortgage Corporation, in its capacity as HELOC seller, a Delaware corporation and an affiliate of the depositor and the underwriter, which will sell the HELOCs to the depositor.

Master Servicer and Securities Administrator

LaSalle Bank National Association, a national banking association organized under the laws of the United States.

Indenture Trustee

Citibank, N.A., a national banking association organized under the laws of the United States.

Owner Trustee

Wilmington Trust Company, a Delaware banking corporation acting not in its individual capacity, but solely as owner trustee under the trust agreement.

Issuing Entity

Greenpoint Mortgage Funding Trust 2007-HE1, a Delaware statutory trust.

Indenture

The indenture among the issuing entity, the indenture trustee and the securities administrator, under which the trust will issue the notes.

Cut-off Date

The close of business on February 1, 2007. All statistical information regarding the HELOCs in this free writing prospectus is based on the aggregate principal balance of the HELOCs as of the cut-off date, unless otherwise specified in this free writing prospectus.

Closing Date

On or about February 21, 2007.

HELOCs

The HELOCs will consist of home equity lines of credit loans made under certain home equity revolving credit loan agreements secured by first and second lien mortgages on residential properties with initial draw periods of five, ten or fifteen years limited to interest only payments, followed by a ten or fifteen year amortized repayment period.

Some of the HELOCs require repayment of the principal amount outstanding at the end of the draw period. During the applicable draw period, each borrower may borrow additional amounts from time to time up to the maximum amount of that borrower’s line of credit. If borrowed amounts are repaid, they may again be borrowed during the applicable draw period. The principal balance of a HELOC on any day is equal to its cut-off date principal balance, plus any additional borrowings on that loan, minus all collections credited against the principal balance of that HELOC before that day.

On the closing date, the depositor will pay to the securities administrator for deposit in an account, referred to in this free writing prospectus as the interest coverage account, an amount which will be applied by the securities administrator to cover interest shortfalls and basis risk shortfalls with respect to the first payment date in the amount of interest generated by the HELOCs. Any amounts remaining in the interest coverage account after the first payment date will be payable to the depositor or its designee.

All percentages, amounts and time periods with respect to the characteristics of the HELOCs shown in this free writing prospectus and in Schedule A to this free writing prospectus are subject to a variance of plus or minus 10%.

The following table summarizes the approximate characteristics of all of the HELOCs as of the cut-off date:

Number of HELOCs:	9,950
Aggregate principal balance:	$670,012,918
Average drawn balance:	$67,338
Average credit limit:	$74,058
Weighted average credit limit utilization rate:(1)	90.93%
Current weighted average coupon:	10.241%
Weighted average margin:	2.022%
Weighted average seasoning (months):	5
Weighted average remaining term to stated maturity (months):	186
Weighted average remaining draw term to stated maturity (months):	65
Weighted average combined loan-to-value ratio:	90.62%
Weighted average credit score:	701
Lien position (%first/% junior):	0.04%/99.96%

(1) Weighted by credit limit amount.

Description of the Notes

The trust will issue ten classes of notes which are being offered by this free writing prospectus and the base prospectus. The Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 Notes are the only classes of such offered notes. In addition, the trust will issue the Class B-4 Notes, which are not being offered by this free writing prospectus.

We sometimes refer to the Class A Notes in this free writing prospectus as the senior notes.

We sometimes refer to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Notes collectively in this free writing prospectus as the Class M Notes.

We sometimes refer to the Class B-1, Class B-2, Class B-3 and Class B-4 Notes collectively in this free writing prospectus as the Class B Notes, and collectively with the Class M Notes, the subordinated notes.

We sometimes refer to the senior notes and the subordinated notes together in this free writing prospectus as the notes.

The last scheduled payment date for the notes is the payment date in December 2031.

Certificates

In addition to the notes, the trust will also issue (i) the Class S Certificates, (ii) the Class E Certificates, (iii) the Class R Certificates and (iv) the Class X Certificates. We sometimes refer to the Class S Certificates and Class R Certificates together in this free writing prospectus as the residual certificates.

None of the certificates are being offered by this free writing prospectus.

Record Date

For each class of notes, the business day preceding the applicable payment date so long as such class of notes is in book-entry form; and otherwise the record date shall be the close of business on the last business day of the month immediately preceding the month of the applicable payment date.

Denominations

For each class of notes, $100,000 and multiples of $1.00 in excess thereof, except that one note of each class may be issued in the remainder of the class.

Registration of Notes

The trust will issue the notes initially in book-entry form. Persons acquiring interests in the notes may elect to hold their beneficial interests through The Depository Trust Company, in the United States, or Clearstream Luxembourg or Euroclear, in Europe.

We refer you to“Description of the Notes — Book-Entry Registration” and“Annex I— Global Clearance, Settlement and Tax Documentation Procedures” in this free writing prospectus.

Note Interest Rates

The note interest rate for each class of notes may change from payment date to payment date. The note interest rate of the notes will therefore be adjusted on a monthly basis. Investors will be notified of a note interest rate adjustment through the monthly payment reports. On any payment date, the note interest rate per annum for each such class will be based on One-Month LIBOR and, on or prior to the first possible optional termination date, a specified margin as follows:

•	Class A Notes: ____% per annum.

•	Class M-1 Notes: ____% per annum.

•	Class M-2 Notes: ____% per annum.

•	Class M-3 Notes: ____% per annum

•	Class M-4 Notes: ____% per annum.

•	Class M-5 Notes: ____% per annum.

•	Class M-6 Notes: ____% per annum.

•	Class B-1 Notes: ____% per annum.

•	Class B-2 Notes: ____% per annum.

•	Class B-3 Notes: ____% per annum.

•	Class B-4 Notes: ____% per annum.

One-Month LIBOR for the first accrual period will be ____% per annum, and for all subsequent accrual periods shall be determined as described under “Description of the Notes — Calculation of One-Month LIBOR” in this free writing prospectus.

On any payment date, the note interest rate for the notes will be subject to an interest rate cap, which we describe below.

On the distribution date following the first possible optional termination date, we will increase the margin applicable to the note interest rate for the Class A Notes, as described above, to ____% per annum, the margin applicable to the note interest rate for the Class M-1 Notes, as described above, to ____% per annum, the margin applicable to the note interest rate for the Class M-2 Notes, as described above, to ____% per annum, the margin applicable to the note interest rate for the Class M-3 Notes, as described above, to ____% per annum, the margin applicable to the note interest rate for the Class M-4 Notes, as described above, to ____% per annum, the margin applicable to the note interest rate for the Class M-5 Notes, as described above, to ____% per annum, the margin applicable to the note interest rate for the Class M-6 Notes, as described above, to ____% per annum, the margin applicable to the note interest rate for the Class B-1 Notes, as described above, to ____% per annum, the margin applicable to the note interest rate for the Class B-2 Notes, as described above, to ____% per annum, the margin applicable to the note interest rate for the Class B-3 Notes, as described above, to ____% per annum and the margin applicable to the note interest rate for the Class B-4 Notes, as described above, to ____% per annum. Each such increased rate will remain subject to the interest rate cap.

The interest rate cap for the notes is equal to the weighted average of the net mortgage rates of all of the HELOCs adjusted to reflect the related accrual period.

If on any payment date, the note interest rates for the notes are limited to the interest rate cap, the resulting interest shortfalls may be recovered by the holders of the notes on the same payment date or future payment dates on a subordinated basis to the extent that on such payment date there are available funds remaining after certain other payments on the notes and the payment of certain fees and expenses of the trust.

We refer you to“Description of the Notes—Payments on the Notes” in this free writing prospectus.

Payment Dates

The securities administrator will make payments on the notes on the 25th day of each calendar month beginning in February 2007 to the appropriate holders of record. If the 25th day of the month is not a business day, then the securities administrator will make payments on the following business day.

Interest Payments

On each payment date, holders of the notes will be entitled to receive:

•	the interest that has accrued on the note principal balance of such note at the related note interest rate during the related accrual period, and

•	any interest due on any prior payment date that was not paid with interest thereon, less

•	interest shortfalls allocated to such notes.

The accrual period for the notes will be the period from and including the preceding payment date (or from the closing date, in the case of the first payment date) to and including the day prior to the current payment date. Calculations of interest on the notes will be based on a 360-day year and the actual number of days elapsed during the related accrual period. Investors will be notified of a note interest rate adjustment through the monthly distribution reports.

Principal Payments

On each payment date, holders of the notes will receive a payment of principal on their notes if there is cash available on that date for the payment of principal from available funds. Monthly principal payments will generally include:

•	principal payments on the HELOCs and

•	until a specified overcollateralization level has been reached, interest payments on the HELOCs not needed to pay interest on the notes and monthly fees and expenses.

You are encouraged to review the priority of payments described under“Description of the Notes — Payments on the Notes” in this free writing prospectus.

Credit Enhancement

Credit enhancement provides limited protection to holders of specified notes against shortfalls in payments received on the HELOCs. This transaction employs the following forms of credit enhancement.

Subordination. By issuing senior notes and subordinated notes, the trust has increased the likelihood that senior noteholders will receive regular payments of interest and principal.

The senior notes will have a payment priority over the subordinated notes. Among the classes of subordinated notes,

•	the Class M-1 Notes will have payment priority over the Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2, Class B-3 and Class B-4 Notes,

•	the Class M-2 Notes will have payment priority over the Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2, Class B-3 and Class B-4 Notes,

•	the Class M-3 Notes will have payment priority over the Class M-4, Class M-5, Class M-6, Class B-1, Class B-2, Class B-3 and Class B-4 Notes,

•	the Class M-4 Notes will have payment priority over the Class M-5, Class M-6, Class B-1, Class B-2, Class B-3 and Class B-4 Notes,

•	the Class M-5 Notes will have payment priority over the Class M-6, Class B-1, Class B-2, Class B-3 and Class B-4 Notes,

•	the Class M-6 Notes will have payment priority over the Class B-1, Class B-2, Class B-3 and Class B-4 Notes,

•	the Class B-1 Notes will have payment priority over the Class B-2, Class B-3 and Class B-4 Notes,

•	the Class B-2 Notes will have payment priority over the Class B-3 Notes and Class B-4 Notes, and

•	the Class B-3 Notes will have payment priority over the Class B-4 Notes.

Subordination provides the holders of notes having a higher payment priority with protection against losses realized when the remaining unpaid principal balance on a HELOC exceeds the amount of proceeds recovered upon the liquidation of that HELOC or if a charge-off occurs with respect to a HELOC.

In general, we accomplish this loss protection with respect to HELOCs by allocating any charge-off amounts on the HELOCs, first to reduce the amount of excess cashflow for the HELOCs, second to reduce the overcollateralization amount, and third, among the notes and certificates, as described in this free writing prospectus.

Excess Spread and Overcollateralization. We expect the HELOCs to generate more interest than is needed to pay interest on the notes and certain trust expenses, because we expect the weighted average net mortgage rate of the HELOCs to be higher than the weighted average note interest rate on the notes and, as overcollateralization increases, such higher interest rate is paid on a principal balance of HELOCs that is larger than the principal balance of the notes. Interest payments received in respect of the HELOCs in excess of the amount that is needed to pay interest on the notes and trust expenses will be used to reduce the total principal balance of such notes until a required level of overcollateralization has been achieved.

We refer you to“Description of the Notes — Payments on the Notes” in this free writing prospectus.

Master Servicing and Servicing Fee

The master servicer will be entitled to receive a fee on each payment date as compensation for its activities under the sale and servicing agreement equal to 1/12 of the master servicing fee rate multiplied by the stated principal balance of the HELOCs as of the due date in the month preceding the month in which such payment date occurs. The master servicing fee rate will be 0.0175% per annum. The master servicer will also be entitled to any amounts earned on funds in the master servicer collection account. The master servicer will pay the fees of the indenture trustee from the master servicing fee.

The servicer will be entitled to receive a fee on each payment date as compensation for its activities under the servicing agreement equal to 1/12 of the servicing fee rate multiplied by the stated principal balance of the HELOCs as of the due date in the month preceding the month in which such payment date occurs. The servicing fee rate will be 0.5000% per annum.

In addition to the primary compensation described above, the servicer will retain all assumption fees, tax service fees, fees for statements of account payoff and late payment charges, all to the extent collected from mortgagors.

The master servicer and the servicer will pay all related expenses incurred in connection with its master servicing or servicing responsibilities, as applicable, subject to limited reimbursement as described in this free writing prospectus.

Optional Termination

At its option, the majority holder of the Class E Certificates may purchase all of the remaining assets in the trust fund when the sum of the principal balances of the notes has declined to or below 10% of the sum of the original principal balances of the notes. Such a purchase will result in the early retirement of all the notes.

Federal Income Tax Consequences

One or more elections will be made to treat designated portions of the trust (other than the reserve fund and the interest coverage account, each as described in the indenture) as a real estate mortgage investment conduit for federal income tax purposes.

We refer you to“Federal Income Tax Consequences” in this free writing prospectus and“Material Federal Income Tax Considerations” in the base prospectus for additional information concerning the application of federal income tax laws.

Legal Investment

The notes will not be “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

We refer you to“Legal Investment” in this free writing prospectus and“Legal Investment Considerations” in the base prospectus.

ERISA Considerations

The offered notes may be eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts, subject to important considerations. Plans should consult with their legal advisors before investing in the offered notes.

We refer you to“ERISA Considerations” in this free writing prospectus and in the base prospectus.

Ratings

The classes of notes listed below will not be offered unless they receive the respective ratings set forth below from Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., which we refer to as “Standard & Poor’s,” and Moody’s Investors Service, Inc., which we refer to as “Moody’s.”

Class	Standard & Poor’s Rating	Moody’s Rating
A	AAA	Aaa
M-1	AA+	Aa1
M-2	AA	Aa2
M-3	AA-	Aa3
M-4	A+	A1
M-5	A	A2
M-6	A-	A3
B-1	BBB+	Baa1
B-2	BBB	Baa2
B-3	BBB-	Baa3

A rating is not a recommendation to buy, sell or hold securities and either rating agency can revise or withdraw such ratings at any time. In general, ratings address credit risk and do not address the likelihood of prepayments.

TRANSACTION STRUCTURE

Mortgagors
HELOC payments
Servicer
originate HELOCs
amount financed
Originator
LaSalle Bank National Association
Master Servicer
Receives collections
purchase HELOCs
HELOC purchase
monthly distributions
EMC
Sponsor
Purchases HELOCs
Forms pool
Bear, Stearns & Co. Inc.
Underwriter
Sells notes to investors
net offering proceeds
asset pool
net offering proceeds
Bear Stearns Asset Backed Securities I LLC
Depositor
Creates issuing entity
notes
Citibank, N.A.
Indenture Trustee
Represents investors' interests
asset pool
notes and certificates
LaSalle Bank National Association
Securities Administrator
Represents investors' interests
Calculates cashflows
Remits to investors
Greenpoint Mortgage Funding Trust 2007-HE1
Issuing entity
Holds pool
Issues notes and certificates
Wilmington Trust Company
Owner Trustee
Monthly distributions
notes
Investors

RISK FACTORS

In addition to the matters described elsewhere in this free writing prospectus and the base prospectus, you are encouraged to carefully consider the following risk factors before deciding to purchase a note.

The subordinated notes have a greater risk of loss than the senior notes
When certain classes of notes provide credit enhancement for other classes of notes, it is sometimes referred to as “subordination”. For purposes of this free writing prospectus, “subordinated classes” means:

•     with respect to the senior notes: the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2, Class B-3 and Class B-4 Notes;

•     with respect to the Class M-1 Notes: the Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2, Class B-3 and Class B-4 Notes;

•      with respect to the Class M-2 Notes: the Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2, Class B-3 and Class B-4 Notes;

•      with respect to the Class M-3 Notes: the Class M-4, Class M-5, Class M-6, Class B-1, Class B-2, Class B-3 and Class B-4 Notes;

•       with respect to the Class M-4 Notes: the Class M-5, Class M-6, Class B-1, Class B-2, Class B-3 and Class B-4 Notes;

•       with respect to the Class M-5 Notes: the Class M-6, Class B-1, Class B-2, Class B-3 and Class B-4 Notes;

•       with respect to the Class M-6 Notes: the Class B-1, Class B-2, Class B-3 and Class B-4 Notes;

•       with respect to the Class B-1 Notes: the Class B-2, Class B-3 and Class B-4 Notes;

•       with respect to the Class B-2 Notes: the Class B-3 Notes and Class B-4 Notes; and

•        with respect to the Class B-3 Notes: the Class B-4 Notes.

The subordinated classes will provide credit enhancement for the senior notes, first, by the right of the holders of the senior notes to receive certain payments of interest and principal prior to the subordinated classes and, second, by the allocation of charge-off loss amounts to the subordinated classes. This form of credit enhancement uses collections on the HELOCs otherwise payable to the holders of the subordinated classes to pay amounts due on the more senior classes. Such collections are the sole source of funds from which such credit enhancement is provided. Charge-off loss amounts allocable to the notes will be applied, first, to any available interest collection amount through an increase in the overcollateralization amount, second, to reduce the overcollateralization amount, third, to the Class B Notes, beginning with the Class B-4 Notes and then to the classes of Class B Notes with the next lowest payment priority, and then to the Class M Notes, beginning with the Class M-6 Notes and then to the class of Class M Notes with the next lowest payment priority, in each case until the note principal balance of that class has been reduced to zero, and fourth, to the Class A Notes until the note principal balance of that class has been reduced to zero. Accordingly, if the aggregate note principal balance of a subordinated class were to be reduced to zero, delinquencies and defaults on the HELOCs would reduce the amount of funds available for payments to holders of the remaining subordinated class or classes and, if the aggregate note principal balance of all the subordinated classes were to be reduced to zero, delinquencies and defaults on the HELOCs would reduce the amount of funds available for monthly payments to holders of the more senior notes.

You are encouraged to fully consider the risks of investing in a subordinated note, including the risk that you may not fully recover your initial investment as a result of charge-off loss amounts.

See “Description of the Notes” in this free writing prospectus.

Additional risks associated with the notes
The weighted average lives of, and the yields to maturity on, the subordinated notes will be progressively more sensitive to the rate and timing of mortgagor defaults and the severity of ensuing charge-offs on the HELOCs. If the actual rate and severity of charge-offs on the HELOCs are higher than those assumed by an investor in the Class M Notes, the actual yield to maturity of such notes may be lower than the yield anticipated by such holder based on such assumption. The timing of charge-offs on the HELOCs will also affect an investor’s actual yield to maturity, even if the rate of defaults and severity of losses over the life of the HELOCs are consistent with an investor’s expectations. In general, the earlier a charge-off occurs, the greater the effect on an investor’s yield to maturity. Charge-offs on the HELOCs, to the extent they exceed the amount of excess cashflow for the related payment date and the overcollateralization amount following payments of principal on the related payment date, will reduce the note principal balance of each of the Class B-4, Class B-3, Class B-2, Class B-1, Class M-6, Class M-5, Class M-4, Class M-3, Class M-2, Class M-1 and Class A Notes, in that order. As a result of such reductions, less interest will accrue on such class of subordinated notes than would otherwise be the case. Once a charged-off loss amount is allocated to a subordinated note, no interest will be distributable with respect to such written down amount.

It is not expected that the subordinated notes will be entitled to any principal payments until at least September 2009 (unless the Class A Notes are retired) or during any period in which delinquencies or charge-offs on the HELOCs exceed certain levels. As a result, the weighted average lives of the subordinated notes will be longer than would otherwise be the case if payments of principal were allocated among all of the notes at the same time. As a result of the longer weighted average lives of the subordinated notes, the holders of such notes have a greater risk of suffering a loss on their investments. Further, because such notes might not receive any principal if certain delinquency or loss levels occur, it is possible for such notes to receive no principal payments even if no charge-offs on the HELOCs have occurred.

In addition, the multiple class structure of the subordinated notes causes the yield of such classes to be particularly sensitive to changes in the rates of prepayment of the HELOCs. Because payments of principal will be made to the holders of such notes according to the priorities described in this free writing prospectus, the yield to maturity on such classes of notes will be sensitive to the rates of prepayment on the HELOCs experienced both before and after the commencement of principal payments to such classes. The yield to maturity on such classes of notes will also be extremely sensitive to charge-offs due to defaults on the HELOCs and the timing thereof, to the extent such charge-offs are not covered by overcollateralization, excess cashflow, or a class of subordinated notes with a lower payment priority. Furthermore, the timing of receipt of principal and interest (if applicable) by the subordinated notes may be adversely affected by charge-offs even if such classes of notes do not ultimately bear such loss.

Excess Interest May Be Inadequate to Cover Losses and/or to Build Overcollateralization
HELOCs are expected to generate more interest than is needed to pay interest on the notes and certain trust fund expenses because we expect the weighted average mortgage rate on the HELOCs to be higher than the weighted average note interest rate on the notes. If the HELOCs generate more interest than is needed to pay interest on the notes and trust fund expenses, we will use such excess cashflow to make additional principal payments on the notes, which will reduce the total note principal balance of those notes below the aggregate principal balance of the HELOCs, until the required level of overcollateralization is met. Overcollateralization is intended to provide limited protection to noteholders by absorbing the notes’ share of charge-offs from related charged-off HELOCs. However, we cannot assure you that the amount of related excess cashflow generated on the HELOCs will be sufficient to build and maintain the required level of overcollateralization.

The excess cashflow for the HELOCs available on any payment date will be affected by the actual amount of interest received or recovered in respect of the HELOCs during the preceding month. Such amount may be influenced by changes in the weighted average of the mortgage rates resulting from prepayments, defaults and liquidations of the HELOCs.

If the protection afforded by overcollateralization for the HELOCs is insufficient, then you could experience a loss on your investment.

The Interest Rate Cap May Reduce the Yields on the Notes
The note interest rates on the notes are each subject to an interest rate cap as described in this free writing prospectus. If on any payment date the note interest rate for a class of notes is limited to the interest rate cap, the holders of the related class of notes will receive a smaller amount of interest than they would have received on that payment date had the note interest rate for that class not been calculated based on the interest rate cap. If the note interest rates on the notes are limited for any payment date, the resulting interest shortfalls may be recovered by the holders of these notes on the same payment date or on future payment dates on a subordinated basis to the extent that on such payment date or future payment dates there are available funds remaining after certain other payments with respect to the notes and the payment of certain fees and expenses of the trust.
See “Description of the Notes—Payments on the Notes” in this free writing prospectus.

The Notes May Not Always Receive Interest Based on One- Month LIBOR Plus the Related Margin
The notes may not always receive interest at a rate equal to One-Month LIBOR plus the related margin. If the interest rate cap is less than One-Month LIBOR plus the related margin, the interest rate on the notes will be reduced to such interest rate cap. Thus, the yield to investors in such class will be sensitive both to fluctuations in the level of One-Month LIBOR and to the adverse effects of the application of the interest rate cap. The prepayment or default of the HELOCs with relatively higher net mortgage rates, particularly during a period of increased One-Month LIBOR rates, may result in the interest rate cap being lower than otherwise would be the case. If on any payment date the application of the interest rate cap results in an interest payment lower than One-Month LIBOR plus the related margin on the notes during the related interest accrual period, the value of such class of notes may be temporarily or permanently reduced.

Defaults Could Cause Payment Delays and Losses
There could be substantial delays in the liquidation of defaulted HELOCs and corresponding delays in receiving your portion of the proceeds of liquidation. These delays could last up to several years. Furthermore, an action to obtain a deficiency judgment is regulated by statutes and rules, and the amount of a deficiency judgment may be limited by law. In the event of a default by a borrower, these restrictions may impede the ability of the servicer to foreclose on or to sell the mortgaged property or to obtain a deficiency judgment. In addition, liquidation expenses such as legal and appraisal fees, real estate taxes and maintenance and preservation expenses, will reduce the amount of security for the HELOCs and, in turn, reduce the proceeds payable to related noteholders.

In the event that:

•      the mortgaged properties fail to provide adequate security for the HELOCs, and

•     the protection provided by the subordination of certain classes and the availability of excess cashflow and overcollateralization are insufficient to cover any shortfall, you could lose all or a portion of the money you paid for your notes.

Your Yield Could Be Adversely Affected By the Unpredictability of Prepayments	No one can accurately predict the level of prepayments that the trust will experience. The trust’s prepayment experience may be affected by many factors, including:

• general economic conditions,

• the level of prevailing interest rates,

• the availability of alternative financing, and

• homeowner mobility.

Certain of the HELOCs contain due-on-sale provisions, and the servicer is obligated to enforce those provisions unless doing so is not permitted by applicable law or the servicer, in a manner consistent with reasonable commercial practice, permits the purchaser of the mortgaged property in question to assume the HELOC.

The weighted average lives of the notes will be sensitive to the rate and timing of principal payments, including prepayments, on the HELOCs, which may fluctuate significantly from time to time.

You are encouraged to note that: • if you purchase any notes at a discount and principal is repaid on the HELOCs slower than you anticipate, then your yield may be lower than you anticipate;

• if you purchase your notes at a premium and principal is repaid on the HELOCs faster than you anticipate, then your yield may be lower than you anticipate;

• if you purchase a note bearing interest at an adjustable rate, your yield will also be sensitive both to the level of One-Month LIBOR and the interest rate cap;

•     since repurchases of HELOCs as a result of breaches of representations and warranties and liquidations of HELOCs following default have the same effect as prepayments, your yield may be lower than you expect if the rate of such repurchases and liquidations with respect to HELOCs is higher than you expect;

•     the overcollateralization provisions, whenever overcollateralization for the HELOCs is at a level below the required level, are intended to result in an accelerated rate of principal payments to the noteholders then entitled to payments of principal. An earlier return of principal to the noteholders as a result of the overcollateralization provisions will influence the yield on the notes in a manner similar to the manner in which principal prepayments on the HELOCs will influence the yield on the Class A Notes; and

•     you bear the reinvestment risks resulting from a faster or slower rate of principal payments for the HELOCs than you expected.

The sponsor may from time to time implement programs designed to encourage refinancing. These programs may include, without limitation, modifications of existing HELOCs, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. Targeted solicitations may be based on a variety of factors, including the credit of the borrower or the location of the mortgaged property. As a result of these programs, with respect to the mortgage pool underlying any trust, the rate of principal prepayments of the mortgage loans in the mortgage pool may be higher than would otherwise be the case, and in some cases, the average credit or collateral quality of the mortgage loans remaining in the mortgage pool may decline.

A Reduction in Note Rating Could Have an Adverse Effect on the Value of Your Notes
The ratings of each class of notes will depend primarily on an assessment by the rating agencies of the HELOCs, the amount of related overcollateralization and the subordination afforded by certain classes of notes. The ratings by each of the rating agencies of the notes are not recommendations to purchase, hold or sell the notes because such ratings do not address the market prices of the notes or suitability for a particular investor.

The rating agencies may suspend, reduce or withdraw the ratings on the notes at any time. Any reduction in, or suspension or withdrawal of, the rating assigned to a class of notes would probably reduce the market value of such class of notes and may affect your ability to sell them.

Your Payments Could Be Adversely Affected By the Bankruptcy or Insolvency of Certain Parties
The sponsor will treat the transfer of HELOCs to the depositor as a sale of the HELOCs. However, if the sponsor becomes bankrupt, the trustee in bankruptcy may argue that the HELOCs were not sold but were only pledged to secure a loan to the sponsor. If that argument is made, you could experience delays or reductions in payments on the notes. If that argument is successful, the bankruptcy trustee could elect to sell the HELOCs and pay down the notes early. Thus, you could lose the right to future payments of interest, and might suffer reinvestment loss in a lower interest rate environment.

In addition, if the servicer or the master servicer becomes bankrupt or insolvent, a bankruptcy trustee or receiver may have the power to prevent the appointment of a successor servicer or master servicer, as applicable. Any related delays in servicing could result in increased delinquencies or charge-offs with respect to the HELOCs.

Developments in Specified Regions Could Have a Disproportionate Effect on the HELOCs Due to Geographic Concentration of Mortgaged Properties
Approximately 54.75% and 6.67% of the HELOCs, by aggregate principal balance as of the cut-off date, are secured by mortgaged properties that are located in the states of California and New York, respectively. Property in those states or in any other region having a significant concentration of properties underlying the HELOCs may be more susceptible than homes located in other parts of the country to certain types of uninsurable hazards, such as earthquakes, floods, mudslides and other natural disasters. In addition,

• economic conditions in the specified regions, which may or may not affect real property values, may affect the ability of borrowers to repay their loans on time;

•     declines in the residential real estate market in the specified regions may reduce the values of properties located in those regions, which would result in an increase in the loan-to-value ratios; and

•     any increase in the market value of properties located in the specified regions would reduce the loan-to-value ratios and could, therefore, make alternative sources of financing available to the borrowers at lower interest rates, which could result in an increased rate of prepayment of the HELOCs.

Violation of Consumer Protection Laws May Result in Losses on the HELOCs and the Notes
Applicable state laws generally regulate interest rates and other charges, require certain disclosure, and require licensing of the originator. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the HELOCs.

The HELOCs are also subject to federal laws, including:

•      the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the mortgagors regarding the terms of the HELOCs;

•      the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

•      the Depository Institutions Deregulation and Monetary Control Act of 1980, which preempts certain state usury laws.

Violations of certain provisions of these federal and state laws may limit the ability of the servicer to collect all or part of the principal of or interest on the HELOCs and in addition could subject the trust to damages and administrative enforcement. In particular, the failure of the originator to comply with certain requirements of the Federal Truth-in-Lending Act, as implemented by Regulation Z, could subject the trust to monetary penalties and result in the mortgagors’ rescinding the HELOCs against the trust. In addition to federal law, some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in HELOCs that have interest rates or origination costs in excess of prescribed levels, that require mortgagors be given certain disclosures prior to the consummation of the HELOCs and that restrict the ability of the servicer to foreclose in response to the mortgagor’s default. The failure of the originator to comply with these laws could subject the trust to significant monetary penalties, could result in the mortgagors rescinding the HELOCs against the trust and/or limit the servicer’s ability to foreclose upon the related mortgaged property in the event of a mortgagor’s default.

Under the anti-predatory lending laws of some states, the borrower is required to meet a net tangible benefits test in connection with the origination of the related mortgage loan. This test may be highly subjective and open to interpretation. As a result, a court may determine that a mortgage loan does not meet the test even if the originator reasonably believed that the test was satisfied. Any determination by a court that a mortgage loan does not meet the test will result in a violation of the state anti-predatory lending law, in which case the sponsor will be required to purchase that HELOC from the trust fund.

The sponsor will represent that, as of the closing date, each HELOC is in compliance with applicable federal and state laws and regulations. In the event of a breach of such representation, the sponsor will be obligated to cure such breach or repurchase or replace the affected HELOC in the manner described in this free writing prospectus. If the sponsor is unable or otherwise fails to satisfy such obligations, the yield on the notes may be materially and adversely affected.

You May Have Difficulty Selling Your Notes
The underwriter intends to make a secondary market in the notes, but the underwriter has no obligation to do so. We cannot assure you that a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your notes readily or at prices that will enable you to realize your desired yield. The market values of the notes are likely to fluctuate, and such fluctuations may be significant and could result in significant losses to you.

The secondary markets for asset-backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of notes that are especially sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

The Return on Your Notes Could Be Reduced by Shortfalls Due to the Application of the Servicemembers Civil Relief Act and Similar State Laws
The Servicemembers Civil Relief Act, or the Relief Act, and similar state or local laws provide relief to mortgagors who enter active military service and to mortgagors in reserve status who are called to active military service after the origination of their mortgage loans or HELOCs. The ongoing military operations of the United States have caused an increase in the number of citizens in active military duty, including those citizens previously in reserve status. Under the Relief Act the interest rate applicable to a mortgage loan or HELOC for which the related mortgagor is called to active military service will be reduced from the percentage stated in the related mortgage note to 6.00%. This interest rate reduction and any reduction provided under similar state or local laws will result in an interest shortfall because the master servicer will not be able to collect the amount of interest which otherwise would be payable with respect to such mortgage loan or HELOC if the Relief Act or similar state or local law was not applicable thereto. This shortfall will not be paid by the mortgagor on future due dates or advanced by the master servicer and, therefore, will reduce the amount available to pay interest to the certificateholders on subsequent distribution dates. We do not know how many HELOCs in the mortgage pool have been or may be affected by the application of the Relief Act or similar state or local laws.

Junior Lien Positions May Cause a Payment Delay or a Loss on the Notes
Approximately 99.96% of the HELOCs, by aggregate principal balance as of the cut-off date, are secured by second mortgages or deeds of trust. The proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding balance of the HELOCs in a junior lien position only to the extent that the claims of any senior mortgages have been satisfied in full. If it is uneconomical to foreclose on a mortgaged property, the servicer may write off the entire outstanding balance of the HELOC as a bad debt. These risks are greater if a HELOC has a high combined loan-to-value ratio or low junior-lien ratio because it is more likely that the servicer would determine foreclosure to be uneconomical. If the proceeds remaining from a sale of a mortgaged property are insufficient to satisfy the HELOCs and the other forms of credit enhancement are insufficient to cover the loss, then (i) there will be a delay in payments to holders of the notes while a deficiency judgment against the borrower is sought and (ii) the noteholders may incur a loss if a deficiency judgment cannot be obtained or is not realized upon.

Payments on the HELOCs Are the Sole Sources of Payments on the Notes
Credit enhancement will be provided for the notes in the form of excess interest collections, as required and as described in this free writing prospectus, any overcollateralization that may be created to the HELOCs and structural subordination. None of the sponsor, the depositor, the underwriter, the indenture trustee, the owner trustee, the securities administrator, the master servicer, the servicer or any of their affiliates will have any obligation to replace or supplement the credit enhancement, or take any other action to maintain any rating of the notes. To the extent that the investor's portion of any charge-offs incurred on any of the HELOCs are not covered by the foregoing, the holders of the notes will bear all risk of such losses resulting from default by mortgagors.

The Rate of Prepayments on the HELOCs Will Be Affected By Various Factors
The yield to maturity of the notes will depend on a variety of factors, including:

•  the rate and timing of principal payments on the HELOCs (including payments in excess of required installments, prepayments in full, liquidations and repurchases due to breaches of representations or warranties);

•  the majority holder of the Class E Certificate’s option to exercise its optional termination rights;

•  the rate and timing of new draws on the HELOCs;

•  the availability of excess interest to cover any basis risk shortfall on the notes; and

•  the purchase price.

Neither the servicer nor the master servicer will advance delinquent payments of principal or interest on the HELOCs.

Since mortgagors can generally prepay their HELOCs at any time, the rate and timing of principal payments on the notes will be highly uncertain. The interest rates on the HELOCs are subject to adjustment based on changes in the prime rate, and are subject to certain limitations. Any increase in the interest rate on a HELOC may encourage a mortgagor to prepay the loan. The deductibility of interest payments for federal tax purposes, however, may act as a disincentive to prepayment, despite an increase in the interest rate. In addition, due to the revolving feature of the loans, the rate of principal payments may be unrelated to changes in market rates of interest. Refinancing programs, which may involve soliciting all or some of the mortgagors to refinance their HELOCs, may increase the rate of prepayments on the HELOCs.

The Depositor Has Limited Information Regarding Prepayment History of the HELOCs
All of the HELOCs may be prepaid in whole or in part at any time. Neither the sponsor nor the depositor is aware of any publicly available studies or statistics on the rate of prepayment of home equity lines of credit. HELOCs usually are not viewed by borrowers as permanent financing and may experience a higher rate of prepayment than traditional home equity lines of credit. The trust’s prepayment experience may be affected by a wide variety of factors, including:

•  general economic conditions,
•  interest rates,
•  the availability of alternative financing,
•  homeowner mobility, and
•  changes affecting the ability to deduct interest payments on home equity lines of credit for federal income tax purposes.

Cash Flow Is Limited in Early Years of HELOCs
Each HELOC has a draw period that lasts up to five, ten or fifteen years, and a repayment term, following the draw period, of ten or fifteen years. Some of the HELOCs require repayment of the principal amount outstanding at the end of the draw period. No principal or a minimal amount of principal is due during the draw period although a borrower may voluntarily make a principal payment. Following the draw period, monthly principal payments during the repayment period are required in amounts that will amortize the amount outstanding at the commencement of the repayment period over the remaining term of the HELOC. Collections on the HELOCs may also vary due to seasonal purchasing and payment habits of borrowers. As a result there may be limited collections available to make payments to holders of the notes and investors in the notes may receive payments of principal more slowly than anticipated.

There Is an Increased Risk of Loss to Noteholders As Monthly Payments Increase at the Beginning of the Repayment Period
The HELOCs require no principal payments or minimal principal payments during the first five, ten or fifteen years following origination. The HELOCs require repayment of the principal amount outstanding at the commencement of the repayment period over the remaining term in equal monthly installments or at the end of the draw period. The HELOCs pose a special payment risk because the borrower must start making substantially higher monthly payments at the start of the repayment period. If the borrower is unable to make such increased payments, the borrower may default. Investors in the notes may suffer a loss if the collateral for such loan, and the other forms of credit enhancement, are insufficient or unavailable to cover the loss.

The Incurrence of Debt By Borrowers Could Increase the Risk to Investors in the Notes
With respect to HELOCs that were used for debt consolidation, there can be no assurance that the borrower will not incur further debt. This reloading of debt could impair the ability of borrowers to service their debts, which in turn could result in higher rates of delinquency and loss on the HELOCs.

FICO Scores Are Not an Indicator of Future Performance of Borrowers
Investors should be aware that FICO scores are based on past payment history of the borrower. Investors should not rely on FICO scores as an indicator of future borrower performance. See “The Mortgage Pool —Underwriting Guidelines” in this free writing prospectus.

Recent Developments in the Residential Mortgage Market May Adversely Affect the Market Value of Your Securities
Investors should note that the residential mortgage market has recently encountered difficulties which may adversely affect the performance or market value of your securities.
In recent months, delinquencies and losses with respect to residential mortgage loans generally have increased and may continue to increase, particularly in the subprime sector. In addition, in recent months residential property values in many states have declined or remained stable, after extended periods during which those values appreciated. A continued decline or a lack of increase in those values may result in additional increases in delinquencies and losses on residential mortgage loans generally, especially with respect to second homes and investor properties, and with respect to any residential mortgage loans where the aggregate loan amounts (including any subordinate loans) are close to or greater than the related property values. In addition, a number of residential mortgage loan originators, particularly those who originate subprime loans, have recently experienced serious financial difficulties and, in some cases, bankruptcy.
All of these general market conditions may affect the performance of the mortgage loans backing your securities and, even if they do not affect performance, may adversely affect the market value of your securities.

THE MORTGAGE POOL

General

We have provided below and in Schedule A to this free writing prospectus information with respect to the home equity lines of credit (the “HELOCs”) that we expect to include in the mortgage pool in the trust fund. Prior to the closing date of February 21, 2007, we may remove HELOCs from the mortgage pool and we may substitute other home equity lines of credit for the HELOCs we remove. The depositor believes that the information set forth in this free writing prospectus with respect to the mortgage pool as presently constituted is representative of the characteristics of the mortgage pool as it will be constituted at the closing date, although the range of mortgage rates and maturities and other characteristics of the HELOCs may vary. The characteristics of the HELOCs as described in this free writing prospectus and in Schedule A may differ from the final pool as of the closing date due, among other things, to the possibility that certain HELOCs may become delinquent or default or may be removed or substituted and that similar or different home equity lines of credit may be added to the pool prior to the closing date. The actual HELOCs included in the trust fund as of the closing date may vary from the HELOCs as described in this free writing prospectus by up to plus or minus 10% as to any of the material characteristics described in this free writing prospectus. If, as of the closing date, any material pool characteristics differs by 10% or more from the description in this free writing prospectus, revised disclosure will be provided either in a supplement to this free writing prospectus, the prospectus supplement or any supplement thereto, or in a current report on Form 8-K. Unless we have otherwise indicated, the information we present below and in Schedule A is expressed as of the Cut-off Date, which is February 1, 2007. The HELOC principal balances that are transferred to the trust will be the aggregate principal balance as of the Cut-off Date.

The HELOCs will be selected for inclusion in the mortgage pool based on rating agency criteria, compliance with representations and warranties, and conformity to criteria relating to the characterization of securities for tax, ERISA, Form S-3 eligibility and other legal purposes.

The HELOCs will consist of a pool of first and second lien, adjustable-rate HELOCs.

The HELOCs had an aggregate principal balance as of the Cut-off Date of approximately $670,012,918. The average drawn balance of the HELOCs as of the Cut-off Date will be approximately $67,338. No HELOC had a principal balance as of the Cut-off Date of greater than approximately $749,000.

As of the Cut-off Date, the HELOCs had rates ranging from approximately 5.250% per annum to 14.500% per annum. The weighted average remaining term to stated maturity of the HELOCs will be approximately 186 months as of the Cut-off Date. None of the HELOCs will have a first due date prior to February 1, 2000, or after January 15, 2007, or will have a remaining term to maturity of less than 95 months or greater than 297 months as of the Cut-off Date. The latest maturity date of any HELOC is November 25, 2031.

None of the HELOCs provide for prepayment charges.

The HELOCs will have the following characteristics as of the Cut-off Date, unless otherwise indicated below:

•	The average credit limit of the HELOCs is approximately $74,058.
•	The weighted average margin of the HELOCs is approximately 2.022%.
•	The weighted average seasoning of the HELOCs is approximately 5 months.
•	The weighted average remaining term of the HELOCs is approximately 186 months.
•	The weighted average remaining draw term of the HELOCs is approximately 65 months.
•	The weighted average credit score of the HELOCs as of the Cut-off Date is approximately 701.
•	The weighted average credit limit utilization rate based on the credit limits of the HELOCs is approximately 90.93%.
•	The weighted average junior lien ratio of the second lien HELOCs based on the related credit limit of second liens is approximately 31.27%.
•
With respect to approximately 54.75%, 6.67%, 6.04% and 5.19% of the HELOCs, the related mortgaged properties are located in California, New York, Florida and Washington, respectively, and no other state or geographic location had a concentration of HELOCs in excess of 5.00% as of the Cut-off Date.

•	The weighted average original term to maturity of the HELOCs as of the Cut-off Date will be approximately 190 months.
•	Approximately 84.04% of the HELOCs will be secured by owner occupied property and approximately 15.96% of the HELOCs will be secured by non-owner occupied and second-home properties.
•	Approximately 6.63% of the HELOCs were originated under full/alternative documentation programs. The remainder of the HELOCs were originated under limited, no documentation or stated programs.
•	No HELOC provides for deferred interest or negative amortization.
•	As of the Cut-off Date, none of the HELOCs were 31 or more days delinquent in payment of principal and interest.

A HELOC is “delinquent” if any payment due on that HELOC is not made pursuant to the terms of such HELOC by the close of business of the day such payment is scheduled to be due. A HELOC is “30 days delinquent” if such payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such payment was due, or, if there is no such corresponding day (e.g., as when a 30-day month follows a 31-day month in which a payment was due on the 31st day of such month), then on the last day of such immediately succeeding month. Similarly for “60 days delinquent,” “90 days delinquent” and so on.

HELOCs

With respect to each first-lien HELOC, the combined loan-to-value ratio is equal to the ratio, expressed as a percentage, of the credit limit plus the second lien balance to the lesser of the appraised value and the purchase price. With respect to each second lien HELOC, the combined loan-to-value ratio is equal to the ratio, expressed as a percentage, of (A) the sum of (i) the credit limit and (ii) any outstanding principal balance, at the time of origination of such HELOC, of all other mortgage loans, if any, secured by senior liens on the related mortgaged property, to (B) (i) with respect to those second lien HELOCs for which the proceeds were used to purchase the related mortgaged property, the lesser of the appraised value and the purchase price, and (ii) with respect to all other second lien HELOCs, the appraised value.

HELOC Terms

Interest on each HELOC is calculated based on the average daily balance outstanding during the billing cycle. With respect to each HELOC, the billing cycle is the calendar month preceding the due date.

Each HELOC has a loan rate that is subject to adjustments on each adjustment date to equal the sum of (a) the index and (b) the gross margin specified in the related credit line agreement; provided, however, that the loan rate will in no event be greater than the maximum loan rate set forth in the related credit line agreement and subject to the maximum rate permitted by applicable law. The adjustment date is the first day of each related billing cycle beginning on the date specified in the applicable credit line agreement. The index for any adjustment date will be the prime rate for corporate loans at United States commercial banks, as published in The Wall Street Journal on the first business day of the month in which the relevant billing cycle begins. If, on any day, more than one prime rate or a range of prime rates for corporate loans at United States commercial banks is published in The Wall Street Journal, the index on such day will be the highest of the prime rates.

Each HELOC had a term to maturity from the date of origination of not more than 360 months. The borrower for each HELOC may make a draw under the related credit line agreement at any time during the draw period. The draw period for the HELOCs begins on the related origination date and will be five, ten or fifteen years. The maximum amount of each draw under any HELOC is equal to the excess, if any, of the credit limit over the outstanding principal balance under such credit line agreement at the time of such draw. Each HELOC may be prepaid in full or in part at any time and without penalty, but with respect to each HELOC, the related borrower will have the right during the related draw period to make a draw in the amount of any prepayment previously made with respect to such HELOC, up to the credit limit. Each borrower generally will have access to make draws with either checks or a credit card, subject to applicable law. The credit line agreement or mortgage related to each HELOC generally will contain a customary “due-on-sale” clause.

A borrower's rights to receive draws during the related draw period may be suspended, or the credit limit may be reduced for cause under a number of circumstances, including, but not limited to:

•	a materially adverse change in the borrower's financial circumstances;
•	a decline in the value of the mortgaged property significantly below its appraised value at origination; or
•	a payment default by the borrower.

However, a suspension or reduction generally will not affect the payment terms for previously drawn balances. The servicer will have no obligation to investigate as to whether any of those circumstances have occurred and may have no knowledge of their occurrence. Therefore, there can be no assurance that any borrower's ability to receive draws will be suspended or reduced if the foregoing circumstances occur. In the event of default under a revolving credit loan, the HELOC may be terminated and declared immediately due and payable in full. For this purpose, a default includes, but is not limited to:

•	the borrower's failure to make any payment as required;
•	any action or inaction by the borrower that adversely affects the mortgaged property or the rights in the mortgaged property; or
•	fraud or material misrepresentation by the borrower in connection with the home equity line of credit.

Prior to the end of the related draw period, the borrower for each HELOC will be obligated to make monthly payments in a minimum amount that generally will be equal to the finance charge for each billing cycle. In addition, except as described below, after the related draw period, the borrower will be obligated to make monthly payments consisting of principal installments that would substantially amortize the principal balance by the maturity date, and to pay any current finance charges and additional charges.

The finance charge for each HELOC for any billing cycle will be an amount equal to the aggregate, as calculated for each day in the billing cycle, of the then-applicable loan rate divided by 360 multiplied by that day's principal balance. The account balance on any day generally will equal:

•	the principal balance on that date, plus
•	additional charges, if any, consisting of unpaid fees, insurance premiums and other charges, plus
•	unpaid finance charges, plus
•	draws funded on that day, minus
•	all payments and credits applied to the repayment of the principal balance on that day.

Payments made by or on behalf of the borrower for each HELOC will be applied to any unpaid finance charges that are due thereon prior to application to any unpaid principal outstanding.

The principal balance of any HELOC, other than a Charged-Off HELOC, on any day will be the related Cut-off Date balance, plus (x) any additional balances relating to that HELOC conveyed to the trust minus (y) all collections credited against the principal balance of that HELOC in accordance with the related credit line agreement prior to that day, and (z) all prior related Charge-Off Amounts. The principal balance of a Charged-Off HELOC after final recovery of substantially all of the related liquidation proceeds which the servicer reasonably expects to receive shall be zero.

The servicer will have the option to allow an increase in the credit limit applicable to any HELOC under limited circumstances described under the Servicing Agreement.

Originator

The originator of the HELOCs is Greenpoint Mortgage Funding, Inc.

Underwriting Guidelines

The HELOCs were purchased by the seller from the originator of the HELOCs and were originated generally in accordance with the underwriting criteria described below. The seller believes that the HELOCs were underwritten in accordance with standards consistent with those utilized by mortgage lenders generally during the period of origination.

Underwriting standards are applied by or on behalf of a lender to evaluate the borrower’s credit standing and repayment ability, and the value and adequacy of the mortgaged property as collateral. In general, a prospective borrower applying for a mortgage loan is required to fill out a detailed application designed to provide to the underwriter pertinent credit information. As part of the description of the borrower’s financial condition, the borrower generally is required to provide a current list of assets and liabilities, employment information and payment information, as well as an authorization to acquire a credit report which summarizes the borrower’s credit history with merchants and lenders and record of bankruptcy or other public records. In most cases, an employment verification is obtained from an independent source (typically the borrower’s employer) which verification reports the length of employment with that organization, the current salary, and whether it is expected that the borrower will continue such employment in the future. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts.

All of the HELOCs were manually underwritten. All of the HELOCs were originated with a minimum balance equal to the lesser of $10,000 or the minimum amount permitted under applicable state law. Ownership must be fee simple or leasehold only. Properties may be owner-occupied, second homes or investment properties. Condo hotels and cooperative loans are not permitted.

In determining the adequacy of the mortgaged property as collateral, an appraisal is sometimes obtained. The appraiser is required to inspect the property and verify that it is in good condition and that construction, if new, has been completed. With respect to single family loans, the appraisal is based on the market value of comparable homes, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the home. With respect to a loan on a two- to four-unit property, the appraisal must specify whether an income analysis, a market analysis or a cost analysis, was used. An appraisal employing the income approach to value analyzes a two- to four-unit project’s cash flow, expenses, capitalization and other operational information in determining the property’s value. The market approach suggested in valuing property focuses its analysis on the prices paid for the purchase of similar properties in the two- to four-unit project’s area, with adjustments made for variations between these other properties and the multifamily project being appraised. The cost approach calls for the appraiser to make an estimate of land value and then determine the current cost of reproducing the building less any accrued depreciation. In any case, the value of the property being financed, as indicated by the appraisal, must be such that it currently supports, and is anticipated to support in the future, the outstanding loan balance.

In the case of single family loans, once all applicable employment, credit and property information is received, a determination generally is made as to whether the prospective borrower has sufficient monthly income available (a) to meet the borrower’s monthly obligations on the proposed mortgage loan (determined on the basis of the monthly payments due in the year of origination) and other expenses related to the mortgaged property (such as property taxes and hazard insurance) and (b) to meet monthly housing expenses and other financial obligations and monthly living expenses. The underwriting standards applied by the originator may be varied in appropriate cases where factors such as low loan-to-value ratios or other favorable credit exist. However, maximum combined loan-to-value ratios and maximum loan amounts are generally limited by credit score and total debt-to-income ratios.

A lender may originate mortgage loans under a reduced documentation program. These reduced documentation programs include programs where there is no verification of stated income, programs where there is no verification of employment or income, and programs where there is no stated income, thus eliminating ratio calculations. A reduced documentation program is designed to streamline the loan approval process and thereby improve the lender’s competitive position among other loan originators. Under a reduced documentation program, relatively more emphasis is placed on credit score and property underwriting than on certain credit underwriting documentation concerning income and employment verification, which is waived. Exceptions to documentation requirements are reviewed on a case-by-case basis, provided that sound and prudent underwriting practices are followed.

Greenpoint Mortgage Mortgage Funding, Inc.

General

GreenPoint Mortgage Funding, Inc., a New York corporation (“GreenPoint”), is an indirect, wholly-owned subsidiary of Capital One Financial Corporation (“Capital One”). Capital One is listed on the New York Stock Exchange under the symbol “COF”. GreenPoint was formerly an indirect wholly-owned subsidiary of North Fork Bancorporation, Inc., which was merged into Capital One on December 1, 2006.

GreenPoint is engaged in the mortgage banking business, and as part of that business, originates, acquires, sells and services mortgage loans. GreenPoint originates loans primarily through its wholesale division, which works with a nationwide network of independent mortgage brokers, each of which must be approved by GreenPoint. GreenPoint also originates loans through its retail and correspondent lending divisions. Mortgage loans originated by GreenPoint are secured primarily by one-to-four family residences. GreenPoint’s executive offices are located at 100 Wood Hollow Drive, Novato, California, 94945.

GreenPoint has originated residential mortgage loans of substantially the same type as the Mortgage Loans since its formation in October 1999, when it acquired the assets and liabilities of Headlands Mortgage Company.

The following table sets forth, by number and dollar amount of mortgage loans, GreenPoint’s residential mortgage loan production for the periods indicated.

Residential Mortgage Loan Production Table

	At December 31,	At December 31,	At December 31,	At September 30,
Loan Type	2003	2004	2005	2006
Alt A and Specialty
Number of Loans	56,702	65,284	67,707	44,766
Dollar Volume	$11,505,997,786	$14,579,659,658	$19,148,814,451	$13,613,261,455
Percent Adjustable	19%	67%	84%	81%
Percent of Total Dollar Volume	30%	37%	45%	50%

Agency
Number of Loans	28,460	10,975	12,408	7,765
Dollar Volume	$5,378,009,580	$2,188,737,211	$2,746,779,129	$1,749,828,358
Percent Adjustable	0%	3%	1%	2%
Percent of Total Dollar Volume	14%	6%	7%	6%

Jumbo
Number of Loans	53,106	53,522	41,614	22,013
Dollar Volume	$19,426,400,804	$17,667,106,136	$14,899,732,857	$8,255,703,707
Percent Adjustable	69%	84%	74%	77%
Percent of Total Dollar Volume	50%	44%	35%	30%

Heloc and Seconds
Number of Loans	44,346	83,902	82,258	51,556
Dollar Volume	$2,556,735,253	$5,374,039,738	$5,450,355,355	$3,503,401,046
Percent Adjustable	96%	97%	95%	82%
Percent of Total Dollar Volume	7%	14%	13%	13%

Loan Type	2003	2004	2005	2006

Number of Loans	182,614	213,683	203,987	126,100
Dollar Volume	$38,867,143,423	$39,809,542,743	$42,245,681,792	$27,122,194,566
Average Loan Amount	$212,838	$186,302	$207,100	$215,085
Non-Purchase Transactions	66%	52%	51%	57%
Adjustable Rate Loans*	47%	75%	76%	75%
*% of total loan production based on dollar volume
% may not add to 100% due to rounding

Underwriting Guidelines

Generally, the GreenPoint underwriting guidelines are applied to evaluate the prospective borrower’s credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. Exceptions to the guidelines are permitted where compensating factors are present. The GreenPoint underwriting guidelines are generally not as strict as Fannie Mae or Freddie Mac guidelines. GreenPoint’s underwriting guidelines are applied in accordance with applicable federal and state laws and regulations.

In assessing a prospective borrower’s creditworthiness, GreenPoint may use FICO® credit scores. FICO credit scores are statistical credit scores designed to assess a borrower's creditworthiness and likelihood to default on a consumer obligation over a two-year period based on a borrower's credit history. FICO credit scores were not developed to predict the likelihood of default on mortgage loans and, accordingly, may not be indicative of the ability of a borrower to repay its mortgage loan. FICO credit scores range from approximately 300 to approximately 850, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score.

In determining whether a prospective borrower has sufficient monthly income available to meet the borrower's monthly obligation on the proposed mortgage loan and monthly housing expenses and other financial obligations, GreenPoint generally considers the ratio of those amounts to the proposed borrower's monthly gross income. These ratios vary depending on a number of underwriting criteria, including loan-to-value ratios (“LTV”), and are determined on a loan-by-loan basis. The ratios generally are limited to 40% but may be extended to 50% with adequate compensating factors, such as disposable income, reserves, higher FICO credit score, or lower LTV’s. Each mortgage loan has a required amount of reserves, with the minimum being three months of principal, interest, taxes and insurance for full documentation loans. Depending on the LTV and occupancy types, these reserve requirements may be increased to compensate for the additional risk.

As part of its evaluation of potential borrowers, GreenPoint generally requires a description of the borrower’s income. If required by its underwriting guidelines, GreenPoint obtains employment verification providing current and historical income information and/or a telephonic employment confirmation. Employment verification may be obtained through analysis of the prospective borrower’s recent pay stubs and/or W-2 forms for the most recent two years or relevant portions of the borrower’s most recent two years’ tax returns, or from the prospective borrower’s employer, wherein the employer reports the borrower’s length of employment and current salary with that organization. Self-employed prospective borrowers generally are required to submit relevant portions of their federal tax returns for the past two years.

GreenPoint acquires or originates many mortgage loans under “limited documentation” or “no documentation” programs. Under limited documentation programs, more emphasis is placed on the value and adequacy of the mortgaged property as collateral, credit history and other assets of the borrower, than on verified income of the borrower. Mortgage loans underwritten under this type of program are generally limited to borrowers with credit histories that demonstrate an established ability to repay indebtedness in a timely fashion, and certain credit underwriting documentation concerning income or income verification and/or employment verification is waived. Mortgage loans originated and acquired with limited documentation programs include cash-out refinance loans, super-jumbo mortgage loans and mortgage loans secured by investor-owned properties. Permitted maximum loan-to-value ratios (including secondary financing) under limited documentation programs are generally more restrictive than mortgage loans originated with full documentation requirements. Under no documentation programs, income ratios for the prospective borrower are not calculated. Emphasis is placed on the value and adequacy of the mortgaged property as collateral and the credit history of the prospective borrower, rather than on verified income and assets of the borrower. Documentation concerning income, employment verification and asset verification is not required and income ratios are not calculated. Mortgage loans underwritten under no documentation programs are generally limited to borrowers with favorable credit histories and who satisfy other standards for limited documentation programs.

Periodically, the data used by GreenPoint to underwrite mortgage loans may be obtained by an approved loan correspondent. In those instances, the initial determination as to whether a mortgage loan complies with GreenPoint’s underwriting guidelines may be made by such loan correspondent. In addition, GreenPoint may acquire mortgage loans from approved correspondent lenders under a program pursuant to which GreenPoint delegates to the correspondent the obligation to underwrite the mortgage loans to GreenPoint’s standards. Under these circumstances, the underwriting of a mortgage loan may not have been reviewed by GreenPoint before acquisition of the mortgage loan, and the correspondent represents to GreenPoint that its underwriting standards have been met. After purchasing mortgage loans under those circumstances, GreenPoint conducts a quality control review of a sample of the mortgage loans. The number of loans reviewed in the quality control process varies based on a variety of factors, including GreenPoint’s prior experience with the correspondent lender and the results of the quality control review process itself.

In determining the adequacy of the property as collateral, an independent appraisal is generally made of each property considered for financing. All appraisals are required to conform the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standard Board of the Appraisal Foundation. Each appraisal must meet the requirements of Fannie Mae and Freddie Mac. The requirements of Fannie Mae and Freddie Mac require, among other things, that the appraiser, or its agent on its behalf, personally inspect the property inside and out, verify whether the property is in a good condition and verify that construction, if new, has been substantially completed. The appraisal generally will have been based on prices obtained on recent sales of comparable properties determined in accordance with Fannie Mae and Freddie Mac guidelines. In certain cases, an analysis based on income generated by the property or a replacement cost analysis based on the current cost of constructing or purchasing a similar property may be used. GreenPoint’s Underwriting Guidelines require that the underwriters be satisfied that the value of the property being financed supports, and will continue to support, the outstanding loan balance, and provides sufficient value to mitigate the effects of adverse shifts in real estate values.

GreenPoint may provide secondary financing to a borrower contemporaneously with the origination of a mortgage loan, subject to the limitation that the combined Loan-to-Value Ratio may not exceed 100%. GreenPoint’s underwriting guidelines do not prohibit or otherwise restrict a borrower from obtaining secondary financing from lenders other than GreenPoint, whether at origination of the mortgage loan or thereafter.

Generally, each mortgage with an LTV at origination of greater than 80% is covered by a primary mortgage insurance policy issued by a mortgage insurance company acceptable to Fannie Mae or Freddie Mac. The policy provides coverage in the amount equal to a specified percentage multiplied by the sum of the remaining principal balance of the related mortgage loan, the accrued interest on it and the related foreclosure expenses. The specified coverage percentage is, generally, 12% for LTV’s between 80.01% and 85.00%, 25% for LTV’s between 85.01% and 90% and 30% for LTV’s between 90.01% and 95%. However, under certain circumstances, the specified coverage levels for these mortgage loans may vary from the foregoing. No primary mortgage insurance policy will be required with respect to any mortgage loan if maintaining the policy is prohibited by applicable law, after the date on which the related LTV is 80% or less, or where, based on a new appraisal, the principal balance of the mortgage loan represents 80% or less of the new appraised value.

GreenPoint requires title insurance on all of its mortgage loans secured by first liens on real property. In addition, GreenPoint requires that fire and extended coverage casualty insurance be maintained on the mortgaged property in an amount at least equal to the principal balance of the related single-family mortgage loan or the replacement cost of the mortgaged property, whichever is less. GreenPoint also requires flood insurance to be maintained on the mortgaged property if and to the extent such insurance is required by applicable law or regulation.

STATIC POOL INFORMATION

The depositor will provide static pool information, material to this offering, with respect to the experience of the sponsor in securitizing asset pools of the same type at http://www.bearstearns.com/transactions/bsabs_i/gpmf2007-he1/.

Information provided through the Internet address above will not be deemed to be a part of this prospectus or the registration statement for the securities offered hereby if it relates to any prior securities pool or vintage formed before January 1, 2006, or with respect to the mortgage pool (if applicable) any period before January 1, 2006.

THE ISSUING ENTITY

Greenpoint Mortgage Funding Trust 2007-HE1, a Delaware statutory trust, formed pursuant to the Trust Agreement. The Trust Agreement constitutes the “governing instrument” under the laws of the State of Delaware. After its formation, Greenpoint Mortgage Funding Trust 2007-HE1 will not engage in any activity other than (i) acquiring and holding the HELOCs and the other assets of the trust and proceeds therefrom, (ii) issuing the Notes and the Certificates, (iii) making payments on the Notes and the Certificates, and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith. The foregoing restrictions are contained in the Trust Agreement. For a description of other provisions relating to amending the Trust Agreement, please see “The Agreements — Amendment of Agreement” in the base prospectus.

The assets of Greenpoint Mortgage Funding Trust 2007-HE1 will consist of the HELOCs and certain related assets.

Greenpoint Mortgage Funding Trust 2007-HE1’s fiscal year end is December 31.

THE DEPOSITOR

The depositor, Bear Stearns Asset Backed Securities I LLC, was formed in the state of Delaware in January 2004, and is a wholly-owned subsidiary of The Bear Stearns Companies Inc. The depositor was organized for the sole purpose of serving as a private secondary mortgage market conduit. The depositor does not have, nor is it expected in the future to have, any significant assets.

The depositor has been serving as a private secondary mortgage market conduit for residential mortgage loans since 2004. As of September 30, 2006, the depositor has been involved in the issuance of securities backed by residential mortgage loans in excess of $65,247,999,772. In conjunction with the sponsor’s acquisition of the HELOCs, the depositor will execute a mortgage loan purchase agreement through which the loans will be transferred to itself. These HELOCs are subsequently deposited in a common law or statutory trust, described in this free writing prospectus, which will then issue the securities.

After issuance and registration of the securities contemplated in this free writing prospectus and any supplement hereto, the depositor will have no duties or responsibilities with respect to the pool assets or the securities other than any obligations with respect to the filing of any reports under the Exchange Act as set forth in the Sale and Servicing Agreement.

The depositor’s principal executive offices are located at 383 Madison Avenue, New York, New York 10179. Its telephone number is (212) 272-2000.

THE SPONSOR

The sponsor, EMC Mortgage Corporation, was incorporated in the State of Delaware on September 26, 1990, as a wholly owned subsidiary corporation of The Bear Stearns Companies Inc., and is an affiliate of the depositor and the underwriter. The sponsor was established as a mortgage banking company to facilitate the purchase and servicing of whole loan portfolios containing various levels of quality from “investment quality” to varying degrees of “non-investment quality” up to and including real estate owned assets (“REO”). The sponsor commenced operation in Texas on October 9, 1990.

The sponsor maintains its principal office at 2780 Lake Vista Drive, Lewisville, Texas 75067. Its telephone number is (214) 626-3800.

Since its inception in 1990, the sponsor has purchased over $100 billion in residential whole loans and servicing rights, which include the purchase of newly originated alternative A, jumbo (prime) and sub-prime loans. Loans are purchased on a bulk and flow basis. The sponsor is one of the United States’ largest purchasers of scratch and dent, sub-performing and non-performing residential mortgages and REO from various institutions, including banks, mortgage companies, thrifts and the U.S. government. Loans are generally purchased with the ultimate strategy of securitization into an array of Bear Stearns’ securitizations based upon product type and credit parameters, including those where the loan has become re-performing or cash-flowing.

Performing loans include first lien fixed rate and ARMs, as well as closed end fixed rate second liens and lines of credit (“HELOCs”). Performing loans acquired by the sponsor are subject to varying levels of due diligence prior to purchase. Portfolios may be reviewed for credit, data integrity, appraisal valuation, documentation, as well as compliance with certain laws. Performing loans purchased will have been originated pursuant to the sponsor’s underwriting guidelines or the originator’s underwriting guidelines that are acceptable to the sponsor.

Subsequent to purchase by the sponsor, performing loans are pooled together by product type and credit parameters and structured into RMBS, with the assistance of Bear Stearns’ Financial Analytics and Structured Transactions Group, for distribution into the primary market.

The sponsor has been securitizing residential mortgage loans since 1999. The following table describes size, composition and growth of the sponsor’s total portfolio of assets it has securitized as of the dates indicated.

	December 31, 2003		December 31, 2004		December 31, 2005		September 30, 2006
Loan Type	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans
Alt-A ARM	12,268	$3,779,319,393.84	44,821	$11,002,497,283.49	73,638	$19,087,119,981.75	54,448	$16,005,022,680.66
Alt-A Fixed	15,907	$3,638,653,583.24	15,344	$4,005,790,504.28	17,294	$3,781,150,218.13	10,480	$2,487,265,691.18
HELOC	-	$-	-	$-	9,309	$509,391,438.93	9,642	$671,297,933.89
Neg-Am ARM							36,469	$13,375,355,933.41
Prime ARM	16,279	$7,179,048,567.39	30,311	$11,852,710,960.78	27,384	$13,280,407,388.92	7,050	$3,481,137,519.89
Prime Fixed	2,388	$1,087,197,396.83	1,035	$509,991,605.86	3,526	$1,307,685,538.44	1,803	$484,927,212.35
Prime Short Duration ARM	7,089	$2,054,140,083.91	23,326	$7,033,626,375.35	38,819	$14,096,175,420.37	12,256	$5,085,828,335.31
Reperforming	2,800	$247,101,330.36	2,802	$311,862,677.46	2,877	$271,051,465.95	1,084	$115,127,847.83
Seconds	-	$-	14,842	$659,832,093.32	114,899	$5,609,656,263.12	96,106	$5,363,659,738.17
SubPrime	29,303	$2,898,565,285.44	98,426	$13,051,338,552.19	101,156	$16,546,152,274.44	43,470	$7,619,506,951.48
Totals	86,034	$20,884,025,641.01	230,907	$48,427,650,052.73	388,902	$74,488,789,990.05	272,808	$54,689,129,844.17

With respect to some of the securitizations organized by the sponsor, a “step-down” trigger has occurred with respect to the loss and delinquency experience of the mortgage loans included in those securitizations, resulting in a sequential payment of principal to the related certificates, from the certificates with the highest credit rating to the one with the lowest rating. In addition, with respect to one securitization organized by the sponsor, a servicing trigger required by the related financial guaranty insurer has occurred; however, the insurer has granted extensions enabling the normal servicing activities to continue.

The sponsor has received a civil investigative demand (CID), from the Federal Trade Commission (FTC), seeking documents and data relating to the sponsor’s business and servicing practices. The CID was issued pursuant to a December 8, 2005 resolution of the FTC authorizing non-public investigations of various unnamed subprime lenders, loan servicers and loan brokers to determine whether there have been violations of certain consumer protections laws. The sponsor is cooperating with the FTC’s inquiry.

INTEREST COVERAGE ACCOUNT

On the closing date, the depositor will deposit cash into the interest coverage account. The amount on deposit in the interest coverage account will be specifically allocated to cover interest shortfalls and Basis Risk Shortfalls in interest on each class of notes with respect to the first payment date. Any amounts remaining in the interest coverage account after the first payment date and not needed for such purposes will be paid to the depositor and will not thereafter be available for payment to the noteholders. Amounts on deposit in the interest coverage account may be invested in permitted investments selected by the depositor. All such permitted investments are required to mature no later than the business day prior to the first payment date as specified in the Indenture. The interest coverage account will not be included as an asset of any REMIC created pursuant to the Indenture.

MASTER SERVICING AND SERVICING OF helocs

The Master Servicer

LaSalle Bank National Association (“LaSalle”) will act as master servicer pursuant to the Sale and Servicing Agreement. LaSalle is a national banking association formed under the federal laws of the United States of America. Its parent company, LaSalle Bank Corporation, is an indirect subsidiary of ABN AMRO Bank N.V., a Netherlands banking corporation. The long-term unsecured debt of LaSalle is rated “A+” by S&P, “Aa3” by Moody’s and “AA-” by Fitch Ratings.

LaSalle launched its master servicing business in June 2005 and since that time has served as master servicer on approximately 30 residential mortgage-backed securitization transactions with an original outstanding principal balance of approximately $17.2 billion and involving mortgage loans and HELOCs. Though it is a new initiative, LaSalle’s master servicing business is managed and administered by a team of employees with collectively over 15 years of experience in the residential mortgage master servicing industry. As further described in the Sale and Servicing Agreement, LaSalle, as master servicer, will (i) supervise, oversee and monitor the performance by the servicer of its obligations under the Servicing Agreement, (ii) review certain reports, information and data provided to it by the servicer, as applicable, (iii) enforce the obligations, covenants and conditions of the servicer as set forth in the Servicing Agreement, (iv) monitor the servicer’s servicing activities with respect to each HELOC, (v) reconcile the results of such monitoring with the information and data provided to the master servicer by the servicer on a monthly basis, (vi) coordinate necessary corrective adjustments to the servicers’ and the master servicer’s records, (vii) based on such reconciled and corrected information, provide such information to the securities administrator as shall be necessary in order for it to perform calculations in respect of the Notes and prepare the monthly statement to Noteholders, and (viii) enforce any remedies available to the trust against any servicer for the servicer’s failure to perform its obligations under the Servicing Agreement, including terminating the servicer and appointing a successor servicer (which could be the master servicer) as further specified in the Sale and Servicing Agreement.

The depositor, the sponsor, the owner trustee, the indenture trustee and either servicer may maintain other banking relationships in the ordinary course of business with LaSalle. LaSalle’s corporate trust office for master servicing purposes is located at 135 South LaSalle Street, Suite 1511, Chicago, Illinois, 60603, Attention: Global Securities and Trust Services - GPMF 2007-HE1 or at such other address as LaSalle may designate from time to time.

The Servicer

Greenpoint will act as servicer with respect to all of of the HELOCs.

GreenPoint is an indirect, wholly-owned subsidiary of Capital One. Capital One is listed on the New York Stock Exchange under the symbol “COF”. GreenPoint was formerly an indirect wholly-owned subsidiary of North Fork Bancorporation, Inc., which was merged into Capital One on December 1, 2006.

GreenPoint is engaged in the mortgage banking business, and as part of that business, originates, acquires, sells and services mortgage loans. GreenPoint originates loans primarily through its wholesale division, which works with a nationwide network of independent mortgage brokers, each of which must be approved by GreenPoint. GreenPoint also originates loans through its retail and correspondent lending divisions. Mortgage loans originated by GreenPoint are secured primarily by one-to-four family residences. GreenPoint’s executive offices are located at 100 Wood Hollow Drive, Novato, California, 94945.

GreenPoint has been servicing residential mortgage loans since its formation in October 1999 when it acquired the assets and liabilities of Headlands Mortgage Company. GreenPoint is an approved mortgage loan servicer for Fannie Mae and Freddie Mac and is licensed to service mortgage loans in each state where a license is required based on the conduct of its servicing business. In its capacity as servicer, GreenPoint will be responsible for servicing the mortgage loans in accordance with the terms set forth in the servicing agreement.

GreenPoint sells substantially all of the mortgage loans it originates or acquires. In connection with such sales, GreenPoint sometimes continues to service the loans it sells, and sometimes transfers the servicing to loan purchasers. The relative proportions in which GreenPoint sells and transfers servicing for loans vary to a significant degree depending on a number of factors, including market conditions. As of September 30, 2006, December 31, 2005, December 31, 2004 and December 31, 2003, GreenPoint provided servicing for mortgage loans with an aggregate principal balance of approximately $48.9 billion, $50 billion, $42.6 billion and $31.9 billion, respectively, of which approximately 65.2%, 66.6%, 65.6% and 62.1%, respectively, are being serviced for unaffiliated persons.

GreenPoint has established standard policies for the servicing of mortgages. Servicing includes, but is not limited to: (i) collecting, aggregating and remitting mortgage loan payments; (ii) accounting for principal and interest; (iii) holding escrow funds for future payment of taxes and insurance; (iv) making inspections as required of the mortgaged properties; (v) preparation of tax related information in connection with mortgage loans; (vi) management of delinquent mortgage loans (including mortgage loans of borrowers who have declared bankruptcy); (vii) loss mitigation efforts; (viii) foreclosure proceedings and, if applicable, the disposition of mortgaged properties; and (ix) generally administering mortgage loans, for which it receives servicing fees.

GreenPoint provides billing statements monthly with respect to mortgage loans. The statement includes payment details and payment application information and specifies the next payment due. GreenPoint monitors adjustable rate mortgage loans to capture changes to the applicable index. GreenPoint processes all rate changes and sends written notification to affected borrowers prior to the effective payment date.

When a borrower fails to make a payment on a mortgage loan, GreenPoint attempts to cure the default by contacting the borrower by phone. In most cases, defaults are cured promptly. Pursuant to GreenPoint’s servicing procedures, GreenPoint generally mails to the borrower a notice of intent to foreclose after the loan becomes 45 days past due (two payments due but not received) and, generally within 45 days thereafter, if the loan remains delinquent, institutes appropriate legal action to foreclose on the mortgaged property. Foreclosure proceedings are terminated if the delinquency is cured. Mortgage loans to borrowers who declare bankruptcy may be restructured by bankruptcy courts in accordance with law and with a view to maximizing recovery of the loans.

Once foreclosure is initiated by GreenPoint, a foreclosure tracking system is used to monitor the progress of the proceedings. The system includes state specific parameters to monitor whether proceedings are progressing within the time frame typical for the state in which the mortgaged property is located. During the foreclosure proceeding, GreenPoint determines the amount of the foreclosure bid and whether to liquidate the mortgage loan.

If foreclosed, the mortgaged property is sold at a public sale and may be purchased by GreenPoint. After foreclosure, GreenPoint may liquidate the mortgaged property and charge-off any balance which was not recovered through liquidation proceeds.

Servicing administration, collection practices and charge-off policies with respect to mortgage loans are generally consistent with industry practices, but may change over time in accordance with, among other things, GreenPoint’s business judgment, servicing requirements, changes in the servicing portfolio and applicable laws and regulations.

Foreclosure and Delinquency Experience

Historically, a variety of factors, including the appreciation of real estate values, have limited GreenPoint’s foreclosure and delinquency experience on its portfolio of serviced mortgage loans. There can be no assurance that factors beyond the control of GreenPoint, such as national or local economic conditions or downturns in the real estate markets of its lending areas, will not result in increased rates of delinquencies and foreclosure losses in the future.

A general deterioration of the real estate market in regions where the mortgaged properties are located may result in increases in delinquencies of loans secured by real estate, slower absorption rates of real estate into the market and lower sales prices for real estate. A general weakening of the economy may result in decreases in the financial strength of borrowers and decreases in the value of collateral serving as security for loans. If the real estate market and economy were to decline, GreenPoint may experience an increase in delinquencies on the loans it services and higher net losses on liquidated loans.

The following table summarizes the delinquency experience for all the mortgage loans originated and serviced by GreenPoint. The data presented in the following table is for illustrative purposes only, and there is no assurance that the delinquency experience of the mortgage loans included in the trust will be similar to that set forth below.

GreenPoint Mortgage Funding, Inc.
Overall Mortgage Portfolio Delinquency and Foreclosure Experience
(dollars in thousands)

	At December 31,						At September 30,
	2003		2004		2005		2006
	Number of Loans	Percent of Servicing Portfolio	Number of Loans	Percent of Servicing Portfolio	Number of Loans	Percent of Servicing Portfolio	Number of Loans	Percent of Servicing Portfolio
Total Portfolio*	212,711	6.20%	286,698	3.41%	289,304	3.74%	275,064	3.79%

Period of Delinquency
30-59 days	6,381	3.00%	4,931	1.72%	6,065	2.10%	6,031	2.19%
60-89 days	2,056	0.97%	1,333	0.46%	1,626	0.56%	1,485	0.54%
90 days or more	1,922	0.90%	1,799	0.63%	2,138	0.74%	1,824	0.66%

Total Delinquencies (excluding Foreclosures)**	10,359	4.87%	8,063	2.81%	9,829	3.40%	9,340	3.40%

Foreclosures Pending	2,831	1.33%	1,709	0.60%	988	0.34%	1,082	0.39%

* The total number of loans in the portfolio has been reduced by the number of loans for which a servicing released sale is pending or loans which have been foreclosed.
** Percentages may not total properly due to rounding.

Collection and Other Servicing Procedures

The servicer will use reasonable efforts to ensure that all payments required under the terms and provisions of the HELOCs are collected and shall follow collection procedures comparable to the collection procedures of prudent mortgage lenders servicing mortgage loans and HELOCs for its own account, to the extent such procedures shall be consistent with the Servicing Agreement.

If a mortgaged property has been or is about to be conveyed by the mortgagor and the servicer has knowledge thereof, the servicer will accelerate the maturity of the HELOC, to the extent permitted by the terms of the related mortgage note and applicable law. If it reasonably believes that the due-on-sale clause cannot be enforced under applicable law, or would otherwise potentially impair any recovery under a primary mortgage insurance policy, if applicable, the servicer may enter into an assumption agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the mortgage note and the mortgagor, to the extent permitted by applicable law, remains liable thereon. The servicer will retain any fee collected for entering into assumption agreements as additional servicing compensation. In connection with any such assumption, the interest rate borne by the related mortgage note may not be changed.

The servicer will establish and maintain, with respect to the HELOCs, in addition to the protected accounts described below under “—Protected Accounts” one or more servicing accounts in a Depository institution the deposits of which are insured by the FDIC to the maximum extent permitted by law. The servicer will deposit and retain therein all collections from the mortgagors for the payment of taxes, assessments, insurance premiums, or comparable items as agent of the mortgagors as provided under the Servicing Agreement. The servicing account and the investment of deposits therein will comply with the requirements of the Servicing Agreement, and will meet the requirements of the rating agencies. Withdrawals of amounts from the servicing account may be made only to effect timely payment of taxes, assessments, insurance premiums, or comparable items, to refund to any mortgagors any sums as may be determined to be overages, to pay interest, if required, to mortgagors on balances in the servicing account, to pay earnings not required to be paid to mortgagors to the servicer, or to clear and terminate the servicing account at or at any time after the termination of the Servicing Agreement.

The servicer will maintain errors and omissions insurance and a fidelity bond in certain specified amounts to the extent required under the Servicing Agreement.

Hazard Insurance

The servicer will maintain and keep, or cause to be maintained and kept, with respect to each HELOC in full force and effect for each mortgaged property a hazard insurance policy with extended coverage customary in the area where the mortgaged property is located in an amount equal to the amounts required under the Servicing Agreement, or in general equal to at least the lesser of the outstanding principal balance of the combined principal balance of the HELOC or the maximum insurable value of the improvements securing such HELOC and containing a standard mortgagee clause; but no less than the amount necessary to prevent loss due to the application of any co-insurance provision of the related policy. Any amounts collected by the servicer under any such hazard insurance policy, other than amounts to be applied to the restoration or repair of the mortgaged property or amounts released to the mortgagor in accordance with normal servicing procedures, shall be deposited in the protected account. Any cost incurred in maintaining any such hazard insurance policy shall not be added to the amount owing under the HELOC for the purpose of calculating monthly payments to the Noteholders, notwithstanding that the terms of the HELOC so permit. Such costs shall be recoverable by the servicer out of related late payments by the mortgagor or out of Insurance Proceeds or Liquidation Proceeds or any other amounts in the protected account. The right of the servicer to reimbursement for such costs incurred will be prior to the right of the master servicer to receive any related Insurance Proceeds or Liquidation Proceeds or any other amounts in the protected account.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by state law. Such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism and malicious mischief. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

Hazard insurance policies covering properties similar to the mortgaged properties typically contain a clause which in effect requires the insured at all times to carry insurance of a specified percentage generally at least 80% of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured’s coverage falls below this specified percentage, such clause provides that the insurer’s liability in the event of partial loss does not exceed the greater of (i) the replacement cost of the improvements less physical depreciation, or (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

Since the amount of hazard insurance to be maintained on the improvements securing the HELOCs may decline as the principal balances owing thereon decrease, and since residential properties have historically appreciated in value over time, in the event of partial loss, hazard Insurance Proceeds may be insufficient to restore fully the damaged property.

Where the property securing a HELOC is located in a federally designated flood area, the servicer will cause with respect to such HELOC flood insurance to the extent available and in accordance with industry practices to be maintained. Such flood insurance will generally be in an amount equal to the lesser of (i) the outstanding principal balance of such HELOC, (ii) the maximum insurable value of the improvements securing such HELOC and (iii) the maximum amount of such insurance available for the related mortgaged property under either the regular or emergency programs of the National Flood Insurance Program, assuming that the area in which such mortgaged property is located is participating in such program.

The servicer, on behalf of the indenture trustee and the Noteholders, will present claims to the insurer under any applicable hazard insurance policy. As set forth above, all collections under such policies that are not applied to the restoration or repair of the related mortgaged property or released to the mortgagor in accordance with normal servicing procedures are to be deposited in the protected account. The servicer is required to deposit in the protected account the amount of any deductible under a blanket hazard insurance policy, if applicable.

Realization Upon Defaulted HELOCs

The servicer will take such action either as it deems to be in the best interest of the trust, or as is consistent with the requirements of Fannie Mae or in accordance with established practices for other mortgage loans or HELOCs serviced by the servicer with respect to defaulted HELOCs and foreclose upon or otherwise comparably convert the ownership of properties securing defaulted HELOCs as to which no satisfactory collection arrangements can be made. To the extent set forth under the Servicing Agreement, the servicer will service the property acquired by the trust through foreclosure or deed-in-lieu of foreclosure in accordance with procedures that the servicer employs and exercises in servicing and administering mortgage loans for its own account and which are in accordance with accepted mortgage servicing practices of prudent lending institutions.

Since Insurance Proceeds received in connection with a HELOC cannot exceed deficiency claims and certain expenses incurred by the servicer, no insurance payments will result in a recovery to Noteholders which exceeds the principal balance of the defaulted HELOC together with accrued interest thereon at its applicable net mortgage rate.

Optional Purchase of Certain HELOCs

As to any HELOC which as of the first day of a Fiscal Quarter is delinquent in payment by 90 days or more, the sponsor may, at its option, purchase such HELOC at a price equal to 100% of the Stated Principal Balance thereof plus accrued interest thereon at the applicable mortgage rate, from the date through which interest was last paid by the related mortgagor to the first day of the month in which such amount is to be distributed; provided that such HELOC is still delinquent in payment by 90 days or more as of the date of such purchase and provided further, that this limited purchase option, if not theretofore exercised, shall terminate on the date prior to the last day of such Fiscal Quarter. Such option, if not exercised, shall not thereafter be reinstated as to any such HELOC unless the delinquency is cured and the HELOC thereafter again becomes delinquent in payment 90 days or more. In that event, the option shall again become exercisable on the first date of the subsequent Fiscal Quarter.

This right may be assigned by the sponsor to a third party, including a holder of a class of notes. Investors should note that the removal of any such HELOC from the trust may affect the loss and delinquency tests which determine the level of the overcollateralization target amount, which may adversely affect the market value of the notes.

Master Servicing and Servicing Compensation and Payment of Expenses

The master servicer will be entitled to receive a fee on each payment date as compensation for its activities under the Sale and Servicing Agreement equal to 1/12 of the master servicing fee rate multiplied by the Stated Principal Balance of the HELOCs as of the due date in the month preceding the month in which such payment date occurs. The master servicing fee rate will be 0.0175% per annum. The master servicer will also be entitled to any amounts earned on funds in the master servicer collection account. The master servicer will pay the fees of the indenture trustee from the master servicing fee.

The servicer will be entitled to receive a fee on each payment date as compensation for its activities under the Servicing Agreement equal to 1/12 of the servicing fee rate multiplied by the Stated Principal Balance of each HELOC serviced by it as of the due date in the month preceding the month in which such payment date occurs. The servicing fee rate will be 0.500% per annum.

In addition to the primary compensation described above, the servicer will retain all assumption fees, tax service fees, fees for statements of account payoff and late payment charges, all to the extent collected from mortgagors.

The servicer will pay all related expenses incurred in connection with its servicing responsibilities, subject to limited reimbursement as described in this free writing prospectus.

Protected Account

The servicer will establish and maintain one or more custodial accounts (referred to in this free writing prospectus as protected accounts) into which it will deposit daily or at such other time as specified under the Servicing Agreement, all collections of principal and interest on any HELOCs, including principal prepayments, Insurance Proceeds, Liquidation Proceeds, Recoveries and Subsequent Recoveries, less the applicable servicing fee. The protected account and amounts at any time credited thereto shall comply with the requirements of the Servicing Agreement and shall meet the requirements of the rating agencies.

On the date specified under the Servicing Agreement, the servicer will withdraw from the protected account amounts on deposit therein and will remit them to master servicer for deposit in the Master Servicer Collection Account.

The Master Servicer Collection Account

The master servicer shall establish and maintain in the name of the indenture trustee, for the benefit of the Noteholders, an account (the “Master Servicer Collection Account”) into which it will deposit amounts received from the servicer (less the master servicer’s expenses, as provided in the Sale and Servicing Agreement) with respect to the HELOCs. The Master Servicer Collection Account and amounts at any time credited thereto shall comply with the requirements of the Sale and Servicing Agreement and shall meet the requirements of the rating agencies. The Master Servicer Collection Account may be a sub-account of the Payment Account for so long as LaSalle Bank National Association is the master servicer and LaSalle Bank National Association is the securities administrator. The amount at any time credited to the Master Servicer Collection Account may be invested in the name of the indenture trustee for the benefit of the master servicer in permitted investments selected by the master servicer as set forth in the Sale and Servicing Agreement. The master servicer will have sole discretion to determine the particular investments made so long as it complies with the investment terms of the Sale and Servicing Agreement.

Any one or more of the following obligations or securities held in the name of the indenture trustee for the benefit of the Noteholders will be considered a permitted investment:

(i)  obligations of the United States or any agency thereof, provided such obligations are backed by the full faith and credit of the United States;

(ii)  general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each rating agency;

(iii)  commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each rating agency;

(iv)  notes of deposit, demand or time deposits, or bankers’ acceptances issued by any Depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities (including the master servicer or the securities administrator in its commercial banking capacity), provided that the commercial paper and/or long term unsecured debt obligations of such depository institution or trust company are then rated one of the two highest long-term and the highest short-term ratings of each such rating agency for such securities;

(v)  guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of such agreements, such terms and conditions as will not result in the downgrading or withdrawal of the rating then assigned to the notes by each rating agency, as evidenced in writing;

(vi)  repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (v) above;

(vii)  securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of such investment, have one of the two highest short term ratings of each rating agency (except if the rating agency is Moody’s, such rating shall be the highest commercial paper rating of Moody’s for any such securities);

(viii)  interests in any money market fund (including any such fund managed or advised by the master servicer or the securities administrator or any affiliate thereof) which at the date of acquisition of the interests in such fund and throughout the time such interests are held in such fund has the highest applicable short term rating by each rating agency;

(ix)  short term investment funds sponsored by any trust company or banking association incorporated under the laws of the United States or any state thereof (including any such fund managed or advised by the master servicer or the securities administrator or any affiliate thereof) which on the date of acquisition has been rated by each rating agency in their respective highest applicable rating category; and

(x)  such other investments having a specified stated maturity and bearing interest or sold at a discount acceptable to each rating agency and as will not result in the downgrading or withdrawal of the rating then assigned to the notes by any rating agency, as evidenced by a signed writing delivered by each rating agency.

The master servicer shall be entitled to any amounts earned and will be liable for any losses on permitted investments in the Master Servicer Collection Account. The master servicer will deposit in the Master Servicer Collection Account, as received, the following amounts:

(i)  Any amounts received from the servicer;

(ii)  Any Insurance Proceeds, Liquidation Proceeds, Recoveries or Subsequent Recoveries received by the master servicer which were not deposited in the protected account, collection account or other permitted account, as applicable;

(iii)  The repurchase price with respect to any HELOCs repurchased and all proceeds of any HELOCs or property acquired in connection with the related optional termination of the sub-trust;

(iv)  Any amounts required to be deposited with respect to losses on permitted investments; and

(v)  Any other amounts received by or on behalf of the master servicer or the indenture trustee and required to be deposited in the Master Servicer Collection Account pursuant to the Sale and Servicing Agreement.

Modifications

In instances in which a HELOC is in default or if default is reasonably foreseeable, and if determined by the servicer to be in the best interest of the Noteholders, the servicer may permit servicing modifications of the HELOCs rather than proceeding with foreclosure. However, the servicer’s ability to permit servicing modifications will be subject to some limitations, including but not limited to the following. Any amounts added to the principal balance of the HELOC, or capitalized amounts added to the HELOC, will be required to be fully amortized over the remaining term, or the extended term, of the HELOC. All capitalizations are to be implemented in accordance with the sponsor’s standards and may be implemented only by the servicer for that purpose. The final maturity of any HELOC shall not be extended beyond the assumed final payment date. No servicing modification with respect to a HELOC will have the effect of reducing the HELOC rate below one half of the HELOC rate as in effect on the cut off date, but not less than the Expense Fee Rate. Further, the aggregate current principal balance of all HELOCs subject to modifications can be no more than five percent (5%) of the aggregate principal balance of the HELOCs as of the cut off date, but this limit may increase from time to time with the consent of the rating agencies.

Evidence as to Compliance

The Servicing Agreement will provide that on or before a specified date in March of each year beginning with the first year after the year in which the Cut-off Date occurs, each party responsible for the servicing function will provide to the depositor and the master servicer a report on an assessment of compliance with certain minimum servicing criteria established in Item 1122(d) of Regulation AB (the “AB Servicing Criteria”). The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting, and pool asset administration. Such report will indicate that the AB Servicing Criteria were used to test compliance on a platform level basis and will set out any material instances of noncompliance.

The Servicing Agreement will also provide that each party responsible for the servicing function will deliver, at the same time, along with its report on assessment of compliance, an attestation report from a firm of independent public accountants on the assessment of compliance with the AB Servicing Criteria.

The Servicing Agreement will also provide for delivery to the rating agencies, the securities administrator and the master servicer, on or before a specified date in March of each year beginning with the first year after the year in which the Cut-off Date occurs, of a separate annual statement of compliance from each entity meeting the criteria set forth in item 1108(a)(2)(i) through (iii) of Regulation AB to the effect that, to the best knowledge of the signing officer, the servicer has fulfilled in all material respects its obligations under the Servicing Agreement throughout the preceding year or, if there has been a material failure in the fulfillment of any obligation, the statement shall specify such failure and the nature and status thereof.

Copies of the annual reports of assessment of compliance, attestation reports, and statements of compliance may be obtained by Noteholders without charge upon written request to the master servicer at the address of the master servicer set forth above. These items will be filed with the issuing entity’s annual report on Form 10-K, to the extent required under Regulation AB.Certain Matters

Certain Matters Regarding the Master Servicer

The Sale and Servicing Agreement will provide that the master servicer may not resign from its obligations and duties under the Sale and Servicing Agreement except (a) upon a determination that its duties thereunder are no longer permissible under applicable law or (b) upon compliance with the requirements below:

•
the master servicer has proposed a successor master servicer, who shall also have agreed to serve as securities administrator, to the indenture trustee, and the indenture trustee has consented to the appointment of such successor master servicer, with such consent not to be withheld unreasonably;

•	the proposed successor is qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac; and

•
the indenture trustee has received written confirmation from each rating agency that the appointment of such successor will not cause that rating agency to reduce, qualify or withdraw its then-current ratings assigned to any class of Notes.

In addition, the master servicer may be removed from its obligations and duties as set forth in the Sale and Servicing Agreement. No such resignation or removal will become effective until the indenture trustee or a successor master servicer has assumed the master servicer’s and securities administrator’s obligations and duties under the Sale and Servicing Agreement. At any time the master servicer resigns or is removed under the Sale and Servicing Agreement, the securities administrator shall likewise be terminated as securities administrator thereunder and under the Indenture and the Administration Agreement.

The Sale and Servicing Agreement will further provide that neither the master servicer nor any of the directors, officers, employees or agents of the master servicer will be under any liability to the trust fund or Noteholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Sale and Servicing Agreement, or for errors in judgment; provided, however, that the master servicer will not be protected against any breach of its representations and warranties in the Sale and Servicing Agreement or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. The Sale and Servicing Agreement will further provide that the master servicer and LaSalle Bank National Association in its individual capacity and any director, officer, employee or agent of the master servicer and LaSalle Bank National Association in its individual capacity will be entitled to indemnification by the trust fund and will be held harmless against any loss, liability or expense incurred, arising out of, or in connection with the the Sale and Servicing Agreement, the Indenture, the Notes or the HELOCs, other than any loss, liability or expense related to the failure to perform its duties in compliance with the Sale and Servicing Agreement any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties thereunder or by reason of reckless disregard of its obligations and duties thereunder.

In addition, the Sale and Servicing Agreement will provide that the master servicer will not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its responsibilities under the Sale and Servicing Agreement and which in its opinion may involve it in any expense or liability. The master servicer may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Sale and Servicing Agreement and the rights and duties of the parties thereto and the interests of the Noteholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the trust fund, and the master servicer will be entitled to be reimbursed therefor out of funds otherwise distributable to Noteholders.

Any person into which the master servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer is a party, or any person succeeding to the business of the master servicer, will be the successor of the master servicer under the Sale and Servicing Agreement, provided that such person is qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac and further provided that such merger, consolidation or succession does not adversely affect the then-current ratings of any class of Notes.

DESCRIPTION OF THE NOTES

General

The Mortgage-Backed Notes, Series 2007-HE1 consist of the classes of Notes reflected on the cover of this free writing prospectus, which we refer to collectively in this free writing prospectus as the offered notes, the Class B-4 Notes, which, together with the offered notes, we refer to in this free writing prospectus as the notes, and the Class S, Class E, Class X and Class R Certificates. The Class B-4 Notes and the Class S, Class E, Class X and Class R Certificates are not being offered by this free writing prospectus.

We refer to the Class A Notes in this free writing prospectus as the senior notes. We refer to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6, Notes collectively in this free writing prospectus as the Class M Notes. We refer to the Class B-1, Class B-2, Class B-3 and Class B-4 Notes as the Class B Notes and, collectively with the Class M Notes, the subordinated notes. We refer to the senior notes and the subordinated notes together in this free writing prospectus as the Notes. We refer to the Class R Certificates and the Class S Certificates in this free writing prospectus as the Residual Certificates. We refer to the Residual Certificates, Class E Certificates and Class X Certificates collectively in this free writing prospectus as the Certificates.

The trust will issue the Notes in book-entry form as described below, in minimum dollar denominations of $100,000 and integral multiples of $1.00 in excess thereof, except that one Note of such class may be issued in the remainder of the class.

Book-Entry Registration

The Notes will be issued in book-entry form. Persons acquiring beneficial ownership interests in the book-entry securities will hold their securities through The Depository Trust Company in the United States and through Clearstream, Luxembourg or the Euroclear System in Europe, if they are participants of any of such systems, or indirectly through organizations which are participants. The Depository Trust Company is referred to as “DTC”. Clearstream, Luxembourg is referred to as “Clearstream”. The Euroclear System is referred to as “Euroclear”. The book-entry securities will be issued in one or more Notes that equal the aggregate principal balance of the applicable class or classes of securities and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries that in turn will hold such positions in customers’ securities accounts in the depositaries’ names on the books of DTC. Citibank, N.A. will act as the relevant depository for Clearstream and JPMorgan Chase Bank, N.A. will act as the relevant depositary for Euroclear. Except as described below, no person acquiring a book-entry security will be entitled to receive a physical note representing such security. Unless and until physical securities are issued, it is anticipated that the only “securityholder” with respect to a book-entry security will be Cede & Co., as nominee of DTC. Beneficial owners are only permitted to exercise their rights indirectly through participants and DTC.

An Owner’s ownership of a book-entry security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a “Financial Intermediary”) that maintains the beneficial owner’s account for such purpose. In turn, the Financial Intermediary’s ownership of such book-entry security will be recorded on the records of DTC (or of a DTC participant that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner’s Financial Intermediary is not a DTC participant and on the records of Clearstream or Euroclear, as appropriate).

Beneficial owners will receive all payments allocable to principal and interest with respect to the book-entry securities from the securities administrator through DTC and DTC participants. While the book-entry securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating, governing and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers among participants on whose behalf it acts with respect to the securities. DTC is required to receive and transmit payments allocable to principal and interest with respect to the securities. Participants and Financial Intermediaries with whom beneficial owners have accounts with respect to securities are similarly required to make book-entry transfers and receive and transmit such payments on behalf of their respective beneficial owners. Accordingly, although beneficial owners will not possess physical notes, the Rules provide a mechanism by which beneficial owners will receive payments and will be able to transfer their beneficial ownership interests in the securities.

Beneficial owners will not receive or be entitled to receive definitive securities, except under the limited circumstances described below. Unless and until definitive securities are issued, beneficial owners who are not participants may transfer ownership of securities only through participants and Financial Intermediaries by instructing such participants and Financial Intermediaries to transfer beneficial ownership interests in the securities by book-entry transfer through DTC for the account of the purchasers of such securities, which account is maintained with their respective participants or Financial Intermediaries. Under the Rules and in accordance with DTC’s normal procedures, transfers of ownership of securities will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited. Similarly, the participants and Financial Intermediaries will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing beneficial owners.

Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Transfers between DTC participants will occur in accordance with DTC rules. Transfers between Clearstream participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the relevant depositaries.

DTC is a New York-chartered limited purpose trust company that performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the book-entry securities, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry securities will be subject to the Rules as in effect from time to time.

Clearstream has advised that it is incorporated under the laws of the Grand Duchy of Luxembourg as a professional depository. Clearstream holds securities for its participating organizations or participants. Clearstream facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in account of Clearstream participants, eliminating the need for physical movement of securities.

Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional Depository, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (the “CSSF”). Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

Payments, to the extent received by the relevant Depository for Clearstream, with respect to the securities held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures.

Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for movement of physical securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./NV under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. Euroclear Bank S.A./NV conducts all operations. All Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear Bank S.A./NV, not Euroclear Clearance Systems S.C. Euroclear Clearance Systems S.C. establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Euroclear Bank S.A./NV has advised us that it is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking Commission.

Securities clearance accounts and cash accounts with Euroclear Bank S.A./NV are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. These terms and conditions, operating procedures and laws govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific notes to specific securities clearance accounts. Euroclear Bank S.A./NV acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

The securities administrator will make payments on the book-entry securities on each payment date to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC’s normal procedures. Each DTC participant will be responsible for disbursing such payments to the beneficial owners that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners that it represents.

Under a book-entry format, beneficial owners may experience some delay in their receipt of payments, since the securities administrator will forward such payments to Cede & Co. Payments with respect to securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system’s rules and procedures, to the extent received by the relevant Depository. Such payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of DTC participants that in turn can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge book-entry securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such book-entry securities, may be limited due to the lack of physical notes for such book-entry securities. In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of such securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical notes.

Monthly and annual reports of the trust fund will be provided to Cede & Co., as nominee of DTC, and Cede & Co. may make such reports available to beneficial owners upon request, in accordance with the Rules, and to the DTC participants to whose DTC accounts the book-entry securities of such beneficial owners are credited directly or are credited indirectly through Financial Intermediaries.

DTC has advised the securities administrator that, unless and until definitive securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities under the Indenture or any other related agreement only at the direction of one or more DTC participants to whose DTC accounts the book-entry securities are credited, to the extent that such actions are taken on behalf of such participants whose holdings include such book-entry securities. Clearstream or Euroclear Bank S.A./NV, as the case may be, will take any other action permitted to be taken by a holder under the Indenture or any other related agreement on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related participants, with respect to some securities which conflict with actions taken with respect to other securities.

Physical notes representing a security will be issued to beneficial owners only upon the events specified in the Indenture. Such events may include the following:

•
we advise the securities administrator in writing that DTC is no longer willing or able to properly discharge its responsibilities as Depository with respect to the securities, and that we or the securities administrator is unable to locate a qualified successor, or

•	we elect to terminate the book-entry system through DTC with the consent of DTC participants.

Additionally, after the occurrence of an event of default under the Indenture or any other related agreement, any Noteholder materially and adversely affected thereby may, at its option, request and, subject to the procedures set forth in the Indenture, receive a definitive note evidencing such note owner’s percentage interest in the related class of notes. Upon the occurrence of any of the events specified in the Indenture, DTC will be required to notify all participants of the availability through DTC of physical notes. Upon surrender by DTC of the notes representing the book-entry securities and instruction for re-registration, the securities administrator will issue the securities in the form of physical notes, and thereafter the securities administrator will recognize the holders of such physical notes as securityholders. Thereafter, payments of principal of and interest on the securities will be made by the securities administrator directly to securityholders in accordance with the procedures listed in this free writing prospectus and in the Indenture. The final payment on any security (whether physical notes or securities registered in the name of Cede & Co.), however, will be made only upon presentation and surrender of such securities on the final payment date at such office or agency as is specified in the notice of final payment to securityholders.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Neither the trust nor the indenture trustee or the securities administrator will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry securities held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Glossary

“Accrual Period” means, with respect to any payment date, the period from and including the preceding payment date (or from the closing date, in the case of the first payment date) to and including the day prior to the current payment date.

“Administration Agreement” means the Administration Agreement, dated as of February 21, 2007, among the issuing entity, the securities administrator, the owner trustee and the depositor.

“Available Principal Payment Amount" means, with respect to the Notes and any payment date:

(i)  the greater of (A) zero and (B)

(1)  with respect to any payment date during the Managed Amortization Period and if the Sponsor Certificate Pro Rata Test is not met, the Principal Collection Amount less (a) the aggregate Draws for such payment date and (b) the aggregate Certificate Principal Balance of the Class S Certificates immediately prior to that payment date;

(2)  with respect to any payment date during the Managed Amortization Period and if the Sponsor’s Certificate Pro Rata Test is met, the Floating Allocation Percentage of the Principal Collection Amount less the aggregate Draws for the related payment date; and

(3)  with respect to any payment date during the Rapid Amortization Period, the Principal Collection Amount; plus

(ii)  the Overcollateralization Increase Amount for that payment date, minus

(iii)  the Overcollateralization Reduction Amount for that payment date; minus

(iv)  the servicing fees and Extraordinary Trust Fund Expenses (subject to the Extraordinary Trust Fund Expense Cap), to the extent not already covered by a reduction to the Interest Collection Amount.

“Basis Risk Shortfall” means, with respect to the Notes and any payment date, if such Notes are subject to the Net WAC Cap Rate on such payment date, the excess, if any, of (i) the amount of interest that would have been payable to such class of Notes on such payment date if the Note Interest Rate for such class for such payment date were calculated at the Formula Rate over (ii) the amount of interest payable on such class of Notes at the Net WAC Cap Rate for such payment date.

“Certificate Principal Balance” with respect to the Class S Certificates shall equal the sum of amounts by which on each payment date Draws exceed the Principal Collection Amount, minus (i) all amounts in respect of principal distributed to the Class S Certificates on previous payment dates and (ii) any Charge-Off Amounts allocated to such class on previous payment dates.

“Charge-Off Amount” with respect to Charged-Off HELOC, the amount of the Stated Principal Balance of such HELOC that has been written down. To the extent that the servicer or the master servicer receive Subsequent Recoveries with respect to any HELOC, the amount of Charge-Off Amount with respect to that HELOC will be reduced to the extent that such recoveries are applied to reduce the Note Principal Balance of any class of Notes on any payment date.

“Charged-Off HELOC” means any HELOC that has been charged off.

“Class A Principal Payment Amount” with respect to any payment date is the lesser of (I) the Available Principal Payment Amount for such payment date and (II) an amount equal to the excess (if any) of (A) the Note Principal Balance of the Class A Notes immediately prior to such payment date over (B) the lesser of (x) the product of (1) the Invested Amount as of the end of the Collection Period multiplied by (2) approximately 46.50% (subject to a variance of plus or minus 1.00%) and (y) (1) the Invested Amount as of the end of the related Collection Period, less (2) the Overcollateralization Floor.

“Class B-1 Principal Payment Amount” with respect to any payment date is the lesser of (I) the Available Principal Payment Amount remaining after payment of the Class A Principal Payment Amount, Class M-1 Principal Payment Amount, Class M-2 Principal Payment Amount, Class M-3 Principal Payment Amount, Class M-4 Principal Payment Amount, Class M-5 Principal Payment Amount and Class M-6 Principal Payment Amount on such payment date, and (II) an amount equal to the excess (if any) of (A) the sum of (1) the Note Principal Balance of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Notes (after taking into account the payment of the Class A Principal Payment Amount, Class M-1 Principal Payment Amount, Class M-2 Principal Payment Amount, Class M-3 Principal Payment Amount, Class M-4 Principal Payment Amount, Class M-5 Principal Payment Amount and Class M-6 Principal Payment Amount for that payment date) and (2) the Note Principal Balance of the Class B-1 Notes immediately prior to such payment date over (B) the lesser of (x) the product of (1) the Invested Amount as of the end of the Collection Period multiplied by (2) approximately 82.00% (subject to a variance of plus or minus 1.00%) and (y) (1) the Invested Amount as of the end of the Collection Period, less (2) the Overcollateralization Floor.

“Class B-2 Principal Payment Amount” with respect to any payment date is the lesser of (I) the Available Principal Payment Amount remaining after payment of the Class A Principal Payment Amount, Class M-1 Principal Payment Amount, Class M-2 Principal Payment Amount, Class M-3 Principal Payment Amount, Class M-4 Principal Payment Amount, Class M-5 Principal Payment Amount, Class M-6 Principal Payment Amount and Class B-1 Principal Payment Amount on such payment date, and (II) an amount equal to the excess (if any) of (A) the sum of (1) the Note Principal Balance of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class B-1 Notes (after taking into account the payment of the Class A Principal Payment Amount, Class M-1 Principal Payment Amount, Class M-2 Principal Payment Amount, Class M-3 Principal Payment Amount, Class M-4 Principal Payment Amount, Class M-5 Principal Payment Amount, Class M-6 Principal Payment Amount and Class B-1 Principal Payment Amount for that payment date) and (2) the Note Principal Balance of the Class B-2 Notes immediately prior to such payment date over (B) the lesser of (x) the product of (1) the Invested Amount as of the end of the Collection Period multiplied by (2) approximately 84.70% (subject to a variance of plus or minus 1.00%) and (y) (1) the Invested Amount as of the end of the Collection Period, less (2) the Overcollateralization Floor.

“Class B-3 Principal Payment Amount” with respect to any payment date is the lesser of (I) the Available Principal Payment Amount remaining after payment of the Class A Principal Payment Amount, Class M-1 Principal Payment Amount, Class M-2 Principal Payment Amount, Class M-3 Principal Payment Amount, Class M-4 Principal Payment Amount, Class M-5 Principal Payment Amount, Class M-6 Principal Payment Amount, Class B-1 Principal Payment Amount and Class B-2 Principal Payment Amount on such payment date, and (II) an amount equal to the excess (if any) of (A) the sum of (1) the Note Principal Balance of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1 and Class B-2 Notes (after taking into account the payment of the Class A Principal Payment Amount, Class M-1 Principal Payment Amount, Class M-2 Principal Payment Amount, Class M-3 Principal Payment Amount, Class M-4 Principal Payment Amount, Class M-5 Principal Payment Amount, Class M-6 Principal Payment Amount, Class B-1 Principal Payment Amount and Class B-2 Principal Payment Amount for that payment date) and (2) the Note Principal Balance of the Class B-3 Notes immediately prior to such payment date over (B) the lesser of (x) the product of (1) the Invested Amount as of the end of the Collection Period multiplied by (2) approximately 87.50% (subject to a variance of plus or minus 1.00%) and (y) (1) the Invested Amount as of the end of the Collection Period, less (2) the Overcollateralization Floor.

“Class B-4 Principal Payment Amount” with respect to any payment date is the lesser of (I) the Available Principal Payment Amount remaining after payment of the Class A Principal Payment Amount, Class M-1 Principal Payment Amount, Class M-2 Principal Payment Amount, Class M-3 Principal Payment Amount, Class M-4 Principal Payment Amount, Class M-5 Principal Payment Amount, Class M-6 Principal Payment Amount, Class B-1 Principal Payment Amount, Class B-2 Principal Payment Amount and Class B-3 Principal Payment Amount on such payment date, and (II) an amount equal to the excess (if any) of (A) the sum of (1) the Note Principal Balance of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 Notes (after taking into account the payment of the Class A Principal Payment Amount, Class M-1 Principal Payment Amount, Class M-2 Principal Payment Amount, Class M-3 Principal Payment Amount, Class M-4 Principal Payment Amount, Class M-5 Principal Payment Amount, Class M-6 Principal Payment Amount, Class B-1 Principal Payment Amount, Class B-2 Principal Payment Amount and Class B-3 Principal Payment Amount for that payment date) and (2) the Note Principal Balance of the Class B-4 Notes immediately prior to such payment date over (B) the lesser of (x) the product of (1) the Invested Amount as of the end of the Collection Period multiplied by (2) approximately 92.00% (subject to a variance of plus or minus 1.00%) and (y) (1) the Invested Amount as of the end of the Collection Period, less (2) the Overcollateralization Floor.

“Class M-1 Principal Payment Amount” with respect to any payment date is the lesser of (I) the Available Principal Payment Amount remaining after payment of the Class A Principal Payment Amount on such payment date, and (II) an amount equal to the excess (if any) of (A) the sum of (1) the Note Principal Balance of the Class A Notes (after taking into account the payment of the Class A Principal Payment Amount for that payment date) and (2) the Note Principal Balance of the Class M-1 Notes immediately prior to such payment date over (B) the lesser of (x) the product of (1) the Invested Amount as of the end of the Collection Period multiplied by (2) approximately 55.20% (subject to a variance of plus or minus 1.00%) and (y) (1) the Invested Amount as of the end of the Collection Period, less (2) the Overcollateralization Floor.

“Class M-2 Principal Payment Amount” with respect to any payment date is the lesser of (I) the Available Principal Payment Amount remaining after payment of the Class A Principal Payment Amount and Class M-1 Principal Payment Amount on such payment date, and (II) an amount equal to the excess (if any) of (A) the sum of (1) the Note Principal Balance of the Class A Notes and Class M-1 Notes (after taking into account the payment of the Class A Principal Payment Amount and Class M-1 Principal Payment Amount for that payment date) and (2) the Note Principal Balance of the Class M-2 Notes immediately prior to such payment date over (B) the lesser of (x) the product of (1) the Invested Amount as of the end of the Collection Period multiplied by (2) approximately 64.00% (subject to a variance of plus or minus 1.00%) and (y) (1) the Invested Amount as of the end of the Collection Period, less (2) the Overcollateralization Floor.

“Class M-3 Principal Payment Amount” with respect to any payment date is the lesser of (I) the Available Principal Payment Amount remaining after payment of the Class A Principal Payment Amount, Class M-1 Principal Payment Amount and Class M-2 Principal Payment Amount on such payment date, and (II) an amount equal to the excess (if any) of (A) the sum of (1) the Note Principal Balance of the Class A, Class M-1 and Class M-2 Notes (after taking into account the payment of the Class A Principal Payment Amount, Class M-1 Principal Payment Amount and Class M-2 Principal Payment Amount for that payment date) and (2) the Note Principal Balance of the Class M-3 Notes immediately prior to such payment date over (B) the lesser of (x) the product of (1) the Invested Amount as of the end of the Collection Period multiplied by (2) approximately 68.00% (subject to a variance of plus or minus 1.00%) and (y) (1) the Invested Amount as of the end of the Collection Period, less (2) the Overcollateralization Floor.

“Class M-4 Principal Payment Amount” with respect to any payment date is the lesser of (I) the Available Principal Payment Amount remaining after payment of the Class A Principal Payment Amount, Class M-1 Principal Payment Amount, Class M-2 Principal Payment Amount and Class M-3 Principal Payment Amount on such payment date, and (II) an amount equal to the excess (if any) of (A) the sum of (1) the Note Principal Balance of the Class A, Class M-1, Class M-2 and Class M-3 Notes (after taking into account the payment of the Class A Principal Payment Amount, Class M-1 Principal Payment Amount, Class M-2 Principal Payment Amount and Class M-3 Principal Payment Amount for that payment date) and (2) the Note Principal Balance of the Class M-4 Notes immediately prior to such payment date over (B) the lesser of (x) the product of (1) the Invested Amount as of the end of the Collection Period multiplied by (2) approximately 71.80% (subject to a variance of plus or minus 1.00%) and (y) (1) the Invested Amount as of the end of the Collection Period, less (2) the Overcollateralization Floor.

“Class M-5 Principal Payment Amount” with respect to any payment date is the lesser of (I) the Available Principal Payment Amount remaining after payment of the Class A Principal Payment Amount, Class M-1 Principal Payment Amount, Class M-2 Principal Payment Amount, Class M-3 Principal Payment Amount and Class M-4 Principal Payment Amount on such payment date, and (II) an amount equal to the excess (if any) of (A) the sum of (1) the Note Principal Balance of the Class A, Class M-1, Class M-2, Class M-3 and Class M-4 Notes (after taking into account the payment of the Class A Principal Payment Amount, Class M-1 Principal Payment Amount, Class M-2 Principal Payment Amount, Class M-3 Principal Payment Amount and Class M-4 Principal Payment Amount for that payment date) and (2) the Note Principal Balance of the Class M-5 Notes immediately prior to such payment date over (B) the lesser of (x) the product of (1) the Invested Amount as of the end of the Collection Period multiplied by (2) approximately 76.60% (subject to a variance of plus or minus 1.00%) and (y) (1) the Invested Amount as of the end of the Collection Period, less (2) the Overcollateralization Floor.

“Class M-6 Principal Payment Amount” with respect to any payment date is the lesser of (I) the Available Principal Payment Amount remaining after payment of the Class A Principal Payment Amount, Class M-1 Principal Payment Amount, Class M-2 Principal Payment Amount, Class M-3 Principal Payment Amount, Class M-4 Principal Payment Amount and Class M-5 Principal Payment Amount on such payment date, and (II) an amount equal to the excess (if any) of (A) the sum of (1) the Note Principal Balance of the Class A, Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Notes (after taking into account the payment of the Class A Principal Payment Amount, Class M-1 Principal Payment Amount, Class M-2 Principal Payment Amount, Class M-3 Principal Payment Amount, Class M-4 Principal Payment Amount and Class M-5 Principal Payment Amount for that payment date) and (2) the Note Principal Balance of the Class M-6 Notes immediately prior to such payment date over (B) the lesser of (x) the product of (1) the Invested Amount as of the end of the Collection Period multiplied by (2) approximately 79.00% (subject to a variance of plus or minus 1.00%) and (y) (1) the Invested Amount as of the end of the Collection Period, less (2) the Overcollateralization Floor.

“Class S Floating Allocation Percentage” means, with respect to any payment date, 100% minus the Floating Allocation Percentage.

“Class S Principal Payment Amount” means, with respect to the Class S Certificates and any payment date during the Managed Amortization Period, (i) if the Sponsor’s Certificate Pro Rata Test is not met, the lesser of (a) the Certificate Principal Balance of the Class S Certificates immediately prior to such payment date and (b) the Principal Collection Amount less the aggregate Draws for the related payment date, and (ii) if the Sponsor’s Certificate Pro Rata Test is met, the Class S Floating Allocation Percentage of the Principal Collection Amount less the aggregate Draws for the related payment date.

“Collection Period” means the following: (1) with respect to the first payment date, February 1st through and including February 14th and (2) with respect to each payment date thereafter, the 15th of the month preceeding such payment date to the 14th of the month in which such payment date occurs.

“Constant Draw Rate” means a constant rate of additional balances drawn on the HELOCs.

“CPR” means a constant rate of prepayment on the HELOCs.

“Cumulative Charge-Off Percentage” with respect to the Notes and any payment date is equal to the percentage obtained by dividing (x) the aggregate Charge-Off Amounts on the HELOCs incurred since the Cut-off Date through the end of the Collection Period, minus the principal portion of any amounts received in respect of the HELOCs following the charge-off, by (y) the aggregate Stated Principal Balance of the HELOCs as of the Cut-off Date.

“Current Interest” with respect to each class of Notes and each payment date, is the interest accrued at the applicable Note Interest Rate for the applicable Accrual Period on the Note Principal Balance of such class.

“Current Specified Enhancement Percentage” with respect to any payment date, the percentage obtained by dividing (x) the sum of (i) the aggregate Note Principal Balance of the Class M Notes and Class B Notes and (ii) the Overcollateralization Amount, in each case prior to the payment of the Available Principal Payment Amount on such payment date, by (y) the Invested Amount as of the end of the Collection Period.

“Cut-off Date” means February 1, 2007.

“Draw” with respect to any HELOC, an additional borrowing by the related mortgagor subsequent to the Cut-off Date in accordance with the related mortgage note.

“Draw Period” with respect to any HELOC, the period during which the related mortgagor is permitted to make Draws.

“Excess Overcollateralization Amount” with respect to the HELOCs and any payment date, the excess, if any, of the Overcollateralization Amount on that payment date over the Overcollateralization Target Amount.

“Expense Adjusted Mortgage Rate” with respect to any HELOC or related REO Property is the applicable interest rate thereon less the Expense Fee Rate.

“Expense Fee Rate” with respect to any HELOC or REO Property is the sum of (i) the servicing fee rate and (ii) the master servicing fee rate.

“Extraordinary Trust Fund Expenses” means any amounts reimbursable to the master servicer, the securities administrator or the indenture trustee, or any director, officer, employee or agent of the master servicer, the securities administrator or the indenture trustee, from the trust fund, any amounts reimbursable to the depositor, the master servicer, the securities administrator, the custodian, or any director, officer, employee or agent thereof, and any other amounts payable or reimbursable from the trust fund as Extraordinary Trust Fund Expenses pursuant to the terms of the Sale and Servicing Agreement, the Indenture, the Trust Agreement, the Administration Agreement or the Custodial Agreement, including Extraordinary Trust Fund Expenses that are not reimbursed in any calendar year as a result of the Extraordinary Trust Fund Expenses Cap. Extraordinary Trust Fund Expenses for any calendar year, to the extent they may exceed the Extraordinary Trust Fund Expenses Cap, shall be paid pro rata among the parties entitled thereto from the amounts available therefor.

“Extraordinary Trust Fund Expenses Cap” means $250,000 for each calendar year; provided, however, that such cap will not apply to any costs and expenses (i) of the indenture trustee incurred in connection with the termination of the securities administrator or the master servicer, the transfer of master servicing to a successor master servicer and any costs incurred with the replacement of the custodian or (ii) of the master servicer incurred in connection with the termination of the servicer and the transfer of servicing to a successor servicer.

“Fiscal Quarter” with respect to any quarter is December 1 to February 29 (or the last day in such month), March 1 to May 31, June 1 to August 31, or September 1 to November 30, as applicable.

“Floating Allocation Percentage” with respect to any payment date, the percentage equivalent of a fraction with a numerator equal to the Invested Amount at the end of the previous Collection Period (in the case of the first payment date, the Invested Amount as of the closing date) and a denominator equal to the aggregate Stated Principal Balance of the HELOCs at the end of the previous Collection Period (in the case of the first payment date, the closing date), provided such percentage shall not be greater than 100%.

“Formula Rate” with respect to any class of Notes, a per annum rate equal to One-Month LIBOR plus the applicable Margin.

“GreenPoint Servicing Agreement” means the the Seller’s Purchase, Warranties and Servicing Agreement, dated as of October 18, 2004, between GreenPoint and the sponsor, as amended.

“Indenture” means the indenture, dated as of February 21, 2007, among the issuing entity, the indenture trustee and the securities administrator.

“Interest Collection Amount” with respect to each payment date, an amount equal to the amount received by the servicer and consisting of interest collected during the Collection Period on the HELOCs and allocated to interest in accordance with the terms of the Servicing Agreement, together with the interest portion of any repurchase price relating to any repurchased HELOCs and the interest portion of any substitution adjustment amount paid during the Collection Period, any proceeds from the interest coverage account, and any Subsequent Recoveries to the extent such Subsequent Recoveries relate to interest, reduced, without duplication, by any Extraordinary Trust Fund Expenses (subject to the Extraordinary Trust Fund Expense Cap).

“Invested Amount” with respect to any payment date, the aggregate Stated Principal Balance of the HELOCs reduced by the aggregate Certificate Principal Balance of the Class S Certificates, if any. The Invested Amount on the closing date is approximately $670,012,918.

“Managed Amortization Period” with respect to the Notes is the period beginning on the Cut-off Date and ending on the occurrence of a Rapid Amortization Event.

“Margin” with respect to any payment date on or prior to the first possible Optional Termination Date and (i) with respect to the Class A Notes, ____% per annum, (ii) with respect to the Class M-1 Notes, ____% per annum, (iii) with respect to the Class M-2 Notes, ____% per annum, (iv) with respect to the Class M-3 Notes, ____% per annum, (v) with respect to the Class M-4 Notes, ____% per annum, (vi) with respect to the Class M-5 Notes, ____% per annum, (vii) with respect to the Class M-6 Notes, ____% per annum, (viii) with respect to the Class B-1 Notes, ____% per annum, (ix) with respect to the Class B-2 Notes, ____% per annum, (x) with respect to the Class B-3 Notes, ____% per annum and (xi) with respect to the Class B-4 Notes, ____% per annum; and with respect to any payment date after the first possible Optional Termination Date, the Margin will increase to (i) with respect to the Class A Notes, ____% per annum, (ii) with respect to the Class M-1 Notes, ____% per annum, (iii) with respect to the Class M-2 Notes, ____% per annum, (iv) with respect to the Class M-3 Notes, ____% per annum, (v) with respect to the Class M-4 Notes, ____% per annum, (vi) with respect to the Class M-5 Notes, ____% per annum, (vii) with respect to the Class M-6 Notes, ____% per annum, (viii) with respect to the Class B-1 Notes, ____% per annum, (ix) with respect to the Class B-2 Notes, ____% per annum, (x) with respect to the Class B-3 Notes, ____% per annum and (xi) with respect to the Class B-4 Notes, ____% per annum.

“Net WAC Cap Rate” with respect to any payment date, a per annum rate equal to the weighted average of the Expense Adjusted Mortgage Rates of the HELOCs as of the first day of the related Collection Period preceding such payment date. The Net WAC Cap Rate for each class of Notes will be calculated based on a 360-day year and the actual number of days elapsed in the related accrual period.

“Net WAC Cap Rate Carryover Amount” with respect to any Class of Notes and any payment date, the sum of (A) if such Notes are subject to the Net WAC Cap Rate on such payment date, the excess, if any, of (x) the amount of interest that would have been payable to such class of Notes on such payment date if the Note Interest Rate for such class for such payment date were calculated at the Formula Rate over (y) the amount of interest payable on such class of Notes at the Net WAC Cap Rate for such payment date, and (B) the Net WAC Cap Rate Carryover Amount for the previous payment date not previously paid, together with interest thereon at a rate equal to the related Formula Rate for such class of Notes for the current payment date.

“Noteholders” means the holders of the Notes.

“Note Interest Rate” with respect to each class of Notes is the lesser of (a) Formula Rate and (b) the Net WAC Cap Rate.

“Note Principal Balance” with respect to the Notes and any payment date is the original note principal balance of such class as set forth on the cover page of this free writing prospectus, less the sum of (i) all amounts in respect of principal distributed to such class on previous payment dates and (ii) any Charge-Off Amounts allocated to such class on previous payment dates; provided that the Note Principal Balance of any class of Notes to which Charge-Off Amounts have been allocated will be increased by the amount of any Subsequent Recoveries on the HELOCs not previously allocated, but not by more than the amount of Charge-Off Amounts previously allocated to reduce the Note Principal Balance of that Note. See “—Allocation of Losses” in this free writing prospectus.

“Optional Termination Date” means the first date on which the majority holder of the Class E Certificates may terminate the trust fund, as described under “—Termination; Retirement of Notes”.

“Overcollateralization Amount” with respect to any payment date is the amount, if any, by which the Invested Amount exceeds the aggregate Note Principal Balance of the Notes as of such payment date after giving effect to payments to be made on such payment date.

“Overcollateralization Floor” means, with respect to the Notes, 0.50% of the Invested Amount as of the Cut-off Date.

“Overcollateralization Increase Amount” with respect to any payment date is the amount payable to the Notes as provided in clause (3) under “Payments on the Notes—Interest Payments” below.

“Overcollateralization Reduction Amount” means, with respect to the Notes and any payment date for which the Excess Overcollateralization Amount is, or would be, after taking into account all other payments to be made on that payment date, greater than zero, an amount equal to the lesser of (i) the Excess Overcollateralization Amount for that payment date and (ii) Available Principal Payment Amount for that payment date (without giving effect to the Overcollateralization Reduction Amount).

“Overcollateralization Target Amount” (x) with respect to any payment date (a) prior to the Stepdown Date, an amount equal to 4.00% of the Invested Amount as of the Cut-off Date, (b) on or after the Stepdown Date and if a Trigger Event is not in effect, the greater of (A) the lesser of (i) an amount equal to 4.00% of the Invested Amount as of the Cut-off Date and (ii) 8.00% of the then current Invested Amount as of the last day of the Collection Period and (B) the Overcollateralization Floor or (c) on or after the Stepdown Date and if a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding payment date. As of the closing date, the Overcollateralization Amount is approximately 0.50%.

“Prepayment Assumption” means a specified CPR and a Constant Draw Rate of 10%.

“Principal Collection Amount” with respect to each payment date, an amount equal to the amount received by the servicer and consisting of amounts collected during the Collection Period on the HELOCs and allocated to principal in accordance with the terms of the Servicing Agreement, together with the principal portion of any repurchase price relating to any repurchased HELOCs, substitution adjustment amount paid during the Collection Period and Subsequent Recoveries, to the extent such Subsequent Recoveries relate to principal.

“Rapid Amortization Event” means any of the events described in “Description of the Notes— Payments on the Notes” in this free writing prospectus.

“Rapid Amortization Period” means the period beginning upon the occurrence of the Rapid Amortization Event.

“Rapid Amortization Trigger Event” is in effect with respect to the Notes and any payment date if the cumulative amount of Charge-Off Amounts (net of Subsequent Recoveries) incurred on the HELOCs from the Cut-off Date through the end of the Collection Period immediately preceding such payment date exceeds the applicable percentage set forth below of the aggregate Stated Principal Balance of the HELOCs as of the Cut-off Date:

Prior to September 2009	3.20% (subject to a variance of plus or minus 1.00%)
September 2009 to August 2010	3.20% (subject to a variance of plus or minus 1.00%), plus an additional 1/12th of 2.80% for each payment date after September 2009 up to and including the payment date in August 2010
September 2010 to August 2011	6.00% (subject to a variance of plus or minus 1.00%), plus an additional 1/12th of 1.25% for each payment date after September 2010 up to and including the payment date in August 2011
September 2011 to August 2012	7.50% (subject to a variance of plus or minus 1.00%), plus an additional 1/12th of 0.50% for each payment date after September 2011 up to and including the payment date in August 2012
September 2012 and thereafter	8.00% (subject to a variance of plus or minus 1.00%)

“Recoveries” means, with respect to a Charged-Off HELOC, the proceeds received by the servicer in connection with such Charged-Off HELOC.

“Relief Act” means the Servicemembers Civil Relief Act, as amended, or any similar state law.

“Relief Act Shortfall” with respect to any payment date and any HELOC is any reduction in the amount of interest collectible on such HELOC for the most recently ended Collection Period as a result of the application of the Relief Act.

“REO Property” means a mortgaged property acquired by the servicer on behalf of the trust fund through foreclosure or deed-in-lieu of foreclosure.

“Sale and Servicing Agreement” means the sale and servicing agreement, dated as of February 21, 2007, among the depositor, the issuing entity, the indenture trustee, the master servicer, the securities administrator, the sponsor and EMC Mortgage Corporation as the company.

“Sponsor Certificate Pro Rata Test” is met with respect to any payment date during the Managed Amortization Period if the Certificate Principal Balance of the Class S Certificates is greater than 3.00% of the aggregate Stated Principal Balance of the HELOCs.

“Stated Principal Balance” with respect to any HELOC and any payment date, the principal balance of the HELOC as of the Cut-off Date, plus the aggregate amount of all related Draws conveyed to the trust in respect of such HELOC minus all collections credited against the principal balance of such HELOC in accordance with the related mortgage note and minus all prior related Charge-Off Amounts. The Stated Principal Balance of any Charged-Off HELOC is zero.

“Stepdown Date” means, the earlier to occur of

(A) the payment date following the payment date on which the Class A Notes are retired; and

(B)  the later to occur of

(x) the payment date occurring in September 2009 and

(y) the first payment date for which the Current Specified Enhancement Percentage is greater than or equal to approximately 53.50% (subject to a variance of plus or minus 1.00%).

“Subsequent Recoveries” means subsequent recoveries, net of reimbursable expenses, with respect to HELOCs that have been previously liquidated and that resulted in a Charge-Off Amount.

“Trigger Event” with respect to any payment date and any Note, is if any of the following tests is not satisfied: (A) the 60 Day Plus Delinquency Percentage is less than 14.75% of the aggregate Stated Principal Balance of the HELOCs, (B) for any payment date, the Cumulative Charge-Off Percentage for such payment date is less than the following:

Prior to September 2009	1.80% (subject to a variance of plus or minus 1.00%)
September 2009 to August 2010	1.80% (subject to a variance of plus or minus 1.00%), plus an additional 1/12th of 2.20% for each payment date after September 2009 up to and including the payment date in August 2010
September 2010 to August 2011	4.00% (subject to a variance of plus or minus 1.00%), plus an additional 1/12th of 1.50% for each payment date after September 2010 up to and including the payment date in August 2011
September 2011 to August 2012	5.50% (subject to a variance of plus or minus 1.00%), plus an additional 1/12th of 1.00% for each payment date after September 2011 up to and including the payment date in August 2012
September 2012 to August 2013	6.50% (subject to a variance of plus or minus 1.00%), plus an additional 1/12th of 0.25% for each payment date after September 2012 up to and including the payment date in August 2012
September 2013 and thereafter	6.75% (subject to a variance of plus or minus 1.00%)

“Trust Agreement” means the Trust Agreement, dated as of February 13, 2007, between the depositor and the owner trustee, as amended and restated by the Trust Agreement, dated as of February 21, 2007, among the depositor, the owner trustee, and the securities administrator.

“Unpaid Interest Shortfall Amount” means with respect to any class of Notes and (i) the first payment date, zero, and (ii) any payment date after the first payment date, the amount, if any, by which (A) the sum of (1) the Current Interest for such class of Notes for the immediately preceding payment date and (2) the outstanding Unpaid Interest Shortfall Amount, if any, for such class of Notes for such preceding payment date exceeds (B) the aggregate amount distributed on such class of Notes in respect of interest pursuant to clause (A) above on such preceding payment date, plus interest on the amount of the interest due but not paid on such class of Notes on such preceding payment date, to the extent permitted by law, at the Note Interest Rate for such class for the related accrual period.

“60 Day Plus Delinquency Percentage” with respect to any payment date is the arithmetic average for each of the three successive payment dates ending with the applicable payment date of the percentage equivalent of a fraction, the numerator of which is the aggregate Stated Principal Balance of the HELOCs that are 60 or more days delinquent in the payment of principal or interest for the relevant payment date, including HELOCs in foreclosure, REO Property and HELOCs with a related mortgagor subject to bankruptcy procedures, and the denominator of which is the aggregate Stated Principal Balance of all of the HELOCs immediately preceding the relevant payment date.

Calculation of One-Month LIBOR

On the second LIBOR business day preceding the commencement of each accrual period, other than the first accrual period for which LIBOR will be ___% per annum, for the Notes bearing interest at an adjustable rate, which date we refer to as an interest determination date, the securities administrator will determine One-Month LIBOR for such accrual period on the basis of such rate as it appears on Telerate Screen Page 3750, as of 11:00 a.m. London time on such interest determination date. If such rate does not appear on such page, or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the securities administrator, One-Month LIBOR for the applicable accrual period will be the Reference Bank Rate. If no such quotations can be obtained and no Reference Bank Rate is available, One-Month LIBOR will be the One-Month LIBOR applicable to the preceding accrual period.

The Reference Bank Rate with respect to any accrual period, means the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of 0.03125%, of the offered rates for United States dollar deposits for one month that are quoted by the Reference Banks, as described below, as of 11:00 a.m., New York City time, on the related interest determination date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Note Principal Balance of all classes of Notes bearing interest at an adjustable rate for such accrual period, provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of 0.03125%, of the rates quoted by one or more major banks in New York City, selected by the securities administrator, as of 11:00 a.m., New York City time, on such date for loans in U.S. dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Note Principal Balance of all classes of Notes bearing interest at an adjustable rate for such accrual period. As used in this section, “LIBOR business day” means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; and “Reference Banks” means leading banks selected by the securities administrator and engaged in transactions in Eurodollar deposits in the international Eurocurrency market

•	with an established place of business in London,

•	which have been designated as such by the securities administrator and

•	which are not controlling, controlled by, or under common control with, the depositor, the sponsor or the master servicer.

The establishment of One-Month LIBOR on each interest determination date by the securities administrator and the securities administrator’s calculation of the rate of interest applicable to the classes of Notes bearing interest at an adjustable rate for the related accrual period shall, in the absence of manifest error, be final and binding.

Payments on the Notes

General. On each payment date, the securities administrator will make payments on the Notes to the persons in whose names such Notes are registered at the related record date.

The securities administrator will make payments on each payment date by wire transfer in immediately available funds to the account of a Noteholder at a bank or other depository institution having appropriate wire transfer facilities as instructed by a Noteholder in writing in accordance with the Indenture. If no such instructions are given to the securities administrator, then the securities administrator will make such payments by check mailed to the address of the person entitled thereto as it appears on the note register; provided, however, that the final payment in retirement of the Notes will be made only upon presentation and surrender of such Notes at the offices of the securities administrator designated for such purposes. As of the closing date, the securities administrator designates its offices located at 135 South LaSalle Street, Suite 1511, Chicago, Illinois 60603 for purposes of surrender, transfer and exchange. On each payment date, a holder of a Note will receive such holder’s percentage interest of the amounts required to be distributed with respect to the applicable class of Notes. The percentage interest evidenced by a Note will equal the percentage derived by dividing the denomination of such Note by the aggregate denominations of all Notes of the applicable class.

Interest Payments. Interest on the Note Principal Balance of each class of I Notes entitled thereto will accrue during each accrual period at the applicable Note Interest Rate and will be payable to such Notes on each payment date, commencing in February 2007. The securities administrator will calculate interest for the Notes based on a 360-day year and the actual number of days elapsed in the related accrual period.

On each payment date, the Class S Floating Allocation Percentage of the Interest Collection Amount for such payment date, reduced by the servicing and master servicing fees, will be distributed to the Class S Certificates. On each payment date, the Floating Allocation Percentage of the Interest Collection Amount for such payment date, reduced by the servicing and master servicing fees, will be distributed in the following order of priority:

1.	to the Class A Notes, the Current Interest and any Unpaid Interest Shortfall Amount for such payment date;

2.	to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2, Class B-3 and Class B-4 Notes, in that order, the Current Interest for such class and payment date;

3.
to the classes of Notes, as a payment of principal, the amount necessary to build and maintain the Overcollateralization Amount to the Overcollateralization Target Amount, including covering the Floating Allocation Percentage of the Charge-Off Amounts during the Collection Period;

4.	to cover any Charge-Off Amounts allocated to the Class A Notes;

5.	to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2, Class B-3 and Class B-4 Notes, any Unpaid Interest Shortfall Amount for such payment date and such class;

6.	to the Class A Notes, any Net WAC Cap Rate Carryover Amount for such payment date and such class;

7.
to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2, Class B-3 and Class B-4 Notes, in that order, any Net WAC Cap Rate Carryover Amount for such payment date and such class; and

8.	to the Certificates, as specified in the Trust Agreement.

On any payment date, any Relief Act Shortfalls, any prepayment interest shortfalls and any Extraordinary Trust Fund Expenses payable to any party (subject to the Extraordinary Trust Fund Expenses Cap) will be allocated as a reduction to amounts payable from interest collections to the Notes, Class E Certificates and Class S Certificates, on a pro rata basis, based on the respective amounts of interest accrued on those Notes and the Class E Certificates, and interest amounts payable to the Class S Certificates for that payment date. The holders of the Notes and Class S Certificates will not be entitled to reimbursement for the allocation of any of those shortfalls and expenses described in the preceding sentence.

Principal Payments

On each payment date during the Managed Amortization Period, the Class S Principal Payment Amount shall be distributed to the holders of the Class S Certificates, until the Certificate Principal Balance of such class has been reduced to zero. On each payment date, the Available Principal Payment Amount will be distributed as principal funds in the following order of priority:

(A) For each payment date prior to the Stepdown Date or on which a Trigger Event is in effect:

(1)  to the Class A Notes, the Available Principal Payment Amount for such payment date, until the Note Principal Balance thereof is reduced to zero;

(2)  sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2, Class B-3 and Class B-4 Notes, in that order, the remaining Available Principal Payment Amount, in each case until the Note Principal Balance of each such class has been reduced to zero;

(3)  during the Rapid Amortization Period, to the Class S Certificates, in reduction of the Certificate Principal Balance thereof, until the Certificate Principal Balance is reduced to zero; and

(4)  to the Certificates, as specified in the Trust Agreement.

(B) For each payment date on or after the Stepdown Date, so long as a Trigger Event is not in effect:

(1)  to the Class A Notes, the Class A Principal Payment Amount, for such payment date, until the Note Principal Balance thereof is reduced to zero;

(2)  to the Class M-1 Notes, the Class M-1 Principal Payment Amount for such payment date, until the Note Principal Balance thereof is reduced to zero;

(3)  to the Class M-2 Notes, the Class M-2 Principal Payment Amount for such payment date, until the Note Principal Balance thereof is reduced to zero;

(4)  to the Class M-3 Notes, the Class M-3 Principal Payment Amount for such payment date, until the Note Principal Balance thereof is reduced to zero;

(5)  to the Class M-4 Notes, the Class M-4 Principal Payment Amount for such payment date, until the Note Principal Balance thereof is reduced to zero;

(6)  to the Class M-5 Notes, the Class M-5 Principal Payment Amount for such payment date, until the Note Principal Balance thereof is reduced to zero;

(7)  to the Class M-6 Notes, the Class M-6 Principal Payment Amount for such payment date, until the Note Principal Balance thereof is reduced to zero;

(8)  to the Class B-1 Notes, the Class B-1 Principal Payment Amount for such payment date, until the Note Principal Balance thereof is reduced to zero;

(9)  to the Class B-2 Notes, the Class B-2 Principal Payment Amount for such payment date, until the Note Principal Balance thereof is reduced to zero;

(10)  to the Class B-3 Notes, the Class B-3 Principal Payment Amount for such payment date, until the Note Principal Balance thereof is reduced to zero;

(11)  to the Class B-4 Notes, the Class B-4 Principal Payment Amount for such payment date, until the Note Principal Balance thereof is reduced to zero;

(12)  during the Rapid Amortization Period, to the Class S Certificates, in reduction of the Certificate Principal Balance thereof, until the Certificate Principal Balance is reduced to zero; and

(13)  to the Certificates, as specified in the Trust Agreement.

Rapid Amortization Event. A Rapid Amortization Event is any of the following events:

(1)  a breach of any representations, warranties or covenants of the sponsor in a material manner, with such breach continuing unremedied for a specified period of time following the submission of the applicable written notice(s);

(2)  a declaration of bankruptcy or insolvency by any of the issuing entity, the depositor, the master servicer or the servicers;

(3)  the trust becomes subject to the Investment Company Act of 1940; or

(4)  the occurrence of a Rapid Amortization Trigger Event.

If the event described in clause (1) or (4) occurs, a Rapid Amortization Event will occur only if, after the applicable grace period, the securities administrator acting at the direction of the Noteholders holding Notes evidencing more than 51% in Note Principal Balance of the Notes then outstanding, by written notice to the holder of the Class E Certificates, the depositor, the sponsor and the servicer (and to the securities administrator, if given to the related Noteholders) declare that a Rapid Amortization Event has occurred. If any event described in clauses (2) or (3) occurs, a Rapid Amortization Event will occur without any notice or other action on the part of the securities administrator or the Noteholders immediately on the occurrence of such event.

Table of Fees

The following table indicates the fees to be paid from the cash flows from the HELOCs and other assets of the trust fund, while the Notes are outstanding.

All fees are expressed as percentages, at an annualized rate, applied to the outstanding aggregate principal balance of the HELOCs.

Item	Fee	Paid From
Servicing Fee(1)	0.5000%(2) per annum	Mortgage Loan Interest Collections
Master Servicing Fee(1)	0.0175% (2) per annum	Mortgage Loan Interest Collections
(1)   The servicing fee and master servicing fee are paid on a first priority basis from collections allocable to interest on the HELOCs, prior to payments to related Noteholders.
(2)    Subject to a variance of plus or minus 0.0025%.

Allocation of Losses

The Floating Allocation Percentage of Charge-Off Amounts on the HELOCs will be applied on any payment date as follows: first, to any available Interest Collection Amount through an increase in the Overcollateralization Increase Amount as provided in clause (3) under "Payments on the Notes—Interest Payments" above, and second, in reduction of the Overcollateralization Amount until reduced to zero. If on any payment date, as a result of the Charge-Off Amounts, the sum of the aggregate Note Principal Balances of the Notes exceeds the Invested Amount as of the last day of the Collection Period, such excess will be allocated to the Notes in the following order: first, to the Class B-4 Notes, second, to the Class B-3 Notes, third, to the Class B-2 Notes, fourth, to the Class B-1 Notes, fifth, to the Class M-6 Notes, sixth, to the Class M-5 Notes, seventh, to the Class M-4 Notes, eighth, to the Class M-3 Notes, ninth, to the Class M-2 Notes, tenth, to the Class M-1 Notes, and, eleventh, to the Class A Notes. The Class S Floating Allocation Percentage of Charge-Off Amounts on the HELOCs will be applied on any payment date to the Class S Certificates.

Once Charge-Off Amounts have been allocated to a class of Notes, such amounts with respect to such Notes will no longer accrue interest nor will such amounts in respect of interest be reinstated thereafter.

In the event that the servicer or the master servicer receive any Subsequent Recoveries, such Subsequent Recoveries will be remitted in accordance with the priorities described under “—Payments on the Notes,” in this free writing prospectus, and the Note Principal Balance of each class of the Class A, Class M-1, Class M-2, Class M-3 and Class M-4, Class M-5, Class M-6, Class B-1, Class B-2, Class B-3 and Class B-4 Notes that has been reduced by the allocation of a Charge-Off Amount to such class will be increased, in order of seniority, by the amount of such Subsequent Recoveries. Holders of such classes of Notes will not be entitled to any payment in respect of Current Interest on the amount of such increases for any Accrual Period preceding the payment date on which such increase occurs. Any Subsequent Recoveries that are received during a Collection Period will be included as a part of the Interest Collection Amount or Principal Collection Amount, as the case may be, for the related payment date.

In addition, the servicer must charge off a HELOC at the time such HELOC becomes 180 days delinquent unless the servicer reasonably believes that it may be able to obtain a net recovery through foreclosure proceedings or other conversion of the related HELOC. Once a HELOC is charged off, the servicer will not be entitled to any additional servicing fee for such mortgage loan, except to the extent of any unpaid servicing fees and expenses which will be reimbursable from any recoveries on such HELOC, and the HELOC will be treated as a liquidated HELOC.

Unless specific Subsequent Recoveries are anticipated by the servicer on a particular HELOC that is charged off as described in the preceding paragraph, such charged off HELOC will be released from the trust fund, and will be transferred to the Class X Certificateholders. If any Subsequent Recoveries are anticipated on such Charged-Off HELOC, the release of such HELOC from the trust fund will be delayed until the payment date after receipt of such Subsequent Recoveries. After the release of a Charged-Off HELOC, the related Class X Certificateholders will be entitled to any amounts subsequently received in respect of any such released Charged-Off HELOC, subject to any fees or expenses owed to the servicer. Such Class X Certificateholder may designate any servicer to service any such released Charged-Off HELOC and the Class X Certificateholder may sell any such released Charged-Off HELOC to a third party. To the extent the servicing of such released Charged-Off HELOC is not transferred from the servicer, the servicing of such released Charged-Off HELOC and the fees therefor shall be governed by a separate servicing agreement under terms similar to the Servicing Agreement.

Termination; Retirement of Notes

The HELOCs will be subject to optional purchase by the holder of the Class E Certificates, or, if there is no single holder, the majority holder of the Class E Certificates, on any payment date after the sum of the Note Principal Balances of the Notes is reduced to an amount less than or equal to 10% of the sum of the original Note Principal Balances of the Notes.

The optional purchase price payable upon optional termination of the HELOCs will be equal to the lesser of (i) the fair market value of the HELOCs and (ii) the sum of the outstanding principal balance of the HELOCs, and accrued and unpaid interest thereon at the weighted average of the mortgage rates through the day preceding the final payment date; provided that the option may only be exercised if the purchase price is sufficient to repay all outstanding principal and accrued and unpaid interest on the Notes.

Reports to Noteholders

On each payment date, the securities administrator will make available to each Noteholder, the master servicer, the indenture trustee, the depositor, a statement, based upon information provided by the master servicer and the servicer, generally setting forth, among other information:

1.	the applicable record dates, accrual periods, determination dates for calculating payments and general payment dates;

2.	the total cash flows received and the general sources thereof;

3.	the amount, if any, of fees or expenses accrued and paid, with an identification of the payee and the general purpose of such fees;

4.
the amount of related payments to Noteholders allocable to principal, separately identifying (A) the aggregate amount of any principal prepayments in full included therein and (B) the aggregate of all other payments included therein;

5.	the amount of related Draws on the HELOCs;

6.	the amount of payments to Noteholders allocable to interest;

7.	the Unpaid Interest Shortfall Amount and any Net WAC Cap Rate Carryover Amounts with respect to the Notes;

8.	the Note Principal Balances of the Notes, if applicable, before and after giving effect to the payment of principal and allocation of related Charge-Off Amounts on such payment date;

9.	the number and Stated Principal Balance of all the HELOCs for the following payment date, together with updated pool composition information;

10.	the amount of the servicing fees for the Collection Period;

11.	the Note Interest Rate for each class of Notes for such payment date and whether such rate was based on the Net WAC Cap Rate;

12.
the number and aggregate Stated Principal Balance of the HELOCs (A) delinquent (1) 31-60 days, (2) 61-90 days and (3) 91 or more days, (B) in foreclosure and delinquent (1) 31-60 days, (2) 61-90 days and (3) 91 or more days, in each case as of the close of business on the last day of the calendar month preceding such payment date, and (C) subject to bankruptcy or similar insolvency proceedings;

13.	the amount of, if any, of excess cash flow or excess spread and the application of such excess cash flow;

14.
with respect to any HELOC that was charged off during the preceding Collection Period, the loan number and Stated Principal Balance of, and Charge-Off Amount on such HELOC as of the end of the Collection Period;

15.
information on loss, delinquency or other tests used for determining early amortization, liquidation, stepdowns or other performance triggers as more completely described in the prospectus supplement and whether the trigger was met;

16.	the total number and principal balance of any related real estate owned, or REO, properties as of the end of the Collection Period;

17.	if applicable, material modifications, extensions or waivers to pool asset terms, fees, penalties or payments during the payment period or that have become material over time;

18.	material breaches of pool asset representations or warranties or transaction covenants;

19.	the cumulative Charge-Off Amounts through the end of the preceding month;

20.	the 60 Day Plus Delinquent Percentage for the related payment date;

21.	any modifications of the HELOCs;

22.	the total number and principal balance of any HELOCs repurchased due to delinquencies; and

23.
the special hazard amount, fraud loss amount and bankruptcy amount, if applicable, as of the close of business on the applicable payment date and a description of any change in the calculation of these amounts.

The securities administrator will make the monthly statement and, at its option, any additional files containing the same information in an alternative format, available each month to Noteholders via the securities administrator’s internet website at www.etrustee.net. Assistance in using the website service can be obtained by calling the securities administrator’s customer service desk at 312-992-2745. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The securities administrator may change the way monthly statements are distributed in order to make such distributions more convenient or more accessible to the above parties.

The annual reports on Form 10-K, the distribution reports on Form 10-D, certain current reports on Form 8-K and amendments to those reports filed or furnished with respect to the trust pursuant to section 13(a) or 15(d) of the Exchange Act will be made available on the website of the securities administrator as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC.

In addition, within a reasonable period of time after the end of each calendar year, the securities administrator will prepare and deliver to each Noteholder of record during the previous calendar year a statement containing information necessary to enable Noteholders to prepare their tax returns. Such statements will not have been examined and reported upon by an independent public accountant.

INDENTURE

The following summary describes some of the terms of the Indenture. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Trust Agreement and Indenture. Whenever particular defined terms of the Indenture are referred to, those defined terms are incorporated in this free writing prospectus by reference. The depositor will provide to a prospective or actual Noteholder without charge, on written request, a copy (without exhibits) of the Indenture and the Trust Agreement. Requests should be addressed to Bear Stearns Asset Backed Securities I LLC, 383 Madison Avenue, New York, New York 10179.

General

The Notes will be issued pursuant to the Indenture, a form of which is filed as an exhibit to the registration statement. A Current Report on Form 8-K relating to the Notes containing a copy of the Indenture, the Trust Agreement, the Administration Agreement and the Sale and Servicing Agreement as executed will be filed by the depositor with the Securities and Exchange Commission.

The Issuing Entity

The issuing entity is a statutory trust formed under the laws of the State of Delaware pursuant to the Trust Agreement. The Trust Agreement constitutes the “governing instrument” under the laws of the State of Delaware relating to statutory trusts. After its formation, the issuing entity will not engage in any activity other than (i) acquiring and holding the assets of the trust and proceeds therefrom, (ii) issuing the notes, (iii) making payments on the notes and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

The issuing entity is not expected to have any significant assets other than the HELOCs pledged to the indenture trustee as collateral to secure the Notes. The issuing entity's principal offices are in Wilmington, Delaware, in care of Wilmington Trust Company, as owner trustee.

The Owner Trustee

Wilmington Trust Company is a Delaware banking corporation with trust powers incorporated in 1903. Wilmington Trust Company’s principle place of business is located at 1100 North Market Street, Wilmington, Delaware, 19890. Wilmington Trust Company has served as owner trustee in numerous asset-backed securities transactions involving mortgage and mortgage-related receivables.

Wilmington Trust Company is subject to various legal proceedings that arise from time to time in the ordinary course of business. Wilmington Trust Company does not believe that the ultimate resolution of any of these proceedings will have a materially adverse effect on its services as owner trustee.

Wilmington Trust Company has provided the above information for purposes of complying with Regulation AB. Other than the above two paragraphs, Wilmington Trust Company has not participated in the preparation of, and is not responsible for, any other information contained in this free writing prospectus.

As compensation for its duties under the Trust Agreement, the owner trustee will be paid a fee as agreed upon by the owner trustee and the sponsor pursuant to a separate agreement, which amounts will be paid by the sponsor . The Trust Agreement will provide that the owner trustee and any director, officer, employee or agent of the owner trustee will be entitled to recover from the Payment Account all reasonable out-of pocket expenses, disbursements and expenses of the owner trustee, in connection with any event of default, any breach of the Trust Agreement or any claim or legal action (including any pending or threatened claim or legal action) incurred or made by the owner trustee (including the reasonable compensation and disbursements of its counsel), other than any such expense or disbursement as may arise from its gross negligence or intentional misconduct or which is the responsibility of the Noteholders.

Neither the owner trustee nor any director, officer or employee of the owner trustee will be under any liability to the issuing entity or the Noteholders under the Trust Agreement under any circumstances, except for the owner trustee’s own misconduct, gross negligence, bad faith or gross negligent failure to act or in the case of the inaccuracy of certain representations made by the owner trustee in the Trust Agreement. All persons into which the owner trustee may be merged or with which it may be consolidated or any person resulting from such merger or consolidation shall be the successor of the owner trustee under the Trust Agreement.

The Indenture Trustee

The indenture trustee is Citibank, N.A., a national banking association and wholly owned subsidiary of Citigroup Inc., a Delaware corporation. Citibank, N.A. performs as indenture trustee through the Agency and Trust line of business, which is part of the Global Transaction Services division. Citibank, N.A. has primary corporate trust offices located in both New York and London. Citibank, N.A. is a leading provider of corporate trust services offering a full range of agency, fiduciary, tender and exchange, depositary and escrow services. As of the end of the fourth quarter of 2006, Citibank’s Agency & Trust group manages in excess of 3.8 trillion in fixed income and equity investments on behalf of approximately 2,500 corporations worldwide. Since 1987, Citibank Agency & Trust has provided trustee services for asset-backed securities containing pool assets consisting of airplane leases, auto loans and leases, boat loans, commercial loans, commodities, credit cards, durable goods, equipment leases, foreign securities, funding agreement backed note programs, truck loans, utilities, student loans and commercial and residential mortgages. As of the end of the fourth quarter of 2006, Citibank, N.A. acts as trustee and/or paying agent on approximately 329 various residential mortgage-backed transactions.

Citibank, N.A. may resign at any time, in which event the depositor will be obligated to appoint a successor indenture trustee. The depositor may also remove Citibank, N.A. if it ceases to be eligible to continue as such under the Indenture or the Sale and Servicing Agreement, if it becomes incapable of acting, if it becomes insolvent, or if a receiver or public officer takes charge of Citibank, N.A. or its property, or if the credit rating of Citibank, N.A. falls below certain levels. Upon such resignation or removal of Citibank, N.A., the depositor will be entitled to appoint a successor indenture trustee. Citibank, N.A. may also be removed at any time by the holders of the Notes evidencing ownership of not less than 51% of the Notes. Any such resignation or removal of Citibank, N.A. and appointment of a successor indenture trustee will not become effective until acceptance of the appointment by the successor indenture trustee.

On and after the time the master servicer receives a notice of termination pursuant to the Sale and Servicing Agreement, the indenture trustee shall automatically become the successor to the master servicer with respect to the transactions set forth or provided for in the Sale and Servicing Agreement and after a transition period (not to exceed 90 days), shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the master servicer by the terms and provisions in the Sale and Servicing Agreement. Effective on the date of such notice of termination, as compensation therefor, the indenture trustee, as successor master servicer, shall be entitled to all compensation, reimbursement of expenses and indemnification that the master servicer would have been entitled to if it had continued to act hereunder, provided, however, that the indenture trustee shall not be (i) liable for any acts or omissions of the master servicer, (ii) obligated to make advances if it is prohibited from doing so under applicable law, (iii) responsible for expenses of the master servicer or (iv) obligated to deposit losses on any permitted investment directed by the master servicer. Notwithstanding the foregoing, the indenture trustee may, if it shall be unwilling to so act, or shall, if it is prohibited by applicable law from making advances or if it is otherwise unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution the appointment of which does not adversely affect the then current rating of the Notes by each rating agency as the successor to the master servicer pursuant to the Sale and Servicing Agreement in the assumption of all or any part of the responsibilities, duties or liabilities of the master servicer pursuant to the Sale and Servicing Agreement. Any successor master servicer shall (i) be an institution that is a Fannie Mae and Freddie Mac approved seller/servicer in good standing, that has a net worth of at least $15,000,000 and (ii) be willing to act as successor servicer of any HELOCs under the Sale and Servicing Agreement, and shall have executed and delivered to the depositor and the indenture trustee an agreement accepting such delegation and assignment, that contains an assumption by such person of the rights, powers, duties, responsibilities, obligations and liabilities of the master servicer (other than any liabilities of the master servicer hereof incurred prior to termination of the master servicer as set forth in the Sale and Servicing Agreement), with like effect as if originally named as a party to the Sale and Servicing Agreement, provided that each rating agency shall have acknowledged in writing that its rating of the Notes in effect immediately prior to such assignment and delegation will not be qualified or reduced as a result of such assignment and delegation. If the indenture trustee assumes the duties and responsibilities of the master servicer, the indenture trustee shall not resign as master servicer until a successor master servicer has been appointed and has accepted such appointment. Pending appointment of a successor to the master servicer hereunder, the indenture trustee, unless the indenture trustee is prohibited by law from so acting, shall act in such capacity as provided in the Sale and Servicing Agreement. In connection with such appointment and assumption, the indenture trustee may make such arrangements for the compensation of such successor out of payments on HELOCs or otherwise as it and such successor shall agree; provided that no such compensation unless agreed to by the Noteholders shall be in excess of that permitted the master servicer hereunder. The indenture trustee and such successor shall take such action, consistent with the Sale and Servicing Agreement, as shall be necessary to effectuate any such succession. Neither the indenture trustee nor any other successor master servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any payment hereunder or any portion thereof or any failure to perform, or any delay in performing, any duties or responsibilities hereunder, in either case caused by the failure of the master servicer to deliver or provide, or any delay in delivering or providing, any cash, information, documents or records to it.

The costs and expenses of the indenture trustee in connection with the termination of the master servicer, appointment of a successor master servicer and, if applicable, any transfer of servicing, including, without limitation, all costs and expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the indenture trustee to correct any errors or insufficiencies in the servicing data or otherwise to enable the indenture trustee or the successor master servicer to service the HELOCs properly and effectively, to the extent not paid by the terminated master servicer, will be payable to the indenture trustee pursuant to the Sale and Servicing Agreement. Any successor to the master servicer as successor servicer under any subservicing agreement shall give notice to the applicable mortgagors of such change of servicer and will, during the term of its service as successor servicer maintain in force the policy or policies that the master servicer is required to maintain pursuant to the Sale and Servicing Agreement.

If the indenture trustee will succeed to any duties of the master servicer respecting the HELOCs as provided in this free writing prospectus, it will do so in a separate capacity and not in its capacity as indenture trustee and, accordingly, the provisions of the Indenture and the Sale and Servicing Agreement concerning the indenture trustee’s duties will be inapplicable to the indenture trustee in its duties as the successor to the master servicer in the servicing of the HELOCs (although such provisions will continue to apply to the indenture trustee in its capacity as indenture trustee); the provisions of the Sale and Servicing Agreement relating to the master servicer, however, will apply to it in its capacity as successor master servicer.

Upon any termination or appointment of a successor to the master servicer, the indenture trustee will give prompt written notice thereof to Noteholders of record pursuant to the Indenture and the Sale and Servicing Agreement and to the rating agencies.

Within 60 days after the occurrence of any event of default, the indenture trustee shall transmit by mail to all Noteholders notice of each such event of default hereunder actually known to a responsible officer of the indenture trustee, unless such event of default shall have been cured or waived.

In no event will the indenture trustee be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the indenture trustee has been advised of the likelihood of such loss or damage and regardless of the form of action. Furthermore, the indenture trustee will not be responsible for the acts or omissions of the other transaction parties, it being understood that the Indenture and the Sale and Servicing Agreement will not be construed to render them partners, joint venturers or agents of one another. None of the foregoing will be construed, however, to relieve the indenture trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct. The indenture trustee will be entitled to reimbursement and indemnification by the trust for any loss, liability or expense arising out of or in connection with the Indenture and Sale and Servicing Agreement as set forth thereof except any such loss, liability or expense as may arise from its negligence or intentional misconduct.

In addition to having express duties under the Indenture and Sale and Servicing Agreement, the indenture trustee, as a fiduciary, also has certain duties unique to fiduciaries under applicable law. In general, the indenture trustee will be subject to certain federal laws and, because the Indenture and Sale and Servicing Agreement are governed by New York law, certain New York state laws. As a national bank acting in a fiduciary capacity, the indenture trustee will, in the administration of its duties under the Indenture and Sale and Servicing Agreement, be subject to certain regulations promulgated by the Office of the Comptroller of the Currency, specifically those set forth in Chapter 12, Part 9 of the Code of Federal Regulations. The Indenture provides that the indenture trustee is subject to the prudent person standard only for so long as an event of default has occurred and remains uncured.

The compensation to the indenture trustee for its duties as indenture trustee will be paid by the master servicer pursuant to a separate fee agreement.

The Securities Administrator

LaSalle will be the securities administrator under the Sale and Servicing Agreement. LaSalle is a national banking association formed under the federal laws of the United States of America. Its parent company, LaSalle Bank Corporation, is a subsidiary of ABN AMRO Bank N.V., a Netherlands banking corporation.

LaSalle has extensive experience serving as securities administrator on securitizations of residential mortgage loans. Since January 1994, LaSalle has served as trustee, paying agent or securities administrator on over 500 residential mortgage-backed security transactions involving assets similar to mortgage loans. As of December 31, 2006, LaSalle served as trustee, paying agent or securities administrator on over 425 residential mortgage-backed security transactions. Using information set forth in this free writing prospectus, the securities administrator will develop the cashflow model for the trust. Based on the monthly loan information provided by the servicers and the master servicer on the HELOCs, the securities administrator will calculate the amount of principal and interest to be paid to each class of Notes and Certificates on each payment date. In accordance with the cashflow model and based on the monthly loan information provided by the servicers and the master servicer, the securities administrator will perform distribution calculations, remit distributions on the payment date to Noteholders and prepare a monthly statement to Noteholders detailing the payments received and the activity on the HELOCs during the related Collection Period. In performing these obligations, the securities administrator will be able to conclusively rely on the information provided to it by the servicers and the master servicer, and the securities administrator will not be required to recompute, recalculate or verify the information provided to it by the servicers or the master servicer.

The depositor, sponsor, owner trustee, indenture trustee and either servicer may maintain other banking relationships in the ordinary course of business with LaSalle. LaSalle’s corporate trust office for securities administration purposes is located at 135 South LaSalle Street, Suite 1511, Chicago, Illinois, 60603, Attention: Global Securities and Trust Services - GPMF 2007-HE1 or at such other address as LaSalle may designate from time to time.

The Custodian

LaSalle

Pursuant to the Custodial Agreement among, Citibank, N.A., as indenture trustee and LaSalle, as custodian, the sponsor, the master servicer, and the depositor (the “Custodial Agreement”), LaSalle will act as the custodian to hold all of the mortgage files for the HELOCs on behalf of the indenture trustee for the benefit of all present and future Noteholders. The custodian shall, on behalf of the indenture trustee, conduct the review of each mortgage file in its possession with respect to the HELOCs and perform all other duties relating to the custody of such mortgage files as are delegated to the custodian pursuant to the terms of the Custodial Agreement.

In its capacity as custodian, LaSalle will hold the HELOC loan files exclusively for the use and benefit of the trust. The custodian will not have any duty or obligation to inspect, review or examine any of the documents, instruments, notes or other papers relating to the mortgage loans delivered to it to determine that the same are valid. The disposition of the HELOC loan files will be governed by the custodial agreement. LaSalle provides custodial services on over 1,000 residential, commercial and asset-backed securitization transactions and currently maintains approximately 2.5 million custody files in its two vault locations in Elk Grove Village, Illinois and Irvine, California. LaSalle’s two vault locations can maintain a total of approximately 6 million custody files. All custody files are segregated and maintained in secure and fire resistant facilities in compliance with customary industry standards. The vault construction complies with Fannie Mae/Ginnie Mae guidelines applicable to document custodians. LaSalle maintains disaster recovery protocols to ensure the preservation of custody files in the event of force majeure and maintains, in full force and effect, such fidelity bonds and/or insurance policies as are customarily maintained by banks which act as custodians. LaSalle uses unique tracking numbers for each custody file to ensure segregation of collateral files and proper filing of the contents therein and accurate file labeling is maintained through a monthly quality assurance process. LaSalle uses a licensed collateral review system to track and monitor the receipt and movement internally or externally of custody files and any release of collateral or reinstatement of collateral.

LaSalle and the sponsor are parties to certain custodial agreements whereby LaSalle, for consideration, provides custodial services to the sponsor for certain residential mortgage loans originated or purchased by it. Pursuant to these custodial agreements, LaSalle is currently providing custodial services for all of the HELOCs to be sold by the sponsor to the depositor in connection with this securitization. The terms of the custodial agreements are customary for the residential mortgage-backed securitization industry providing for the delivery, receipt, review and safekeeping of mortgage loan files.

The Payment Account

The securities administrator shall establish and maintain in the name of the indenture trustee, for the benefit of the Noteholders, an account (the “Payment Account”), into which on the Business Day prior to each payment date it will deposit all amounts transferred to it by the master servicer from the Master Servicer Collection Account and all proceeds of any HELOCs and related REO Properties transferred in connection with the related optional termination of the related sub-trust. All amounts deposited to the Payment Account shall be held in the name of the indenture trustee in trust for the benefit of the Noteholders in accordance with the terms and provisions of the Indenture. The amount at any time credited to the Payment Account may be invested in the name of the indenture trustee for the benefit of the securities administrator, in permitted investments selected by the securities administrator, as set forth in the Indenture.

On each payment date, the securities administrator will withdraw the Principal Collection Amounts and Interest Collection Amounts from the Payment Account and make payments to the Noteholders in accordance with the provisions set forth under “Description of the Notes—Payments on the Notes.” Each of the indenture trustee and the custodian will be entitled to compensation for its services under the Sale and Servicing Agreement, the Indenture and the Custodial Agreement, as applicable, which shall be paid by the master servicer. The securities administrator shall be entitled to any earnings on any amounts on deposit in the Payment Account as compensation for its duties under the Indenture.

Each of the indenture trustee, the securities administrator and the custodian will also be entitled to be reimbursed for their respective expenses, costs and liabilities incurred by or reimbursable to it pursuant to the Sale and Servicing Agreement, the Indenture, the Trust Agreement, the Administration Agreement or the Custodial Agreement prior to the distribution of the Principal Collection Amounts and Interest Collection Amounts, subject to the related Extraordinary Trust Fund Expenses Cap.

Rights Upon Event of Default

If an Event of Default should occur and be continuing, then and in every such case the indenture trustee, at the written direction of the Noteholders representing more than 50% of the aggregate Note Principal Balance of the Notes then outstanding, may declare the related class or classes of Notes to be immediately due and payable, and upon any such declaration the unpaid Note Principal Balance of the class or classes of Notes, together with accrued and unpaid interest thereon through the date of acceleration, shall become immediately due and payable. Such declaration may, under certain circumstances as described in the Indenture, be rescinded and annulled by the Noteholders representing more than 50% of the aggregate Note Principal Balance of the Notes then outstanding.

If, following an Event of Default and such declaration and its consequences have not been rescinded and annulled, the Notes have been declared to be due and payable, the indenture trustee may elect to maintain possession of the collateral securing the Notes and to continue to apply payments on that collateral as if there had been no declaration of acceleration, as described in the Indenture. In addition, the indenture trustee may not sell or otherwise liquidate the collateral securing the Notes following an Event of Default, unless (A) the indenture trustee receives the consent of the the holders of 100% of the aggregate Note Principal Balance of the Notes then outstanding, (B) it is determined that the proceeds of such sale or liquidation distributable to the holders of the Notes are sufficient to discharge in full all amounts then due and unpaid upon such Notes for principal and interest or (C) it is determined that the HELOCs will not continue to provide sufficient funds for the payment of principal of and interest on the Notes as they would have become due if the Notes had not been declared due and payable.

If, following an Event of Default, in accordance with above paragraph, the indenture trustee sells or causes to be sold the assets included in the trust, proceeds from the sale of such assets will be applied as provided in the Indenture.

Unless an Event of Default shall occur and be continuing, the indenture trustee shall be under no obligation to exercise any of the rights and powers under the Indenture at the request or direction of any of the Noteholders, unless such Noteholders shall have offered to the indenture trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

Limitation on Suits

To the extent set forth in the Indenture, no Noteholder will have any right to institute any proceedings with respect to the Indenture unless (1) such Noteholder has previously given written notice to the indenture trustee of a continuing Event of Default; (2) Noteholders representing not less than 25% of the aggregate Note Principal Balance of the Notes then outstanding have made written request to the indenture trustee to institute proceedings in respect of such Event of Default in its own name as indenture trustee, on behalf of the Noteholder; (3) such Noteholders have offered to the indenture trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request; (4) for 60 days after its receipt of such notice, request and offer of indemnity the indenture trustee has failed to institute any such proceedings; and (5) no direction inconsistent with such written request has been given to the indenture trustee during such 60-day period by the Noteholders representing more than 50% of the aggregate Note Principal Balance of the Notes then outstanding.

Voting Rights

Voting rights of the trust in general will be allocated among the classes of Notes based upon their respective Note Principal Balances.

YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

General

The yields to maturity of the Notes will be sensitive in varying degrees to defaults on the HELOCs. If a purchaser of a Note calculates its anticipated yield based on an assumed rate of default and amount of losses that is lower than the default rate and amount of losses actually incurred, its actual yield to maturity will be lower than that so calculated. In general, the earlier a loss occurs, the greater is the effect on an investor’s yield to maturity. There can be no assurance as to the delinquency, foreclosure or loss experience with respect to the HELOCs.

The rate of defaults on the HELOCs will also affect the rate and timing of principal payments on the HELOCs. In general, defaults on HELOCs are expected to occur with greater frequency in their early years. Furthermore, the rate and timing of prepayments, defaults and liquidations on the HELOCs will be affected by the general economic condition of the region of the country in which the related mortgaged properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

The weighted average life of, and the yield to maturity on, each class of Notes generally will be directly related to the rate of payment of principal, including prepayments, of the HELOCs. The actual rate of principal prepayments on pools of HELOCs is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ among pools of HELOCs at any time because of specific factors relating to the HELOCs in the particular pool, including, among other things, the age of the HELOCs, the geographic locations of the properties securing the loans, the extent of the mortgagors’ equity in such properties, and changes in the mortgagors’ housing needs, job transfers and employment status.

The timing of changes in the rate of prepayments may significantly affect the actual yield to investors who purchase the Notes at prices other than par, even if the average rate of principal prepayments is consistent with the expectations of investors. In general, the earlier the payment of principal of the HELOCs the greater the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal prepayments occurring at a rate higher or lower than the rate anticipated by the investor during the period immediately following the issuance of the Notes may not be offset by a subsequent like reduction or increase in the rate of principal prepayments.

The weighted average life and yield to maturity of each class of Notes will also be influenced by the amount of related excess cashflow generated by the HELOCs and applied in reduction of the Note Principal Balance of the Notes. The level of excess cashflow available on any payment date to be applied in reduction of the Note Principal Balances of the Notes will be influenced by, among other factors,

1.
the overcollateralization level of the assets at such time, i.e., the extent to which interest on the HELOCs is accruing on a higher Stated Principal Balance than the Note Principal Balance of the Notes;

2.	the delinquency and default experience of the HELOCs;

3.
and the provisions of the Trust Agreement that permit principal collections to be distributed to the Class E Certificates and the Residual Certificates in each case as provided in the Trust Agreement when required overcollateralization levels have been met.

To the extent that greater amounts of excess cashflow are distributed in reduction of the Note Principal Balance of the Notes, the weighted average life thereof can be expected to shorten. No assurance, however, can be given as to the amount of excess cashflow to be distributed at any time or in the aggregate.

We refer you to“Description of the Notes — Payments on the Notes” in this free writing prospectus.

The yields to maturity of the Notes, and in particular the Class M Notes, in the order of payment priority, will be progressively more sensitive to the rate, timing and severity of the Charge-Off Amounts on the HELOCs. If a Charge-Off Amount is allocated to a class of Notes, that class will thereafter accrue interest on a reduced Note Principal Balance.

Prepayments and Defaults

The rate and timing of defaults on the HELOCs will affect the rate and timing of principal payments on the HELOCs and thus the yield on the Notes. There can be no assurance as to the rate of losses or delinquencies on any of the HELOCs. However, the rate of such losses and delinquencies are likely to be higher than those of traditional first-lien mortgage loans, particularly in the case of HELOCs with high combined loan-to-value ratios or low junior lien ratios. See“Risk Factors” in this free writing prospectus. To the extent that any losses are incurred on any of the HELOCs that are not covered by excess interest allocable to Noteholders, the Noteholders will bear all risk of such losses resulting from default by mortgagors. The effect of losses may be to increase prepayment rates on the HELOCs, thus reducing the weighted average life and affecting the yield to maturity. In addition, the rate of prepayments of the HELOCs and the yield to investors on the Notes may be affected by certain refinancing programs, which may include general or targeted solicitations.

It is highly unlikely that the HELOCs will prepay at any constant rate until maturity or that all of the HELOCs will prepay at the same rate. Moreover, the timing of prepayments on the HELOCs may significantly affect the actual yield to maturity on the Notes, even if the average rate of principal payments experienced over time is consistent with an investor's expectation.

The rate of payments (including prepayments) on pools of HELOCs is influenced by a variety of economic, geographic, social and other factors. Because prevailing interest rates are subject to fluctuation, there can be no assurance that investors in the Notes will be able to reinvest the distributions thereon at yields equaling or exceeding the yields on the Notes. Yields on any such reinvestment may be lower, and may even be significantly lower, than yields on the Notes. If prevailing mortgage rates fall significantly below the mortgage rates on the HELOCs, the rate of prepayment (and refinancing) would be expected to increase. Conversely, if prevailing mortgage rates rise significantly above the mortgage rates on the HELOCs, the rate of prepayment on the HELOCs would be expected to decrease. Other factors affecting prepayment of HELOCs include changes in mortgagors’ housing needs, job transfers, unemployment, mortgagors’ net equity in the mortgaged properties, servicing decisions, seasonal purchasing and payment habits of borrowers. In addition, the existence of the applicable maximum mortgage rate and minimum mortgage rate may effect the likelihood of prepayments resulting from refinancings. Amounts received by virtue of liquidations of HELOCs, repurchases of HELOCs upon breach of representations or warranties and the related optional termination of the related sub-trust also affect the receipt of principal on the HELOCs. In addition, the rates of prepayments will be affected by the rate and timing of the sale of mortgaged properties. There can be no certainty as to the rate of prepayments on the HELOCs during any period or over the life of the Notes. See“Yield Considerations” and“Maturity and Prepayment Considerations” in the base prospectus.

Although all of the mortgage rates on the HELOCs are subject to adjustment, the mortgage rates on the HELOCs adjust based on the Prime Rate, while the Notes adjust based on One-Month LIBOR. Changes in One-Month LIBOR may not correlate with changes in the Prime Rate and may not correlate with prevailing interest rates. It is possible that an increased level of the Prime Rate could occur simultaneously with a lower level of prevailing interest rates, which would be expected to result in faster prepayments, thereby reducing the weighted average life of the Notes. Any Net WAC Cap Rate Carryover Amount allocated to the Notes will only be payable from excess interest on the HELOCs to the extent available for that purpose in current and future periods. Any Net WAC Cap Rate Carryover Amount may remain unpaid on the final payment date for the Notes.

There can be no assurance as to the rate of principal payments and Draws on the HELOCs. The rate of principal payments and the rate of Draws may fluctuate substantially from time to time.

Generally, HELOCs are not viewed by mortgagors as permanent financing. Due to the unpredictable nature of both principal payments and Draws, the rates of principal payments net of Draws on the HELOCs may be much more volatile than for typical first-lien mortgage loans. See“Risk Factors” in this free writing prospectus.

Weighted Average Life

Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution to the Noteholder of each dollar distributed in reduction of principal of such security (assuming no losses). The weighted average life of the Notes will be influenced by, among other things, the rate of principal payments and Draws on the HELOCs.

The prepayment model used in this free writing prospectus for the HELOCs is a Constant Prepayment Rate (“CPR”). No representation is made that the HELOCs will prepay at that or any other rate. In addition, the model assumes that the amount of additional balances on the HELOCs drawn each month is drawn at a specified annual rate, referred to as the Constant Draw Rate in this free writing prospectus. This rate is converted to a constant monthly rate. To assume a 10% Constant Draw Rate is to assume the stated percentage of the outstanding principal balance of the pool is drawn on over the course of the year. No representation is made that Draws will be made on the HELOCs at that or any other rate.

The table set forth below is based on the CPR and optional redemption assumptions as indicated in the table below. For the following table, it was assumed that the HELOCs have been aggregated into one pool with the following characteristics:

HELOC Number	Current Balance ($)	Gross Rate (%)	Aggregate Fees (%)	Maximum Credit Limit ($)	Original Term to Maturity (in months)	Remaining Term to Maturity (in months)
1	833,474.94	9.515	0.518	968,300.00	300	295
2	49,119,245.98	9.447	0.518	67,017,702.00	300	296
3	576,104,509.92	10.325	0.518	621,028,193.00	180	176
4	7,913,346.40	9.317	0.518	9,785,750.00	300	285
5	36,042,340.27	10.207	0.518	38,073,562.00	180	166

HELOC Number	Remaining Draw Period (in months)	Gross Margin (%)	Gross Minimum Rate (%)	Gross Maximum Rate (%)	Months between Rate Adjustment	Months to Next Rate Adjustment	Index
1	115	1.265	1.265	18.001	1	1	PRIME
2	176	1.227	1.227	18.001	1	1	PRIME
3	56	2.106	2.106	17.994	1	1	PRIME
4	165	1.283	1.283	18.001	1	1	PRIME
5	46	1.969	1.969	17.973	1	1	PRIME

In addition, in creating the tables below the following assumptions were made:

•	payments are made in accordance with the description set forth under “Description of the Notes,”
•	payments on the Notes will be made on the 25th day of each calendar month regardless of the day on which the payment date actually occurs, commencing in February 2007,
•	no extension past the scheduled maturity date of a HELOC is made,
•	no delinquencies or defaults occur,
•
with respect to any payment date on or prior to the first possible Optional Termination Date the margin will be (i) with respect to the Class A Notes, ____% per annum, (ii) with respect to the Class M-1 Notes, ____% per annum, (iii) with respect to the Class M-2 Notes, ____% per annum, (iv) with respect to the Class M-3 Notes, ____% per annum, (v) with respect to the Class M-4 Notes, ____% per annum, (vi) with respect to the Class M-5 Notes, ____% per annum, (vii) with respect to the Class M-6 Notes, ____% per annum, (viii) with respect to the Class B-1 Notes, ____% per annum, (ix) with respect to the Class B-2 Notes, ____% per annum, (x) with respect to the Class B-3 Notes, ____% per annum and (xi) with respect to the Class B-4 Notes, ____% per annum; and with respect to any payment date after the first possible Optional Termination Date, the Margin will increase to (i) with respect to the Class A Notes, ____% per annum, (ii) with respect to the Class M-1 Notes, ____% per annum, (iii) with respect to the Class M-2 Notes, ____% per annum, (iv) with respect to the Class M-3 Notes, ____% per annum, (v) with respect to the Class M-4 Notes, ____% per annum, (vi) with respect to the Class M-5 Notes, ____% per annum, (vii) with respect to the Class M-6 Notes, ____% per annum, (viii) with respect to the Class B-1 Notes, ____% per annum, (ix) with respect to the Class B-2 Notes, ____% per annum, (x) with respect to the Class B-3 Notes, ____% per annum and (xi) with respect to the Class B-4 Notes, _____% per annum,

•	the HELOCs pay on the basis of a 30-day month and a 360-day year,
•	no Rapid Amortization Event occurs,
•	the closing date is February 21, 2007,
•	the prime rate index with respect to the HELOCs remains constant at 8.25%, and One-Month LIBOR remains constant at 5.35%,
•	the Interest Coverage Account has a $0 balance,
•	the initial or subsequent periodic rate caps are uncapped,
•	prepayments are assumed to be made on the last day of the month, and include 30 days of interest thereon,
•	Draws are assumed to be made on the last day of the month,
•	the Constant Draw Rate is 10%, and
•	the balance of the Class S Certificates is equal to zero.

The actual characteristics and performance of the HELOCs will differ from the assumptions used in constructing the tables set forth below, which are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that all of the HELOCs will prepay and that the HELOCs will experience Draws at a constant rate until maturity or that all of the HELOCs will prepay or that the HELOCs will experience Draws at the same rate. Moreover, the diverse remaining terms to stated maturity and current loan rates of the HELOCs could produce slower or faster principal distributions than indicated in the tables at the various assumptions specified, even if the weighted average remaining terms to stated maturity and current loan rates of the HELOCs are as assumed. Any difference between such assumptions and the actual characteristics and performance of the HELOCs, or actual prepayment experience, will affect the percentages of initial stated principal balance outstanding over time and the weighted average life of the Notes.

Subject to the foregoing discussion and assumptions, the following table indicates the weighted average lives of the offered notes and sets forth the percentages of the initial Note Principal Balances of the offered notes that would be outstanding after each of the payment dates shown at various percentages of the CPR and Constant Draw Rates.

Percent of the Initial Class Note Principal Balance
at the Respective Percentages of CPR

	Class A Notes
Payment Date	20%	30%	40%	50%	60%
Initial Percentage	100	100	100	100	100
January 25, 2008	81	67	52	38	24
January 25, 2009	68	44	23	6	0
January 25, 2010	57	29	11	0	0
January 25, 2011	47	22	11	0	0
January 25, 2012	34	16	8	0	0
January 25, 2013	24	11	4	0	0
January 25, 2014	18	7	2	0	0
January 25, 2015	14	5	1	0	0
January 25, 2016	10	3	1	0	0
January 25, 2017	7	2	*	0	0
January 25, 2018	5	1	0	0	0
January 25, 2019	4	1	0	0	0
January 25, 2020	2	*	0	0	0
January 25, 2021	1	0	0	0	0
January 25, 2022	1	0	0	0	0
January 25, 2023	1	0	0	0	0
January 25, 2024	*	0	0	0	0
January 25, 2025	*	0	0	0	0
January 25, 2026	0	0	0	0	0
Weighted Average Life (in years)(1)	4.20	2.52	1.57	0.84	0.60
Weighted Average Life (in years)(1)(2)	3.85	2.24	1.33	0.84	0.60

*      Indicates a number that is greater than zero but less than 0.5%
(1)    The weighted average life of the Notes is determined by (i) multiplying the amount of each principal payment for such class by the number of years from the date of issuance to the related payment date, (ii) adding the results, and (iii) dividing the sum by the initial respective Note Principal Balance for such class of Notes.
(2)    To the first possible optional termination date.

Percent of the Initial Class Note Principal Balance
at the Respective Percentages of CPR

	Class M-1 Notes
Payment Date	20%	30%	40%	50%	60%
Initial Percentage	100	100	100	100	100
January 25, 2008	100	100	100	100	100
January 25, 2009	100	100	100	100	87
January 25, 2010	100	95	100	76	87
January 25, 2011	100	74	55	76	51
January 25, 2012	100	54	25	65	22
January 25, 2013	80	36	14	31	3
January 25, 2014	61	24	8	15	0
January 25, 2015	45	16	5	1	0
January 25, 2016	33	10	3	0	0
January 25, 2017	24	6	0	0	0
January 25, 2018	17	4	0	0	0
January 25, 2019	12	2	0	0	0
January 25, 2020	8	0	0	0	0
January 25, 2021	5	0	0	0	0
January 25, 2022	3	0	0	0	0
January 25, 2023	1	0	0	0	0
January 25, 2024	0	0	0	0	0
January 25, 2025	0	0	0	0	0
January 25, 2026	0	0	0	0	0
Weighted Average Life (in years)(1)	8.36	5.68	4.62	5.04	4.01
Weighted Average Life (in years)(1)(2)	7.21	4.75	3.80	2.58	1.89

 (1)   The weighted average life of the Notes is determined by (i) multiplying the amount of each principal payment for such class by the number of years from the date of issuance to the related payment date, (ii) adding the results, and (iii) dividing the sum by the initial respective Note Principal Balance for such class of Notes.
(2)    To the first possible optional termination date.

Percent of the Initial Class Note Principal Balance
at the Respective Percentages of CPR

	Class M-2 Notes
Payment Date	20%	30%	40%	50%	60%
Initial Percentage	100	100	100	100	100
January 25, 2008	100	100	100	100	100
January 25, 2009	100	100	100	100	100
January 25, 2010	100	95	100	100	44
January 25, 2011	100	74	40	67	8
January 25, 2012	100	54	25	10	3
January 25, 2013	80	36	14	5	0
January 25, 2014	61	24	8	*	0
January 25, 2015	45	16	5	0	0
January 25, 2016	33	10	2	0	0
January 25, 2017	24	6	0	0	0
January 25, 2018	17	4	0	0	0
January 25, 2019	12	1	0	0	0
January 25, 2020	8	0	0	0	0
January 25, 2021	5	0	0	0	0
January 25, 2022	3	0	0	0	0
January 25, 2023	0	0	0	0	0
January 25, 2024	0	0	0	0	0
January 25, 2025	0	0	0	0	0
January 25, 2026	0	0	0	0	0
Weighted Average Life (in years)(1)	8.34	5.68	4.37	4.34	3.07
Weighted Average Life (in years)(1)(2)	7.21	4.75	3.59	2.68	1.93

*      Indicates a number that is greater than zero but less than 0.5%
(1)    The weighted average life of the Notes is determined by (i) multiplying the amount of each principal payment for such class by the number of years from the date of issuance to the related payment date, (ii) adding the results, and (iii) dividing the sum by the initial respective Note Principal Balance for such class of Notes.
(2)     To the first possible optional termination date.

Percent of the Initial Class Note Principal Balance
at the Respective Percentages of CPR

	Class M-3 Notes
Payment Date	20%	30%	40%	50%	60%
Initial Percentage	100	100	100	100	100
January 25, 2008	100	100	100	100	100
January 25, 2009	100	100	100	100	100
January 25, 2010	100	95	100	100	18
January 25, 2011	100	74	40	19	8
January 25, 2012	100	54	25	10	3
January 25, 2013	80	36	14	5	0
January 25, 2014	61	24	8	0	0
January 25, 2015	45	16	5	0	0
January 25, 2016	33	10	0	0	0
January 25, 2017	24	6	0	0	0
January 25, 2018	17	4	0	0	0
January 25, 2019	12	0	0	0	0
January 25, 2020	8	0	0	0	0
January 25, 2021	5	0	0	0	0
January 25, 2022	0	0	0	0	0
January 25, 2023	0	0	0	0	0
January 25, 2024	0	0	0	0	0
January 25, 2025	0	0	0	0	0
January 25, 2026	0	0	0	0	0
Weighted Average Life (in years)(1)	8.33	5.67	4.26	3.82	2.73
Weighted Average Life (in years)(1)(2)	7.21	4.75	3.48	2.68	1.93

(1)   The weighted average life of the Notes is determined by (i) multiplying the amount of each principal payment for such class by the number of years from the date of issuance to the related payment date, (ii) adding the results, and (iii) dividing the sum by the initial respective Note Principal Balance for such class of Notes.
(2)     To the first possible optional termination date.

Percent of the Initial Class Note Principal Balance
at the Respective Percentages of CPR

	Class M-4 Notes
Payment Date	20%	30%	40%	50%	60%
Initial Percentage	100	100	100	100	100
January 25, 2008	100	100	100	100	100
January 25, 2009	100	100	100	100	100
January 25, 2010	100	95	100	100	18
January 25, 2011	100	74	40	19	8
January 25, 2012	100	54	25	10	2
January 25, 2013	80	36	14	5	0
January 25, 2014	61	24	8	0	0
January 25, 2015	45	16	5	0	0
January 25, 2016	33	10	0	0	0
January 25, 2017	24	6	0	0	0
January 25, 2018	17	4	0	0	0
January 25, 2019	12	0	0	0	0
January 25, 2020	8	0	0	0	0
January 25, 2021	5	0	0	0	0
January 25, 2022	0	0	0	0	0
January 25, 2023	0	0	0	0	0
January 25, 2024	0	0	0	0	0
January 25, 2025	0	0	0	0	0
January 25, 2026	0	0	0	0	0
Weighted Average Life (in years)(1)	8.32	5.66	4.21	3.63	2.61
Weighted Average Life (in years)(1)(2)	7.21	4.75	3.44	2.68	1.93

(1)    The weighted average life of the Notes is determined by (i) multiplying the amount of each principal payment for such class by the number of years from the date of issuance to the related payment date, (ii) adding the results, and (iii) dividing the sum by the initial respective Note Principal Balance for such class of Notes.
(2)    To the first possible optional termination date.

Percent of the Initial Class Note Principal Balance
at the Respective Percentages of CPR

	Class M-5 Notes
Payment Date	20%	30%	40%	50%	60%
Initial Percentage	100	100	100	100	100
January 25, 2008	100	100	100	100	100
January 25, 2009	100	100	100	100	100
January 25, 2010	100	95	68	73	18
January 25, 2011	100	74	40	19	8
January 25, 2012	100	54	25	10	0
January 25, 2013	80	36	14	5	0
January 25, 2014	61	24	8	0	0
January 25, 2015	45	16	5	0	0
January 25, 2016	33	10	0	0	0
January 25, 2017	24	6	0	0	0
January 25, 2018	17	3	0	0	0
January 25, 2019	12	0	0	0	0
January 25, 2020	8	0	0	0	0
January 25, 2021	5	0	0	0	0
January 25, 2022	0	0	0	0	0
January 25, 2023	0	0	0	0	0
January 25, 2024	0	0	0	0	0
January 25, 2025	0	0	0	0	0
January 25, 2026	0	0	0	0	0
Weighted Average Life (in years)(1)	8.31	5.65	4.16	3.48	2.51
Weighted Average Life (in years)(1)(2)	7.21	4.75	3.40	2.68	1.93

(1)    The weighted average life of the Notes is determined by (i) multiplying the amount of each principal payment for such class by the number of years from the date of issuance to the related payment date, (ii) adding the results, and (iii) dividing the sum by the initial respective Note Principal Balance for such class of Notes.
(2)    To the first possible optional termination date.

Percent of the Initial Class Note Principal Balance
at the Respective Percentages of CPR

	Class M-6 Notes
Payment Date	20%	30%	40%	50%	60%
Initial Percentage	100	100	100	100	100
January 25, 2008	100	100	100	100	100
January 25, 2009	100	100	100	100	100
January 25, 2010	100	95	60	35	18
January 25, 2011	100	74	40	19	8
January 25, 2012	100	54	25	10	0
January 25, 2013	80	36	14	5	0
January 25, 2014	61	24	8	0	0
January 25, 2015	45	16	3	0	0
January 25, 2016	33	10	0	0	0
January 25, 2017	24	6	0	0	0
January 25, 2018	17	0	0	0	0
January 25, 2019	12	0	0	0	0
January 25, 2020	8	0	0	0	0
January 25, 2021	3	0	0	0	0
January 25, 2022	0	0	0	0	0
January 25, 2023	0	0	0	0	0
January 25, 2024	0	0	0	0	0
January 25, 2025	0	0	0	0	0
January 25, 2026	0	0	0	0	0
Weighted Average Life (in years)(1)	8.30	5.64	4.11	3.38	2.44
Weighted Average Life (in years)(1)(2)	7.21	4.75	3.36	2.68	1.93

(1)    The weighted average life of the Notes is determined by (i) multiplying the amount of each principal payment for such class by the number of years from the date of issuance to the related payment date, (ii) adding the results, and (iii) dividing the sum by the initial respective Note Principal Balance for such class of Notes.
(2)    To the first possible optional termination date.

Percent of the Initial Class Note Principal Balance
at the Respective Percentages of CPR

	Class B-1 Notes
Payment Date	20%	30%	40%	50%	60%
Initial Percentage	100	100	100	100	100
January 25, 2008	100	100	100	100	100
January 25, 2009	100	100	100	100	49
January 25, 2010	100	95	60	35	18
January 25, 2011	100	74	40	19	8
January 25, 2012	100	54	25	10	0
January 25, 2013	80	36	14	1	0
January 25, 2014	61	24	8	0	0
January 25, 2015	45	16	0	0	0
January 25, 2016	33	10	0	0	0
January 25, 2017	24	6	0	0	0
January 25, 2018	17	0	0	0	0
January 25, 2019	12	0	0	0	0
January 25, 2020	8	0	0	0	0
January 25, 2021	0	0	0	0	0
January 25, 2022	0	0	0	0	0
January 25, 2023	0	0	0	0	0
January 25, 2024	0	0	0	0	0
January 25, 2025	0	0	0	0	0
January 25, 2026	0	0	0	0	0
Weighted Average Life (in years)(1)	8.29	5.62	4.09	3.31	2.39
Weighted Average Life (in years)(1)(2)	7.21	4.75	3.35	2.68	1.93

(1)    The weighted average life of the Notes is determined by (i) multiplying the amount of each principal payment for such class by the number of years from the date of issuance to the related payment date, (ii) adding the results, and (iii) dividing the sum by the initial respective Note Principal Balance for such class of Notes.
(2)    To the first possible optional termination date.

Percent of the Initial Class Note Principal Balance
at the Respective Percentages of CPR

	Class B-2 Notes
Payment Date	20%	30%	40%	50%	60%
Initial Percentage	100	100	100	100	100
January 25, 2008	100	100	100	100	100
January 25, 2009	100	100	100	100	40
January 25, 2010	100	95	60	35	18
January 25, 2011	100	74	40	19	8
January 25, 2012	100	54	25	10	0
January 25, 2013	80	36	14	0	0
January 25, 2014	61	24	8	0	0
January 25, 2015	45	16	0	0	0
January 25, 2016	33	10	0	0	0
January 25, 2017	24	6	0	0	0
January 25, 2018	17	0	0	0	0
January 25, 2019	12	0	0	0	0
January 25, 2020	8	0	0	0	0
January 25, 2021	0	0	0	0	0
January 25, 2022	0	0	0	0	0
January 25, 2023	0	0	0	0	0
January 25, 2024	0	0	0	0	0
January 25, 2025	0	0	0	0	0
January 25, 2026	0	0	0	0	0
Weighted Average Life (in years)(1)	8.27	5.60	4.05	3.25	2.34
Weighted Average Life (in years)(1)(2)	7.21	4.75	3.33	2.67	1.90

(1)    The weighted average life of the Notes is determined by (i) multiplying the amount of each principal payment for such class by the number of years from the date of issuance to the related payment date, (ii) adding the results, and (iii) dividing the sum by the initial respective Note Principal Balance for such class of Notes.
(2)    To the first possible optional termination date.

Percent of the Initial Class Note Principal Balance
at the Respective Percentages of CPR

	Class B-3 Notes
Payment Date	20%	30%	40%	50%	60%
Initial Percentage	100	100	100	100	100
January 25, 2008	100	100	100	100	100
January 25, 2009	100	100	100	100	40
January 25, 2010	100	95	60	35	18
January 25, 2011	100	74	40	19	8
January 25, 2012	100	54	25	10	0
January 25, 2013	80	36	14	0	0
January 25, 2014	61	24	8	0	0
January 25, 2015	45	16	0	0	0
January 25, 2016	33	10	0	0	0
January 25, 2017	24	0	0	0	0
January 25, 2018	17	0	0	0	0
January 25, 2019	12	0	0	0	0
January 25, 2020	6	0	0	0	0
January 25, 2021	0	0	0	0	0
January 25, 2022	0	0	0	0	0
January 25, 2023	0	0	0	0	0
January 25, 2024	0	0	0	0	0
January 25, 2025	0	0	0	0	0
January 25, 2026	0	0	0	0	0
Weighted Average Life (in years)(1)	8.25	5.58	4.02	3.19	2.31
Weighted Average Life (in years)(1)(2)	7.21	4.75	3.32	2.63	1.88

(1)    The weighted average life of the Notes is determined by (i) multiplying the amount of each principal payment for such class by the number of years from the date of issuance to the related payment date, (ii) adding the results, and (iii) dividing the sum by the initial respective Note Principal Balance for such class of Notes.
(2)    To the first possible optional termination date.

Additional Information

The depositor intends to file certain additional yield tables and other computational materials with respect to the Notes with the Securities and Exchange Commission in a report on Form 8-K. Such tables and materials were prepared by the underwriter at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, such prospective investors. Such tables and assumptions may be based on assumptions that differ from the modeling assumptions. Accordingly, such tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

USE OF PROCEEDS

The depositor will apply the net proceeds of the sale of the Notes against the purchase price of the HELOCs.

FEDERAL INCOME TAX CONSEQUENCES

One or more elections will be made to treat designated portions of the trust (exclusive of the reserve fund and the interest coverage account, each as described in the indenture) as one or more real estate mortgage investment conduits (each, a “REMIC”) for federal income tax purposes. Upon the issuance of the Notes, Thacher Proffitt & Wood LLP, counsel to the depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Indenture, for federal income tax purposes, each REMIC elected by the trust will qualify as a REMIC under Sections 860A through 860G of the Internal Revenue Code of 1986, as amended (the “Code”).

For federal income tax purposes, (i) the Residual Certificates will each represent the sole class of “residual interests” in the related REMIC elected by the trust and (ii) the Notes (exclusive of any right of the holder of any Notes to receive payments in respect of Net WAC Cap Rate Carryover Amounts) will represent the “regular interests” in, and be treated as debt instruments of, a REMIC. See “Material Federal Income Tax Considerations” in the base prospectus.

For federal income tax purposes, a beneficial owner of a Note will be treated as owning both an undivided interest in a REMIC regular interest and the right to receive payments in respect of Net WAC Cap Rate Carryover Amounts. The treatment of amounts received by a holder of a Note under such holder’s right to receive payments in respect of Net WAC Cap Rate Carryover Amounts will depend on the portion, if any, of such holder’s purchase price allocable thereto. Under the REMIC regulations, each holder of a Note must allocate its purchase price for the Note between its undivided interest in the related REMIC regular interest and its undivided interest in the right to receive payments in respect of Net WAC Cap Rate Carryover Amounts in accordance with the relative fair market values of each property right. The trust intends to treat payments made to the holders of the Notes in respect of Net WAC Cap Rate Carryover Amounts as includible in income based on Treasury regulations relating to notional principal contracts (the “Notional Principal Contract Regulations”). The original issue discount (“OID”) regulations provide that the trust’s allocation of the issue price is binding on all holders unless the holder explicitly discloses on its tax return that its allocation is different from the trust’s allocation. For tax reporting purposes, the right to receive payments in respect of Net WAC Cap Rate Carryover Amounts may have more than a de minimis value. Under the REMIC regulations, the trust is required to account for the REMIC regular interest and the right to receive payments in respect of Net WAC Cap Rate Carryover Amounts as discrete property rights. It is possible that the right to receive payments in respect of Net WAC Cap Rate Carryover Amounts could be treated as a partnership among the holders of the Notes and the Class E Certificates, in which case holders of such Notes potentially would be subject to different timing of income and foreign holders of such Notes could be subject to withholding in respect of payments in respect of Net WAC Cap Rate Carryover Amounts. Holders of the Notes are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of such Notes. Treasury regulations have been promulgated under Section 1275 of the Code generally providing for the integration of a “qualifying debt instrument” with a hedge if the combined cash flows of the components are substantially equivalent to the cash flows on a variable rate debt instrument. However, such regulations specifically disallow integration of debt instruments subject to Section 1272(a)(6) of the Code. Therefore, holders of the Notes will be unable to use the integration method provided for under such regulations with respect to those Notes. If the trust’s treatment of payments of Net WAC Cap Rate Carryover Amounts is respected, ownership of the right to receive payments in respect of Net WAC Cap Rate Carryover Amounts will entitle the owner to amortize the separate price paid for such right under the Notional Principal Contract Regulations.

Upon the sale of a Note, the amount of the sale allocated to the selling holder’s right to receive payments in respect of Net WAC Cap Rate Carryover Amounts would be considered a “termination payment” under the Notional Principal Contract Regulations allocable to the related Note. A holder of a Note will have gain or loss from such a termination of the right to receive payments in respect of Net WAC Cap Rate Carryover Amounts equal to (i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any amount paid (or deemed paid) by the holder upon entering into or acquiring its interest in the right to receive payments in respect of Net WAC Cap Rate Carryover Amounts. Gain or loss realized upon the termination of the right to receive payments in respect of Net WAC Cap Rate Carryover Amounts will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Section 582(c) of the Code would likely not apply to treat such gain or loss as ordinary.

For federal income tax reporting purposes, some or all of the Notes may be treated as having been issued with OID. The prepayment assumption that will be used in determining the rate of accrual of OID, premium and market discount, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the HELOCs will prepay at the applicable CPR. No representation is made that the HELOCs will prepay at such rate or at any other rate. See “Material Federal Income Tax Considerations—Taxation of Debt Securities” in the base prospectus.

If the method of computing OID described in the base prospectus results in a negative amount for any period with respect to any holders of Notes, the amount of OID allocable to such period would be zero, and such holders will be permitted to offset such amounts only against future OID (if any) from such Notes. Although uncertain, a holder may be permitted to deduct a loss to the extent that his or her respective remaining basis in any such Note exceeds the maximum amount of future payments to which such holder is entitled, assuming no further prepayments of the HELOCs. Although the matter is not free from doubt, any such loss might be treated as a capital loss.

The OID regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that of the trust. Accordingly, it is possible that holders of Notes issued with OID may be able to select a method for recognizing OID that differs from that used in preparing reports to holders and the Internal Revenue Service. Prospective purchasers of Notes issued with OID are advised to consult their tax advisors concerning the tax treatment of such Notes in this regard.

Certain of the Notes may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of a Note will be treated as holding such Note with amortizable bond premium will depend on such Noteholder’s purchase price and the payments remaining to be made on such Note at the time of its acquisition by such Noteholder. Holders of such Notes should consult their own tax advisors regarding the possibility of making an election to amortize such premium. See “Material Federal Income Tax Considerations—Taxation of Debt Securities” in the base prospectus.

With respect to the Notes, this paragraph is relevant to such Notes exclusive of the rights of the holders of the Notes to receive payments in respect of Net WAC Cap Rate Carryover Amounts. The Notes will be treated as assets described in Section 7701(a)(19)(C) of the Code and “real estate assets” under Section 856(c)(4)(A) of the Code, generally in the same proportion that the assets in the trust would be so treated. In addition, interest on the Notes will be treated as “interest on obligations secured by mortgages on real property” under Section 856(c)(3)(B) of the Code, generally to the extent that the Notes are treated as “real estate assets” under Section 856(c)(4)(A) of the Code. The Notes will also be treated as “qualified mortgages” under Section 860G(a)(3) of the Code. However, the right of each Note to receive payments in respect of Net WAC Cap Rate Carryover Amounts will not qualify as an asset described in Section 7701(a)(19)(C) of the Code, as a real estate asset under Section 856(c)(5)(B) of the Code or as a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code. As a result, the Notes may not be a suitable investment for a REMIC, a real estate investment trust or an entity intending to qualify under Section 7701(a)(19)(C) of the Code.

It is not anticipated that any REMIC elected by the trust will engage in any transactions that would subject it to the prohibited transactions tax as defined in Section 860F(a)(2) of the Code, the contributions tax as defined in Section 860G(d) of the Code or the tax on net income from foreclosure property as defined in Section 860G(c) of the Code. However, in the event that any such tax is imposed on any REMIC elected under the Indenture, such tax will be borne (i) by the securities administrator or any other party, if the securities administrator or such other party has breached its obligations with respect to REMIC compliance under the Indenture and (ii) otherwise by the trust, with a resulting reduction in amounts otherwise payable to the holders of the Notes.

The responsibility for filing annual federal information returns and other reports will be borne by the securities administrator.

For further information regarding the federal income tax consequences of investing in the Notes, see “Material Federal Income Tax Considerations” in the base prospectus.

STATE AND OTHER TAXES

None of the depositor, the master servicer, the securities administrator or the indenture trustee makes any representations regarding the tax consequences of purchase, ownership or disposition of the Notes under the tax laws of any state or other jurisdiction. Investors considering an investment in the Notes should consult their own tax advisors regarding such tax consequences.

All investors should consult their own tax advisors regarding the state, local or foreign income tax consequences of the purchase, ownership and disposition of the Notes.

ERISA CONSIDERATIONS

Sections 404 and 406 of ERISA impose certain fiduciary and prohibited transaction restrictions on employee pension and welfare benefit plans subject to Title I of ERISA (“ERISA Plans”) and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and bank collective investment funds and insurance company general and separate accounts, in which such ERISA Plans are invested. Section 4975 of the Code imposes essentially the same prohibited transaction restrictions on tax-qualified retirement plans described in Section 401(a) of the Code, individual retirement accounts described in Section 408 of the Code, Archer MSAs described in Section 220(d) of the Code and education individual retirement accounts described in Section 530 of the Code and certain other entities (referred to in this free writing prospectus as Tax Favored Plans). ERISA and the Code prohibit a broad range of transactions involving assets of ERISA Plans and “Tax Favored Plans” (collectively referred to in this free writing prospectus as “Plans”) and persons who have certain specified relationships to such Plans (so-called “Parties in Interest” within the meaning of ERISA or “Disqualified Persons” within the meaning of Section 4975 of the Code), unless a statutory or administrative exemption is available with respect to any such transaction.

Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), plans maintained outside the United States primarily for the benefit of persons substantially all of whom are non-resident aliens as described in Section 4(b)(4) of ERISA and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in the Notes without regard to the ERISA considerations described below, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

Certain transactions involving the issuing entity might be deemed to constitute prohibited transactions under ERISA and Section 4975 of the Code with respect to a Plan that purchases a Note, if the assets of the issuing entity are deemed to be assets of the Plan (“Plan Assets”). Under the DOL Regulations, generally, when a Plan makes an investment in an equity interest in another entity (such as the issuing entity), the underlying assets of that entity may be considered Plan Assets unless certain exceptions apply. Exceptions contained in the DOL Regulations provide that a Plan’s assets will include both an equity interest and an undivided interest in each asset of an entity in which it makes an equity investment, unless certain exemptions apply as described in the base prospectus, which exemptions are not expected to apply to the Notes. Under the DOL Regulations, the term “equity interest” means any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features.

Although it is not free from doubt, the issuing entity anticipates that, as of the date hereof, the offered notes should be treated as indebtedness without significant equity features for the purposes of the DOL Regulations as of the date hereof.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. Any person who exercises any authority or control with respect to the management or disposition of the assets of a Plan and any person who provides investment advice with respect to such assets for a fee is a fiduciary of such Plan. As a result of the DOL Regulations, a Plan’s investment in the offered notes may cause the HELOCs and other assets of the trust estate to be deemed Plan Assets. If this is the case, any party exercising management or discretionary control with respect to such assets may be deemed a Plan fiduciary and will therefore be subject to the fiduciary requirements and prohibited transaction provisions of ERISA and Section 4975 of the Code with respect thereto. The issuing entity, the depositor, the underwriter, the indenture trustee, any other provider of credit support, a holder of the offered notes or any of their affiliates may be considered to be or may become Parties in Interest (or Disqualified Persons) with respect to certain Plans. Therefore, the acquisition or holding of the offered notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction within the meaning of ERISA and the Code unless one or more statutory or administrative exemptions is available.

Because the issuing entity, the depositor, the underwriter, the indenture trustee, any other provider of credit support, a holder of the offered notes or any of their affiliates may receive certain benefits in connection with the sale of the offered notes, the purchase of offered notes using Plan Assets over which any of such parties has investment authority might be deemed to be a violation of the prohibited transaction rules of ERISA or Section 4975 of the Code for which no exemption may be available. Whether or not the HELOCs and other assets of the trust estate were deemed to include Plan Assets, prior to making an investment in the offered notes, prospective Plan investors should determine whether the issuing entity, the depositor, the underwriter, the indenture trustee, any other provider of credit support, a holder of the offered notes or any of their affiliates is a Party in Interest (or Disqualified Person) with respect to such Plan and, if so, whether such transaction is subject to one or more statutory or administrative exemptions. The DOL has granted certain class exemptions which provide relief from certain of the prohibited transaction provisions of ERISA and the related excise tax provisions of the Code and which are described in the base prospectus. In addition, the Pension Protection Act of 2006 added a new Section 408(b)(17) of ERISA, which provides a statutory exemption for non-fiduciary service providers. There can be no assurance that any exemption will apply with respect to any particular Plan investment in the offered notes or, even if all of the conditions specified therein were satisfied, that any exemption would apply to all prohibited transactions that may occur in connection with such investment.

In addition to any exemption that may be available under PTCE 95-60 for the purchase and holding of the offered notes by an insurance company general account, Section 401(c) of ERISA provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for certain transactions involving an insurance company general account.

As mentioned above, although it is not free from doubt, the issuing entity anticipates that the offered notes should be treated as indebtedness without substantial equity features for the purposes of the DOL Regulations as of the date hereof. In addition, although it is not free from doubt, the issuing entity believes that, so long as the offered notes retain a rating of at least investment grade, the offered notes should continue to be treated as indebtedness without substantial equity features for purposes of the DOL Regulations. There is, however, increased uncertainty regarding the characterization of debt instruments that do not carry an investment grade rating. Consequently, a subsequent transferee of the offered notes or any interest therein who is a Plan trustee or one who is acting on behalf of a Plan, or using Plan Assets to effect such transfer, is required to provide written confirmation (or in the case of any Note transferred in book-entry form, will be deemed to have confirmed) that at the time of such transfer (i) the offered notes are rated at least investment grade, (ii) such transferee believes that the offered notes are properly treated as indebtedness without substantial equity features for purposes of the DOL Regulations, and agrees to so treat the offered notes and (iii) the acquisition and holding of the offered notes will not give rise to a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code. Alternatively, regardless of the rating of the offered notes, a prospective transferee of the offered notes or any interest therein who is a Plan trustee or is acting on behalf of a Plan, or using Plan Assets to effect such transfer, may provide the securities administrator an opinion of counsel satisfactory to the securities administrator and for the benefit of the indenture trustee, the issuing entity and the depositor, which opinion will not be at the expense of the trust, the issuing entity, the depositor, the indenture trustee or the securities administrator, that the purchase, holding and transfer of the offered notes or interests therein is permissible under ERISA or Section 4975 of the Code, will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the trust, the issuing entity, the indenture trustee, the depositor or the securities administrator, to any obligation in addition to those undertaken in the Sale and Servicing Agreement, the Trust Agreement and the Indenture.

Any prospective Plan investor considering whether to invest in the offered notes should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment. In addition, any Plan fiduciary should consider its general fiduciary obligations under ERISA in determining whether to purchase offered notes on behalf of a Plan.

The sale of any of the offered notes to a Plan is in no respect a representation by the depositor or the underwriter that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such an investment is appropriate for Plans generally or any particular Plan.

LEGAL MATTERS

The validity of the Notes, including certain federal income tax consequences with respect hereto, will be passed upon for the depositor by Thacher Proffitt & Wood LLP, New York, New York. Thacher Proffitt & Wood LLP, New York, New York, will also pass upon certain legal matters on behalf of the sponsor and Bear, Stearns & Co. Inc.

LEGAL PROCEEDINGS

There are no material legal proceedings pending against the depositor, the securities administrator, the indenture trustee, the master servicer, the servicers, the issuing entity or the custodian or with respect to which the property of any of the foregoing transaction parties is subject, that are material to the Noteholders. No legal proceedings against any of the foregoing transaction parties is known to be contemplated by governmental authorities, that are material to the Noteholders. We refer you to “The Sponsor” for a description of the legal proceedings against the sponsor.

AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS

The sponsor, the issuing entity, Bear, Stearns & Co. Inc. and the depositor are affiliated parties. There are no affiliations among EMC, the depositor or the issuing entity and any of the indenture trustee, the master servicer, the securities administrator, the owner trustee, the originator or the custodian. There are no affiliations among any of the indenture trustee, LaSalle, the owner trustee or the originator. The master servicer and EMC are parties to certain custodial agreements whereby the master servicer, for consideration, provides custodial services to EMC for certain residential mortgage loans originated or purchased by it. The terms of the custodial agreements are customary for the residential mortgage-backed securitization industry providing for the delivery, receipt, review and safekeeping of mortgage loan files. Pursuant to these custodial agreements, the master servicer is currently providing custodial services for all of the HELOCs to be sold by EMC to the depositor in connection with this securitization.

There are currently no business relationships, agreements, arrangements, transactions or understandings between (a) the sponsor, the depositor or the issuing entity and (b) any of the parties referred to in the first paragraph, or any of their respective affiliates, that were entered into outside the normal course of business or that contain terms other than would be obtained in an arm’s length transaction with an unrelated third party and that are material to the investor's understanding of the notes, or that relate to the notes or the pooled assets. No such business relationship, agreement, arrangement, transaction or understanding has existed during the past two years, except as described below.

RATINGS

It is a condition of the issuance of the Notes that each class of Notes be assigned at least the ratings designated below by Standard & Poor’s and Moody’s.

Ratings
Class	Standard & Poor’s	Moody’s
A	AAA	Aaa
M-1	AA+	Aa1
M-2	AA	Aa2
M-3	AA-	Aa3
M-4	A+	A1
M-5	A	A2
M-6	A-	A3
B-1	BBB+	Baa1
B-2	BBB	Baa2
B-3	BBB-	Baa3

The security ratings assigned to the Notes should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the respective rating agency. The ratings on the Notes do not, however, constitute statements regarding the likelihood or frequency of prepayments on the mortgage loans or the anticipated yields in light of prepayments.

In addition, the ratings by Standard & Poor’s and Moody’s do not address the likelihood of the receipt of any amounts in respect of Net WAC Cap Rate Carryover Amounts, any interest shortfalls resulting from the application of the Relief Act or any prepayment interest shortfalls.

The depositor has not requested ratings of the Notes by any rating agency other than Standard & Poor’s and Moody’s. However, there can be no assurance as to whether any other rating agency will rate the Notes or, if it does, what ratings would be assigned by such other rating agency. The ratings assigned by such other rating agency to the Notes could be lower than the respective ratings assigned by the rating agencies.

The rating agencies have stated that it is their standard policy to monitor ratings on publicly offered securities for which a rating has been provided, as to each rating agency rating each class of Notes in accordance with the rating agencies’ particular surveillance policies, unless the issuing entity requests a rating without surveillance. A rating agency will monitor the rating it issues on an ongoing basis and may update the rating after conducting its regular review of the issuing entity’s creditworthiness or after conducting a review of the status of the rating upon becoming aware of any information that might reasonably be expected to result in a change of rating. The depositor has not requested that any rating agency not monitor their ratings of the Notes, and the depositor has not requested that any rating agency use any monitoring procedures other than their standard monitoring procedures.

LEGAL INVESTMENT

The Notes will not constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, or SMMEA.

Institutions whose investment activities are subject to review by certain regulatory authorities hereafter may be or may become subject to restrictions on investment in the Notes, and such restrictions may be retroactively imposed. The Federal Financial Institutions Examination Council, the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Office of Thrift Supervision, or OTS, and the National Credit Union Administration, or NCUA, have adopted guidelines, and have proposed policies, regarding the suitability of investments in various types of derivative mortgage-backed securities, including securities such as the Notes.

For example, on April 23, 1998, the Federal Financial Institutions Examination Council issued a revised supervisory policy statement, referred to as the 1998 Policy Statement, applicable to all depository institutions, setting forth guidelines for investments in “high-risk mortgage securities.” The 1998 Policy Statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, the NCUA and the OTS. The 1998 Policy Statement rescinds a 1992 policy statement that had required, prior to purchase, a depository institution to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and, if so, that the proposed acquisition would reduce the institution’s overall interest rate risk. In addition, the 1998 Policy Statement eliminates former constraints on investing in certain “high-risk” mortgage derivative products and substitutes broader guidelines for evaluating and monitoring investment risk. In addition, the NCUA has issued regulations governing federal credit union investments which prohibit investment in certain specified types of securities, which may include the Notes. The NCUA has indicated that its regulations will take precedence over the 1998 Policy Statement. Similar policy statements and regulations have been issued by other regulators having jurisdiction over other types of depository institutions.

The OTS has issued Thrift Bulletin 73a, or TB 73a, entitled “Investing in Complex Securities”, effective December 18, 2001 which applies to savings associations regulated by the OTS, and Thrift Bulletin 13a, or TB 13a, entitled “Management of Interest Rate Risk, Investment Securities, and Derivatives Activities”, effective December 1, 1998, which is applicable to thrift institutions regulated by the OTS.

TB 73a requires savings associations, prior to taking any investment position, to determine that the investment position meets applicable regulatory and policy requirements and internal guidelines, is suitable for the institution, and is safe and sound. The OTS recommends, with respect to purchases of specific securities, additional analysis, including, among others, analysis of repayment terms, legal structure, expected performance of the issuing entity and any underlying assets as well as analysis of the effects of payment priority, with respect to a security which is divided into separate tranches with unequal payments, and collateral investment parameters, with respect to a security that is prefunded or involves a revolving period. TB 73a reiterates the OTS’s due diligence requirements for investing in all securities and warns that if a savings association makes an investment that does not meet the applicable regulatory requirements, the savings association’s investment practices will be subject to criticism, and the OTS may require divestiture of such securities. The OTS also recommends, with respect to an investment in any “complex securities,” that savings associations should take into account quality and suitability, interest rate risk, and classification factors. For the purposes of each of TB 73a and TB 13a, “complex security” includes, among other things, any collateralized mortgage obligation or real estate mortgage investment conduit security, other than any “plain vanilla” mortgage pass-through security (that is, securities that are part of a single class of securities in the related pool that are non-callable and do not have any special features). Accordingly, all classes of Notes would likely be viewed as “complex securities.” With respect to quality and suitability factors, TB 73a warns (i) that a savings association’s sole reliance on outside ratings for material purchases of complex securities is an unsafe and unsound practice, (ii) that a savings association should only use ratings and analyses from nationally recognized rating agencies in conjunction with, and in validation of, its own underwriting processes, and (iii) that it should not use ratings as a substitute for its own thorough underwriting analyses. With respect the interest rate risk factor, TB 73a recommends that savings associations should follow the guidance set forth in TB 13a.

TB 13a requires thrift institutions, prior to taking any investment position, to (i) conduct a pre-purchase portfolio sensitivity analysis for any “significant transaction” involving securities or financial derivatives, and (ii) conduct a pre-purchase price sensitivity analysis of any “complex security” or financial derivative. The OTS recommends that while a thrift institution should conduct its own in-house pre-acquisition analysis, it may rely on an analysis conducted by an independent third-party as long as management understands the analysis and its key assumptions. Further, TB 13a recommends that the use of “complex securities with high price sensitivity” be limited to transactions and strategies that lower a thrift institution’s portfolio interest rate risk. TB 13a warns that investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by OTS examiners as an unsafe and unsound practice.

There may be other restrictions on the ability of some investors either to purchase some classes of securities or to purchase any class of securities representing more than a specified percentage of the investors’ assets. The depositor will make no representations as to the proper characterization of any class of securities for legal investment or other purposes, or as to the ability of particular investors to purchase any class of securities under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of securities. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the securities of any class constitute legal investments or are subject to investment, capital or other restrictions.

AVAILABLE INFORMATION

The depositor is subject to the informational requirements of the Exchange Act and in accordance therewith files reports and other information with the Commission. Reports and other information filed by the depositor can be inspected and copied at the Public Reference Room maintained by the Commission at 100 F Street NE, Washington, DC 20549, and its Regional Offices located as follows: Chicago Regional Office, 500 West Madison, 14th Floor, Chicago, Illinois 60661; New York Regional Office, 233 Broadway, New York, New York 10279. Copies of the material can also be obtained from the Public Reference Section of the Commission, 100 F Street NE, Washington, DC 20549, at prescribed rates and electronically through the Commission’s Electronic Data Gathering, Analysis and Retrieval system at the Commission’s Website (http://www.sec.gov). Information about the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at (800) SEC-0330. Exchange Act reports as to any series filed with the Commission will be filed under the issuing entity’s name. The depositor does not intend to send any financial reports to Noteholders.

The issuing entity’s annual reports on Form 10-K (including reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance, discussed in “Description of the Notes — Reports to Noteholders” and “Servicing of the Mortgage Loans— Evidence as to Compliance”, required to be filed under Regulation AB), periodic distribution reports on Form 10-D, current reports on Form 8-K and amendments to those reports, together with such other reports to note holders or information about the securities as shall have been filed with the Commission will be posted on the securities administrator’s internet web site as soon as reasonably practicable after it has been electronically filed with, or furnished to, the Commission. The address of the website is: www.etrustee.net.

INDEX OF DEFINED TERMS

1998 Policy Statement
60 Day Plus Delinquency Percentage
AB Servicing Criteria
Administration Agreement
Available Principal Payment Amount
Certificate Principal Balance
Charged-Off HELOC
Charge-Off Amount
Class A Principal Payment Amount
Class B-1 Principal Payment Amount
Class B-2 Principal Payment Amount
Class B-3 Principal Payment Amount
Class B-4 Principal Payment Amount
Class M-1 Principal Payment Amount
Class M-2 Principal Payment Amount
Class M-3 Principal Payment Amount
Class M-4 Principal Payment Amount
Class M-5 Principal Payment Amount
Class M-6 Principal Payment Amount
Class S Floating Allocation Percentage
Class S Principal Payment Amount
Clearstream
Code
Constant Draw Rate
CPR
CSSF
Cumulative Charge-Off Percentage
Current Interest
Current Specified Enhancement Percentage
Custodial Agreements
Custodian
Cut-off Date
Disqualified Persons
Draw
Draw Period
DTC
equity interest
ERISA Plans
Euroclear
Excess Overcollateralization Amount
Expense Adjusted Mortgage Rate
Expense Fee Rate
Extraordinary Trust Fund Expenses
Extraordinary Trust Fund Expenses Cap
Financial Intermediary
Fiscal Quarter
Floating Allocation Percentage
Formula Rate
GreenPoint Servicing Agreement
HELOCs
Indenture
Interest Collection Amount
Invested Amount
Managed Amortization Period
Margin
Master Servicer Collection Account
Moody’s
NCUA
Net WAC Cap Rate
Net WAC Cap Rate Carryover Amount
Note Interest Rate
Note Principal Balance
Noteholders
Notional Principal Contract Regulations
OID
Optional Termination Date
OTS
Overcollateralization Amount
Overcollateralization Floor
Overcollateralization Increase Amount
Overcollateralization Reduction Amount
Overcollateralization Target Amount
Parties in Interest
Payment Account
Prepayment Assumption
Principal Collection Amount
Rapid Amortization Event
Rapid Amortization Period
Rapid Amortization Trigger Event
Recoveries
Relief Act
Relief Act Shortfall
REMIC
REO
REO Property
Rules
Sale and Servicing Agreement
Sponsor Certificate Pro Rata Test
Standard & Poor’s
Stated Principal Balance
Stepdown Date
Subsequent Recoveries
Trigger Event
Trust Agreement
Unpaid Interest Shortfall Amount

  SCHEDULE A

Selected Collateral Characteristics
For the HELOCs in the Total Pool
As of the Cut-Off Date

Range of Principal Balances for the HELOCs

Range of Principal Balances ($)	Number of Mortgage Loans	Principal Balance ($)	Percentage of Total Mortgage Loans (%)	Average Principal Balance ($)	Weighted Average Combined Loan-to-Value Ratio (%)
0.00 - 19,999.99	1,015	$12,629,923.27	1.89%	$12,443.27	88.52%
20,000.00 - 39,999.99	2,475	74,721,697.22	11.15	30,190.58	89.59
40,000.00 - 59,999.99	2,127	105,523,134.44	15.75	49,611.25	90.52
60,000.00 - 79,999.99	1,479	102,199,938.45	15.25	69,100.70	92.16
80,000.00 - 99,999.99	932	84,184,852.87	12.56	90,327.10	92.63
100,000.00 - 119,999.99	609	66,297,422.76	9.89	108,862.76	93.28
120,000.00 - 139,999.99	443	57,199,832.84	8.54	129,119.26	94.62
140,000.00 - 159,999.99	306	45,706,773.80	6.82	149,368.54	92.44
160,000.00 - 179,999.99	175	29,550,676.34	4.41	168,861.01	90.16
180,000.00 - 199,999.99	157	30,243,072.42	4.51	192,631.03	87.19
200,000.00 - 219,999.99	94	18,966,247.57	2.83	201,768.59	83.89
220,000.00 - 239,999.99	27	6,212,978.20	0.93	230,110.30	85.50
240,000.00 - 259,999.99	29	7,209,012.13	1.08	248,586.63	83.37
260,000.00 - 279,999.99	14	3,791,565.26	0.57	270,826.09	84.31
280,000.00 - 299,999.99	16	4,679,882.63	0.70	292,492.66	81.06
300,000.00 - 319,999.99	15	4,571,187.61	0.68	304,745.84	79.29
320,000.00 - 339,999.99	2	656,823.34	0.10	328,411.67	87.50
340,000.00 - 359,999.99	3	1,044,998.78	0.16	348,332.93	83.03
360,000.00 - 379,999.99	3	1,104,472.42	0.16	368,157.47	81.43
380,000.00 - 399,999.99	9	3,487,723.33	0.52	387,524.81	84.01
400,000.00 - 419,999.99	4	1,605,000.00	0.24	401,250.00	70.79
480,000.00 - 499,999.99	8	3,976,701.83	0.59	497,087.73	69.16
500,000.00 - 519,999.99	6	3,000,000.00	0.45	500,000.00	68.58
700,000.00 - 719,999.99	1	700,000.00	0.10	700,000.00	100.00
740,000.00 - 759,999.99	1	749,000.00	0.11	749,000.00	49.88
Total/ Weighted Average:	9,950	$670,012,917.51	100.00%	$67,337.98	90.62%

Loan Programs for the HELOCs

Loan Program	Number of Mortgage Loans	Principal Balance ($)	Percentage of Total Mortgage Loans (%)	Average Principal Balance ($)	Weighted Average Combined Loan-to-Value Ratio (%)
120/180HELOC	22	$833,474.94	0.12%	$37,885.22	88.74%
180/120HELOC	800	57,032,592.38	8.51	71,290.74	80.59
60/120HELOC	9,128	612,146,850.19	91.36	67,062.54	91.56
Total / Weighted Average:	9,950	$670,012,917.51	100.00%	$67,337.98	90.62%

Range of Original Combined Loan-to-Value Ratios for the HELOCs

Range of Original Combined Loan-to-Value Ratios (%)	Number of Mortgage Loans	Principal Balance ($)	Percentage of Total Mortgage Loans (%)	Average Principal Balance ($)	Weighted Average Combined Loan-to-Value Ratio (%)
10.01 - 20.00	1	$60,000.00	0.01%	$60,000.00	16.53%
20.01 - 30.00	6	238,613.46	0.04	39,768.91	26.69
30.01 - 40.00	23	1,962,995.88	0.29	85,347.65	35.76
40.01 - 50.00	46	4,702,404.73	0.70	102,226.19	45.90
50.01 - 60.00	95	8,699,090.73	1.30	91,569.38	55.93
60.01 - 70.00	167	16,736,682.49	2.50	100,219.66	65.70
70.01 - 80.00	594	55,614,914.94	8.30	93,627.80	76.87
80.01 - 90.00	5,692	300,479,923.63	44.85	52,789.87	89.01
90.01 - 100.00	3,326	281,518,291.65	42.02	84,641.70	98.81
Total / Weighted Average:	9,950	$670,012,917.51	100.00%	$67,337.98	90.62%

Loan Purpose for the HELOCs

Loan Purpose	Number of Mortgage Loans	Principal Balance ($)	Percentage of Total Mortgage Loans (%)	Average Principal Balance ($)	Weighted Average Combined Loan-to-Value Ratio (%)
Purchase	3,997	$255,377,677.37	38.12%	$63,892.34	95.97%
Cash Out Refinance	5,450	389,297,703.39	58.10	71,430.77	87.15
Rate/Term Refinance	503	25,337,536.75	3.78	50,372.84	90.04
Total / Weighted Average:	9,950	$670,012,917.51	100.00%	$67,337.98	90.62%

Occupancy Status for the HELOCs

Occupancy Status	Number of Mortgage Loans	Principal Balance ($)	Percentage of Total Mortgage Loans (%)	Average Principal Balance ($)	Weighted Average Combined Loan-to-Value Ratio (%)
Owner Occupied	7,403	$563,102,785.25	84.04%	$76,064.13	91.40%
Second Home	166	7,766,600.82	1.16	46,786.75	87.00
Investor	2,381	99,143,531.44	14.80	41,639.45	86.48
Total / Weighted Average:	9,950	$670,012,917.51	100.00%	$67,337.98	90.62%

Property Types for the HELOCs

Property Types	Number of Mortgage Loans	Principal Balance ($)	Percentage of Total Mortgage Loans (%)	Average Principal Balance ($)	Weighted Average Combined Loan-to-Value Ratio (%)
Single Family	5,902	$409,330,174.91	61.09%	$69,354.49	90.25%
PUD	1,745	123,132,243.26	18.38	70,562.89	91.24
Condominium	1,136	58,546,282.15	8.74	51,537.22	93.67
2-4 Family	996	67,248,726.99	10.04	67,518.80	89.40
Townhouse	4	158,167.82	0.02	39,541.96	94.41
Hi-Rise Condo	167	11,597,322.38	1.73	69,445.04	88.76
Total / Weighted Average:	9,950	$670,012,917.51	100.00%	$67,337.98	90.62%

Geographic Distribution for the HELOCs

Geographic Distribution	Number of Mortgage Loans	Principal Balance ($)	Percentage of Total Mortgage Loans (%)	Average Principal Balance ($)	Weighted Average Combined Loan-to-Value Ratio (%)
California	4,483	$366,820,431.24	54.75%	$81,824.77	89.95%
New York	569	44,701,471.31	6.67	78,561.46	88.99
Florida	801	40,497,696.67	6.04	50,558.92	90.68
Washington	643	34,746,977.67	5.19	54,038.85	91.87
Maryland	325	22,137,216.49	3.30	68,114.51	94.46
Virginia	303	20,731,024.47	3.09	68,419.22	93.42
Arizona	393	19,733,551.53	2.95	50,212.60	90.22
Nevada	329	19,422,743.99	2.90	59,035.70	91.33
New Jersey	266	15,113,020.45	2.26	56,815.87	92.49
Oregon	229	14,246,924.40	2.13	62,213.64	90.37
OTHER	1,609	71,861,859.29	10.73	44,662.44	91.99
Total / Weighted Average:	9,950	$670,012,917.51	100.00%	$67,337.98	90.62%

Range of Credit Scores for the HELOCs

Range of Credit Scores	Number of Mortgage Loans	Principal Balance ($)	Percentage of Total Mortgage Loans (%)	Average Principal Balance ($)	Weighted Average Combined Loan-to-Value Ratio (%)
620 - 639	49	$3,328,663.27	0.50%	$67,931.90	88.25%
640 - 659	958	63,747,238.36	9.51	66,542.00	87.91
660 - 679	2,125	159,378,541.60	23.79	75,001.67	92.04
680 - 699	2,011	139,794,111.65	20.86	69,514.72	91.32
700 - 719	1,691	112,808,917.51	16.84	66,711.36	90.46
720 - 739	1,234	79,126,597.39	11.81	64,122.04	90.52
740 - 759	822	50,443,218.99	7.53	61,366.45	90.42
760 - 779	618	36,759,734.20	5.49	59,481.77	88.48
780 - 799	335	18,912,732.30	2.82	56,455.92	89.01
800 - 819	105	5,643,771.70	0.84	53,750.21	90.91
820 - 839	2	69,390.54	0.01	34,695.27	89.98
Total / Weighted Average:	9,950	$670,012,917.51	100.00%	$67,337.98	90.62%

Range of Credit Limits for the HELOCs

Range of Credit Limits ($)	Number of Mortgage Loans	Principal Balance ($)	Percentage of Total Mortgage Loans (%)	Average Principal Balance ($)	Weighted Average Combined Loan-to-Value Ratio (%)
0.00 - 19,999.99	662	$9,340,031.95	1.39%	$14,108.81	90.08%
20,000.00 - 39,999.99	2,284	66,105,061.29	9.87	28,942.67	90.51
40,000.00 - 59,999.99	2,110	97,626,505.71	14.57	46,268.49	91.13
60,000.00 - 79,999.99	1,604	102,819,430.39	15.35	64,101.89	92.31
80,000.00 - 99,999.99	896	74,911,177.38	11.18	83,606.22	94.14
100,000.00 - 119,999.99	817	77,018,769.60	11.50	94,270.22	91.73
120,000.00 - 139,999.99	476	57,299,218.27	8.55	120,376.51	94.87
140,000.00 - 159,999.99	369	49,214,508.50	7.35	133,372.65	92.00
160,000.00 - 179,999.99	183	28,051,584.87	4.19	153,287.35	91.78
180,000.00 - 199,999.99	123	20,645,043.93	3.08	167,845.89	90.41
200,000.00 - 219,999.99	246	39,219,813.26	5.85	159,430.14	81.92
220,000.00 - 239,999.99	23	4,853,527.77	0.72	211,022.95	87.40
240,000.00 - 259,999.99	46	9,352,464.29	1.40	203,314.44	79.69
260,000.00 - 279,999.99	9	2,246,474.03	0.34	249,608.23	88.52
280,000.00 - 299,999.99	12	2,595,379.43	0.39	216,281.62	90.18
300,000.00 - 319,999.99	39	9,160,303.13	1.37	234,879.57	77.29
320,000.00 - 339,999.99	4	1,078,880.54	0.16	269,720.14	79.15
340,000.00 - 359,999.99	4	1,354,104.78	0.20	338,526.20	80.43
360,000.00 - 379,999.99	3	1,104,472.42	0.16	368,157.47	81.43
380,000.00 - 399,999.99	7	2,709,808.72	0.40	387,115.53	85.74
400,000.00 - 419,999.99	8	2,566,821.48	0.38	320,852.69	72.74
420,000.00 - 439,999.99	1	226,095.00	0.03	226,095.00	100.00
440,000.00 - 459,999.99	2	367,600.00	0.05	183,800.00	83.86
500,000.00 - 519,999.99	19	8,202,734.53	1.22	431,722.87	68.88
600,000.00 - 619,999.99	1	494,106.24	0.07	494,106.24	62.34
700,000.00 - 719,999.99	1	700,000.00	0.10	700,000.00	100.00
740,000.00 - 759,999.99	1	749,000.00	0.11	749,000.00	49.88
Total / Weighted Average:	9,950	$670,012,917.51	100.00%	$67,337.98	90.62%

Range of Credit Limit Utilization Rates for the HELOCs

Range of Credit Limit Utilization Rates (%)	Number of Mortgage Loans	Principal Balance ($)	Percentage of Total Mortgage Loans (%)	Average Principal Balance ($)	Weighted Average Combined Loan-to-Value Ratio (%)
0.01 - 10.00	167	$574,520.15	0.09%	$3,440.24	79.14%
10.01 - 20.00	67	1,163,515.22	0.17	17,365.90	76.26
20.01 - 30.00	112	2,836,771.85	0.42	25,328.32	77.72
30.01 - 40.00	130	5,006,230.73	0.75	38,509.47	77.39
40.01 - 50.00	142	6,332,373.62	0.95	44,594.18	77.57
50.01 - 60.00	145	8,260,521.14	1.23	56,969.11	80.75
60.01 - 70.00	156	8,485,082.76	1.27	54,391.56	80.41
70.01 - 80.00	200	14,656,053.33	2.19	73,280.27	82.40
80.01 - 90.00	227	18,139,007.51	2.71	79,907.52	83.31
90.01 and greater	8,604	604,558,841.20	90.23	70,264.86	91.66
Total / Weighted Average:	9,950	$670,012,917.51	100.00%	$67,337.98	90.62%

Range of Gross Margins for the HELOCs

Range of Gross Margins (%)	Number of Mortgage Loans	Principal Balance ($)	Percentage of Total Mortgage Loans (%)	Average Principal Balance ($)	Weighted Average Combined Loan-to-Value Ratio (%)
0.000 - 0.499	564	$40,286,299.48	6.01%	$71,429.61	85.10%
0.500 - 0.999	1,098	76,140,930.76	11.36	69,345.11	83.05
1.000 - 1.499	883	64,580,469.13	9.64	73,137.56	85.83
1.500 - 1.999	1,471	119,640,894.14	17.86	81,333.03	91.63
2.000 - 2.499	1,721	121,279,719.41	18.10	70,470.49	91.97
2.500 - 2.999	1,762	118,738,580.64	17.72	67,388.52	94.43
3.000 - 3.499	1,351	68,266,535.02	10.19	50,530.37	93.45
3.500 - 3.999	653	37,457,254.50	5.59	57,361.80	93.77
4.000 - 4.499	270	13,215,342.94	1.97	48,945.71	92.62
4.500 - 4.999	109	6,457,320.07	0.96	59,241.47	93.22
5.000 - 5.499	55	3,132,102.72	0.47	56,947.32	94.82
5.500 - 5.999	11	591,258.50	0.09	53,750.77	93.92
6.000 - 6.499	2	226,210.20	0.03	113,105.10	96.54
Total / Weighted Average:	9,950	$670,012,917.51	100.00%	$67,337.98	90.62%

Range of Current Loan Rates for the HELOCs

Range of Current Loan Rates (%)	Number of Mortgage Loans	Principal Balance ($)	Percentage of Total Mortgage Loans (%)	Average Principal Balance ($)	Weighted Average Combined Loan-to-Value Ratio (%)
5.000 - 5.499	51	$4,115,912.71	0.61%	$80,704.17	86.99%
8.000 - 8.499	223	14,865,291.76	2.22	66,660.50	80.31
8.500 - 8.999	928	70,290,213.26	10.49	75,743.76	83.75
9.000 - 9.499	963	67,658,672.06	10.10	70,258.23	84.99
9.500 - 9.999	1,041	75,450,177.26	11.26	72,478.56	87.91
10.000 - 10.499	1,562	125,549,883.25	18.74	80,377.65	93.11
10.500 - 10.999	2,080	131,592,846.91	19.64	63,265.79	92.85
11.000 - 11.499	1,298	88,747,053.16	13.25	68,372.15	95.28
11.500 - 11.999	1,047	54,194,784.59	8.09	51,761.97	92.88
12.000 - 12.499	470	23,133,833.45	3.45	49,220.92	92.70
12.500 - 12.999	179	8,125,821.51	1.21	45,395.65	92.78
13.000 - 13.499	81	4,854,751.67	0.72	59,935.21	95.80
13.500 - 13.999	18	792,751.95	0.12	44,041.78	92.00
14.000 - 14.499	8	562,713.77	0.08	70,339.22	95.26
14.500 - 14.999	1	78,210.20	0.01	78,210.20	90.00
Total / Weighted Average:	9,950	$670,012,917.51	100.00%	$67,337.98	90.62%

Range of Maximum Loan Rates for the HELOCs

Range of Maximum Loan Rates (%)	Number of Mortgage Loans	Principal Balance ($)	Percentage of Total Mortgage Loans (%)	Average Principal Balance ($)	Weighted Average Combined Loan-to-Value Ratio (%)
12.000 - 13.999	5	$782,244.59	0.12%	$156,448.92	89.02%
18.000 - 19.999	9,945	669,230,672.92	99.88	67,293.18	90.62
Total / Weighted Average:	9,950	$670,012,917.51	100.00%	$67,337.98	90.62%

Original Term for the HELOCs

Original Term (months)	Number of Mortgage Loans	Principal Balance ($)	Percentage of Total Mortgage Loans (%)	Average Principal Balance ($)	Weighted Average Combined Loan-to-Value Ratio (%)
180	9,128	$612,146,850.19	91.36%	$67,062.54	91.56%
300	822	57,866,067.32	8.64	70,396.68	80.71
Total / Weighted Average:	9,950	$670,012,917.51	100.00%	$67,337.98	90.62%

Range of Remaining Term for the HELOCs

Range of Remaining Term (months)	Number of Mortgage Loans	Principal Balance ($)	Percentage of Total Mortgage Loans (%)	Average Principal Balance ($)	Weighted Average Combined Loan-to-Value Ratio (%)
120 and Less	11	$336,125.71	0.05%	$30,556.88	71.92%
121 - 240	9,118	611,872,892.01	91.32	67,106.04	91.57
241 - 360	821	57,803,899.79	8.63	70,406.70	80.71
Total / Weighted Average:	9,950	$670,012,917.51	100.00%	$67,337.98	90.62%

Original Draw Period for the HELOCs

Original Draw Period (months)	Number of Mortgage Loans	Principal Balance ($)	Percentage of Total Mortgage Loans (%)	Average Principal Balance ($)	Weighted Average Combined Loan-to-Value Ratio (%)
60	9,128	$612,146,850.19	91.36%	$67,062.54	91.56%
120	22	833,474.94	0.12	37,885.22	88.74
180	800	57,032,592.38	8.51	71,290.74	80.59
Total / Weighted Average:	9,950	$670,012,917.51	100.00%	$67,337.98	90.62%

Original Repayment Period for the HELOCs

Original Repayment Period (months)	Number of Mortgage Loans	Principal Balance ($)	Percentage of Total Mortgage Loans (%)	Average Principal Balance ($)	Weighted Average Combined Loan-to-Value Ratio (%)
120	9,928	$669,179,442.57	99.88%	$67,403.25	90.62%
180	22	833,474.94	0.12	37,885.22	88.74
Total / Weighted Average:	9,950	$670,012,917.51	100.00%	$67,337.98	90.62%

Range of Remaining Draw Period for the HELOCs

Range of Remaining Draw Period (months)	Number of Mortgage Loans	Principal Balance ($)	Percentage of Total Mortgage Loans (%)	Average Principal Balance ($)	Weighted Average Combined Loan-to-Value Ratio (%)
60 and Less	9,128	$612,146,850.19	91.36%	$67,062.54	91.56%
61 - 120	23	895,642.47	0.13	38,940.98	87.82
121 - 180	799	56,970,424.85	8.50	71,302.16	80.59
Total / Weighted Average:	9,950	$670,012,917.51	100.00%	$67,337.98	90.62%

Lien Position for the HELOCs

Lien Position	Number of Mortgage Loans	Principal Balance ($)	Percentage of Total Mortgage Loans (%)	Average Principal Balance ($)	Weighted Average Combined Loan-to-Value Ratio (%)
First Lien	3	$272,929.08	0.04%	$90,976.36	47.61%
Second Lien	9,947	669,739,988.43	99.96	67,330.85	90.64
Total / Weighted Average:	9,950	$670,012,917.51	100.00%	$67,337.98	90.62%

Documentation Programs for the HELOCs

Documentation Program	Number of Mortgage Loans	Principal Balance ($)	Percentage of Total Mortgage Loans (%)	Average Principal Balance ($)	Weighted Average Combined Loan-to-Value Ratio (%)
Stated Income	8,908	$612,164,566.47	91.37%	$68,720.76	90.74%
Full/Alternative	817	44,417,727.81	6.63	54,366.86	87.70
No Ratio	9	434,958.48	0.06	48,328.72	92.72
No Income/No Asset	45	3,032,116.31	0.45	67,380.36	97.39
Stated/Stated	167	9,673,572.73	1.44	57,925.59	94.26
Limited	4	289,975.71	0.04	72,493.93	90.74
Total / Weighted Average:	9,950	$670,012,917.51	100.00%	$67,337.98	90.62%

Initial Periodic Rate Caps for the HELOCs

Initial Periodic Rate Cap	Number of Mortgage Loans	Principal Balance ($)	Percentage of Total Mortgage Loans (%)	Average Principal Balance ($)	Weighted Average Combined Loan-to-Value Ratio (%)
None	9,950	$670,012,917.51	100.00%	$67,337.98	90.62%
Total / Weighted Average:	9,950	$670,012,917.51	100.00%	$67,337.98	90.62%

Subsequent Periodic Rate Caps for the HELOCs

Subsequent Periodic Rate Cap	Number of Mortgage Loans	Principal Balance ($)	Percentage of Total Mortgage Loans (%)	Average Principal Balance ($)	Weighted Average Combined Loan-to-Value Ratio (%)
None	9,950	$670,012,917.51	100.00%	$67,337.98	90.62%
Total / Weighted Average:	9,950	$670,012,917.51	100.00%	$67,337.98	90.62%

Index for the HELOCs

Index	Number of Mortgage Loans	Principal Balance ($)	Percentage of Total Mortgage Loans (%)	Average Principal Balance ($)	Weighted Average Combined Loan-to-Value Ratio (%)
Prime	9,950	$670,012,917.51	100.00%	$67,337.98	90.62%
Total / Weighted Average:	9,950	$670,012,917.51	100.00%	$67,337.98	90.62%

Months to Next Rate Adjustment for the HELOCs

Months to Next Rate Adjustment (months)	Number of Mortgage Loans	Principal Balance ($)	Percentage of Total Mortgage Loans (%)	Average Principal Balance ($)	Weighted Average Combined Loan-to-Value Ratio (%)
1	9,950	$670,012,917.51	100.00%	$67,337.98	90.62%
Total / Weighted Average:	9,950	$670,012,917.51	100.00%	$67,337.98	90.62%

Debt-to-Income Ratio for the HELOCs

Debt-to-Income Ratio (%)	Number of Mortgage Loans	Principal Balance ($)	Percentage of Total Mortgage Loans (%)	Average Principal Balance ($)	Weighted Average Combined Loan-to-Value Ratio (%)
N/A	54	$3,467,074.79	0.52%	$64,205.09	96.81%
0.01 - 10.00	19	939,137.92	0.14	49,428.31	91.48
10.01 - 20.00	228	10,880,272.00	1.62	47,720.49	85.52
20.01 - 30.00	1,299	74,393,191.19	11.10	57,269.59	89.38
30.01 - 40.00	5,501	367,829,561.34	54.90	66,865.94	91.74
40.01 - 50.00	2,833	211,117,074.19	31.51	74,520.68	89.32
50.01 - 55.00	14	1,240,437.24	0.19	88,602.66	86.06
55.01 - 60.00	2	146,168.84	0.02	73,084.42	64.43
Total / Weighted Average:	9,950	$670,012,917.51	100.00%	$67,337.98	90.62%

12 Month Delinquency History for the Scratch and Dent HELOCs

12 Month Delinquency History	Number of Mortgage Loans	Principal Balance ($)	Percentage of Total Mortgage Loans (%)	Average Principal Balance ($)	Weighted Average Combined Loan-to-Value Ratio (%)
Non-Scratch and Dent	9,283	$626,057,230.84	93.44%	$67,441.26	90.87%
0 x 30	218	13,545,030.87	2.02	62,133.17	85.18
1 x 30	379	25,980,208.27	3.88	68,549.36	88.23
2 x 30	47	2,509,518.15	0.37	53,394.00	89.18
3 x 30	9	558,389.82	0.08	62,043.31	82.36
1 x 60	9	1,138,037.60	0.17	126,448.62	77.85
2 x 60	3	188,701.96	0.03	62,900.65	91.92
3 x 60	2	35,800.00	0.01	17,900.00	90.00
Total / Weighted Average:	9,950	$670,012,917.51	100.00%	$67,337.98	90.62%

Scratch and Dent Reasons for the HELOCs

Scratch and Dent Reason	Number of Mortgage Loans	Principal Balance ($)	Percentage of Total Mortgage Loans (%)	Average Principal Balance ($)	Weighted Average Combined Loan-to-Value Ratio (%)
Non-Scratch and Dent	9,283	$626,057,230.84	93.44%	$67,441.26	90.87%
Appraisal	2	158,967.69	0.02	79,483.85	86.66
Compliance	2	47,924.62	0.01	23,962.31	94.89
Credit	4	155,365.13	0.02	38,841.28	89.99
Documentation	4	387,635.06	0.06	96,908.77	85.39
Delinquency	598	40,350,923.36	6.02	67,476.46	86.96
Employment/Income	2	56,147.91	0.01	28,073.96	89.99
Occupancy	26	1,565,628.31	0.23	60,216.47	87.11
Title/Escrow	1	58,700.00	0.01	58,700.00	94.98
Other	28	1,174,394.59	0.18	41,942.66	88.11
Total / Weighted Average:	9,950	$670,012,917.51	100.00%	$67,337.98	90.62%

ANNEX I

GLOBAL CLEARANCE, SETTLEMENT, AND TAX
DOCUMENTATION PROCEDURES

Except under limited circumstances, the globally offered Bear Stearns Asset Backed Securities I LLC, Greenpoint Mortgage Funding Trust 2007-HE1 Mortgage-Backed Notes, Series 2007-HE1, which are referred to as the global securities, will be available only in book-entry form. Investors in the global securities may hold interests in these global securities through any of DTC, Clearstream or Euroclear. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding interests in global securities through Clearstream and Euroclear will be conducted in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice. Secondary market trading between investors holding interests in global securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between investors holding interests in global securities through Clearstream or Euroclear and investors holding interests in global securities through DTC participants will be effected on a delivery-against-payment basis through the respective depositories of Clearstream and Euroclear, in such capacity, and other DTC participants.

Although DTC, Euroclear and Clearstream are expected to follow the procedures described below in order to facilitate transfers of interests in the global securities among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or continue to perform those procedures, and those procedures may be discontinued at any time. Neither the depositor, the master servicer, the securities administrator nor the indenture trustee will have any responsibility for the performance by DTC, Euroclear and Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their obligations.

Non-U.S. holders of global securities will be subject to U.S. withholding taxes unless those holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

The global securities will be registered in the name of Cede & Co. as nominee of DTC. Investors’ interests in the global securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. Clearstream and Euroclear will hold positions on behalf of their participants through their respective depositories, which in turn will hold such positions in accounts as DTC participants.

Investors electing to hold interests in global securities through DTC participants, rather than through Clearstream or Euroclear accounts, will be subject to the settlement practices applicable to similar issues of mortgage-backed notes. Investors’ securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold interests in global securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Interests in global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Transfers between DTC Participants. Secondary market trading between DTC participants will be settled using the DTC procedures applicable to similar issues of note interest Notes in same-day funds.

Transfers between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream participants or Euroclear participants and/or investors holding interests in global securities through them will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Transfers between DTC Seller and Clearstream or Euroclear Purchaser. When interests in global securities are to be transferred on behalf of a seller from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant for a purchaser, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or the Euroclear operator will instruct its respective depository to receive an interest in the global securities against payment. Payment will include interest accrued on the global securities from and including the last payment date to but excluding the settlement date. Payment will then be made by the respective depository to the DTC participant’s account against delivery of an interest in the global securities. After this settlement has been completed, the interest will be credited to the respective clearing system, and by the clearing system, in accordance with its usual procedures, to the Clearstream participant’s or Euroclear participant’s account. The credit of this interest will appear on the next business day and the cash debit will be back-valued to, and the interest on the global securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed through DTC on the intended value date, i.e., the trade fails, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

Clearstream participants and Euroclear participants will need to make available to the respective clearing system the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement from cash on hand, in which case the Clearstream participants or Euroclear participants will take on credit exposure to Clearstream or the Euroclear operator until interests in the global securities are credited to their accounts one day later.

As an alternative, if Clearstream or the Euroclear operator has extended a line of credit to them, Clearstream participants or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon. Under this procedure, Clearstream participants or Euroclear participants receiving interests in global securities for purchasers would incur overdraft charges for one day, to the extent they cleared the overdraft when interests in the global securities were credited to their accounts. However, interest on the global securities would accrue from the value date. Therefore, the investment income on the interest in the global securities earned during that one-day period would tend to offset the amount of these overdraft charges, although this result will depend on each Clearstream participant’s or Euroclear participant’s particular cost of funds.

Since the settlement through DTC will take place during New York business hours, DTC participants are subject to DTC procedures for transferring interests in global securities to the respective depository of Clearstream or Euroclear for the benefit of Clearstream participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the sponsor settling the sale through a DTC participant, a cross-market transaction will settle no differently than a sale to a purchaser settling through a DTC participant.

Finally, intra-day traders that use Clearstream participants or Euroclear participants to purchase interests in global securities from DTC participants or sellers settling through them for delivery to Clearstream participants or Euroclear participants should note that these trades will automatically fail on the sale side unless affirmative action is taken. At least three techniques should be available to eliminate this potential condition:

•
borrowing interests in global securities through Clearstream or Euroclear for one day, until the purchase side of the intra-day trade is reflected in the relevant Clearstream or Euroclear accounts, in accordance with the clearing system’s customary procedures;

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borrowing interests in global securities in the United States from a DTC participant no later than one day prior to settlement, which would give sufficient time for such interests to be reflected in the relevant Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

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staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear participant.

Transfers between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream participants and Euroclear participants may employ their customary procedures for transactions in which interests in global securities are to be transferred by the respective clearing system, through the respective depository, to a DTC participant. The seller will send instructions to Clearstream or the Euroclear operator through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct its respective depository, to credit an interest in the global securities to the DTC participant’s account against payment. Payment will include interest accrued on the global securities from and including the last payment date to but excluding the settlement date. The payment will then be reflected in the account of the Clearstream participant or Euroclear participant the following business day, and receipt of the cash proceeds in the Clearstream participant’s or Euroclear participant’s account would be back-valued to the value date, which would be the preceding day, when settlement occurred through DTC in New York. If settlement is not completed on the intended value date, i.e., the trade fails, receipt of the cash proceeds in the Clearstream participant’s or Euroclear participant’s account would instead be valued as of the actual settlement date.

Certain U.S. Federal Income Tax Documentation Requirements

A beneficial owner who is an individual or corporation holding the global security on its own behalf of global securities holding securities through Clearstream or Euroclear, or through DTC if the holder has an address outside the U.S., will be subject to the 30% U.S. withholding tax that typically applies to payments of interest, including original issue discount, on registered debt issued by U.S. persons, unless:

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each clearing system, bank or other institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner or a foreign corporation or foreign trust and the U.S. entity required to withhold tax complies with applicable certification requirements; and

•	the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

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Exemption for Non-U.S. Persons—Form W-8BEN. Beneficial holders of global securities that are Non-U.S. persons generally can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN, or Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding. Non-U.S. persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form W-8BEN. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of the change.

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Exemption for Non-U.S. persons with effectively connected income—Form W-8ECI. A Non-U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI, or Certificate of Foreign Person’s Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States.

•	Exemption for U.S. Persons—Form W-9. U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9, or Payer’s Request for Taxpayer Identification Number and Certification.

U.S. Federal Income Tax Reporting Procedure. The holder of a global security or, in the case of a Form W-8BEN or Form W-8ECI filer, his agent, files by submitting the appropriate form to the person through whom it holds the security—the clearing agency, in the case of persons holding directly on the books of the clearing agency. Form W-8BEN and Form W-8ECI generally are effective until the third succeeding calendar year from the date the form is signed. However, the W-8BEN and W-8ECI with a taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the withholding agent reports at least annually to the beneficial owner on Form 1042-S. The term “U.S. person” means:

•	a citizen or resident of the United States;

•
a corporation, partnership or other entity treated as a corporation or a partnership for United States federal income tax purposes, organized in or under the laws of the United States or any state thereof, including for this purpose the District of Columbia, unless, in the case of a partnership, future Treasury regulations provide otherwise;

•	an estate that is subject to U.S. federal income tax regardless of the source of its income; or

•
a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

If the information shown on Form W-8BEN or Form W-8ECI changes, a new Form W-8BEN or Form W-8ECI, as applicable, must be filed within 30 days of the change. Certain trusts not described in the final bullet of the preceding sentence in existence on August 20, 1996 that elect to be treated as a United States Person will also be a U.S. person. The term “Non-U.S. person” means any person who is not a U.S. person. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the global securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the global securities